Exhibit 10.4

Execution Version

SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

dated as of October 24, 2012

among

IMS HEALTH INCORPORATED,

as a Borrower and a Guarantor,

IMS AG,

as a Borrower,

IMS JAPAN K.K.,

as a Borrower,

HEALTHCARE TECHNOLOGY INTERMEDIATE HOLDINGS, INC.,

as a Guarantor,

CERTAIN SUBSIDIARIES OF IMS HEALTH INCORPORATED,

as Guarantors,

VARIOUS LENDERS,

BANK OF AMERICA, N.A.

and

GOLDMAN SACHS LENDING PARTNERS LLC

as Joint Lead Arrangers and Joint Lead Bookrunners

BANK OF AMERICA, N.A.,

as Administrative Agent, Collateral Agent,

Swing Line Lender and Issuing Bank

GOLDMAN SACHS LENDING PARTNERS LLC,

as Syndication Agent,

BARCLAYS BANK PLC

DEUTSCHE BANK SECURITIES INC.

HSBC SECURITIES (USA) INC.

JPMORGAN CHASE BANK, N.A.

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

and

FIFTH THIRD BANK

MIZUHO CORPORATE BANK, LTD.

RBC CAPITAL MARKETS

SUNTRUST BANK,

as Senior Managing Agents

Senior Secured Credit Facilities

i

2.23.	Incremental Facilities.	90

2.24.	Refinancing Amendments.	91

2.25.	Extensions of Revolving Loans and Revolving Commitments.	92

2.26.	Extension of Term Loans.	94

SECTION 3. CONDITIONS PRECEDENT		95

3.1.	Second Restatement Effective Date.	95

3.2.	Conditions to Each Credit Extension.	96

SECTION 4. REPRESENTATIONS AND WARRANTIES		96

4.1.	Organization; Requisite Power and Authority; Qualification.	96

4.2.	Equity Interests and Ownership.	97

4.3.	Due Authorization.	97

4.4.	No Conflict.	97

4.5.	Governmental Consents.	97

4.6.	Binding Obligation.	97

4.7.	Historical Financial Statements.	97

4.8.	Projections.	98

4.9.	No Material Adverse Change.	98

4.10.	Adverse Proceedings, Etc.	98

4.11.	Taxes.	98

4.12.	Properties.	98

4.13.	Environmental Matters.	98

4.14.	No Defaults.	99

4.15.	Governmental Regulation.	99

4.16.	Margin Stock.	99

4.17.	Employee Matters.	99

4.18.	Employee Benefit Plans.	99

4.19.	Certain Fees.	100

4.20.	Solvency.	100

4.21.	Creation, Perfection, Etc.	100

4.22.	Compliance with Statutes, Etc.	100

4.23.	Disclosure.	100

4.24.	First Lien Senior Indebtedness.	101

4.25.	PATRIOT Act.	101

4.26.	Related Agreements.	101

SECTION 5. AFFIRMATIVE COVENANTS		101

5.1.	Financial Statements and Other Reports.	101

5.2.	Existence.	104

5.3.	Payment of Taxes and Claims.	104

5.4.	Maintenance of Properties.	104

-ii-

5.5.	Insurance.	104

5.6.	Books and Records; Inspections.	104

5.7.	Lenders Meetings.	105

5.8.	Compliance with Laws.	105

5.9.	Environmental.	105

5.10.	Subsidiaries.	106

5.11.	Additional Material Real Estate Assets.	106

5.12.	Interest Rate Protection.	107

5.13.	Further Assurances.	107

5.14.	Miscellaneous Covenants.	107

5.15.	Designation of Restricted and Unrestricted Subsidiaries.	107

5.16.	Intentionally Omitted.	108

5.17.	Swiss Withholding Tax Rules.	108

SECTION 6. NEGATIVE COVENANTS		108

6.1.	Indebtedness.	108

6.2.	Liens.	113

6.3.	No Further Negative Pledges.	116

6.4.	Restricted Junior Payments.	117

6.5.	Restrictions on Subsidiary Distributions.	119

6.6.	Investments.	120

6.7.	Financial Covenants.	122

6.8.	Fundamental Changes; Dispositions.	123

6.9.	Disposal of Subsidiary Interests.	126

6.10.	Sales and Lease-Backs.	126

6.11.	Transactions with Affiliates.	126

6.12.	Conduct of Business.	128

6.13.	Permitted Activities of Holdings.	128

6.14.	Amendments or Waivers of Organizational Documents and Certain Related Agreements.	128

6.15.	Amendments or Waivers with respect to Certain Indebtedness.	128

6.16.	Fiscal Year.	128

SECTION 7. GUARANTY		129

7.1.	Guaranty of the Obligations.	129

7.2.	Contribution by Guarantors.	129

7.3.	Payment by Guarantors.	129

7.4.	Liability of Guarantors Absolute.	130

7.5.	Waivers by Guarantors.	131

7.6.	Guarantors’ Rights of Subrogation, Contribution, Etc.	132

7.7.	Subordination of Other Obligations.	132

7.8.	Continuing Guaranty.	132

-iii-

7.9.	Authority of Guarantors or Borrowers.	133

7.10.	Financial Condition of Parent Borrower.	133

7.11.	Bankruptcy, Etc.	133

7.12.	Discharge of Guaranty upon Sale or Designation of Guarantor Subsidiary.	133

SECTION 8. EVENTS OF DEFAULT		134

8.1.	Events of Default.	134

8.2.	Parent Borrower’s Right to Cure.	136

SECTION 9. AGENTS		137

9.1.	Appointment and Authority.	137

9.2.	Rights as a Lender.	137

9.3.	Exculpatory Provisions.	137

9.4.	Reliance by Administrative Agent.	138

9.5.	Delegation of Duties.	138

9.6.	Resignation of Administrative Agent.	138

9.7.	Non-Reliance on Agents and Other Lenders.	139

9.8.	No Other Duties, Etc.	139

9.9.	Collateral and Guaranty Matters.	139

9.10.	Lenders’ Representations, Warranties and Acknowledgment.	140

9.11.	Right to Indemnity.	140

9.12.	Withholding Taxes.	140

9.13.	Administrative Agent May File Proofs of Claim.	141

SECTION 10. MISCELLANEOUS		141

10.1.	Notices.	141

10.2.	Expenses.	142

10.3.	Indemnity.	143

10.4.	Set-Off.	144

10.5.	Amendments and Waivers.	144

10.6.	Successors and Assigns; Participations.	146

10.7.	Independence of Covenants.	150

10.8.	Survival of Representations, Warranties and Agreements.	150

10.9.	No Waiver; Remedies Cumulative.	151

10.10.	Marshalling; Payments Set Aside.	151

10.11.	Severability.	151

10.12.	Obligations Several; Independent Nature of Lenders’ Rights.	151

10.13.	Headings.	151

10.14.	APPLICABLE LAW.	151

10.15.	CONSENT TO JURISDICTION.	151

10.16.	WAIVER OF JURY TRIAL.	152

10.17.	Confidentiality.	152

-iv-

10.18.	Usury Savings Clause.	153

10.19.	Counterparts.	153

10.20.	Effectiveness; Entire Agreement.	153

10.21.	PATRIOT Act.	153

10.22.	Electronic Execution of Assignments.	154

10.23.	No Fiduciary Duty.	154

10.24.	Judgment Currency.	154

APPENDICES:

A	Revolving Commitments
B	Notice Addresses

SCHEDULES:

6.1	Certain Indebtedness
6.2	Certain Liens
6.6	Certain Investments
6.11	Certain Affiliate Transactions

-v-

SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of October 24, 2012, is entered into by and among IMS HEALTH INCORPORATED, a Delaware corporation (“Parent Borrower”), HEALTHCARE TECHNOLOGY INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), IMS AG, a Swiss corporation and a subsidiary of Parent Borrower (“Swiss Subsidiary Borrower”), IMS JAPAN K.K., a Japanese stock corporation (kabushiki kaisha) and a subsidiary of Parent Borrower (“Japanese Subsidiary Borrower”; and together with Parent Borrower and Swiss Subsidiary Borrower, each a “Borrower” and collectively, “Borrowers”), CERTAIN SUBSIDIARIES OF PARENT BORROWER, as Guarantors, the Lenders party hereto from time to time, BANK OF AMERICA, N.A. and GOLDMAN SACHS LENDING PARTNERS LLC (“GSLP”), as Joint Lead Arrangers and Joint Lead Bookrunners, BANK OF AMERICA, N.A., as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”) and as Collateral Agent (together with its permitted successors in such capacity, “Collateral Agent”), Swing Line Lender and Issuing Bank, GOLDMAN SACHS LENDING PARTNERS LLC, as Syndication Agent (in such capacity, “Syndication Agent”), and each of BARCLAYS BANK PLC (“Barclays Capital”), DEUTSCHE BANK SECURITIES INC. (“DB”), HSBC SECURITIES (USA) INC. (“HSBC Securities”), JPMORGAN CHASE BANK, N.A. (“JPM”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells”), as Co-Documentation Agent (in such capacities, “Co-Documentation Agents”).

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, Borrowers and Holdings were party to that certain Credit and Guaranty Agreement, dated as of February 26, 2010 (as amended, supplemented or otherwise modified from time to time prior to the First Restatement Effective Date, the “Original Credit Agreement”), with the lenders party thereto from time to time (the “Original Lenders”) and Bank of America, N.A., as administrative agent, collateral agent, swingline lender and issuing bank and the other agents party thereto, pursuant to which the Original Lenders extended or committed to extend certain credit facilities to Borrowers;

WHEREAS, Borrowers, Holdings, the Administrative Agent and the lenders party thereto entered into the First Amendment, dated as of March 16, 2011 under which the Original Credit Agreement was amended and restated (as amended, supplemented or otherwise modified from time to time prior to the Second Restatement Effective Date, the “Amended and Restated Credit Agreement”);

WHEREAS, pursuant to that Amendment No. 1 to Amended and Restated Credit and Guaranty Agreement, dated as of October 24, 2012 (the “Amendment”), among Borrowers, Administrative Agent and the Lenders party thereto and upon satisfaction of the conditions set forth therein, the Amended and Restated Credit Agreement is being amended and restated in the form of this Agreement;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.	DEFINITIONS AND INTERPRETATION

1.1. Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“2010 Reduction Amount” as defined in Section 2.14(e).

“Acquisition” means the acquisition of Parent Borrower pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the Agreement and Plan of Merger, dated November 5, 2009, among Parent Borrower, Healthcare Technology Holdings, Inc. and Healthcare Technology Acquisition, Inc., together with all exhibits, schedules, documents, agreements, and instruments executed and delivered in connection therewith, as the same may be amended, or modified in accordance with the terms and provisions thereof.

“Acquisition Consideration” means the purchase consideration for any Permitted Acquisition paid by Holdings or any of its Subsidiaries (excluding any such consideration paid in the form of Equity Interests (other than Disqualified Stock) of Holdings or any direct or indirect parent thereof), whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and including any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; provided, that the Acquisition Consideration in respect of any Permitted Acquisition automatically shall be deemed to be reduced by the amount of any such deferred or contingent payments that cease to be payable by Holdings or any of its Subsidiaries under the terms of such Permitted Acquisition as of the date on which such amount ceases to be payable.

“Additional Refinancing Lender” means, at any time, any bank, financial institution or other institutional lender or investor (other than any such bank, financial institution or other institutional lender or investor that is a Lender at such time) that agrees to provide any portion of Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.24; provided that each Additional Refinancing Lender shall be subject to the consent of (i) Administrative Agent to the extent that such consent would be required under Section 10.6 (such consent not to be unreasonably withheld), and (ii) Parent Borrower.

“Additional Tranche B Dollar Term Lender” as defined in the Amendment.

“Additional Tranche B Euro Term Lender” as defined in the Amendment.

“Additional Tranche B Term Lender” as defined in the Amendment.

“Administrative Agent” as defined in the preamble hereto.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit P to the Original Credit Agreement or any other form approved by Administrative Agent.

“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened in writing against Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

“Affected Lender” as defined in Section 2.18(b).

“Affected Loans” as defined in Section 2.18(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) other than for purposes of the definition of “Change of Control”, to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Affiliated Lender” shall mean a Lender that is a Sponsor or Affiliate of a Sponsor (excluding, in each case, any Credit Party).

“Agent” means each of (a) Administrative Agent, (b) Syndication Agent, (c) Collateral Agent, (d) each Co-Documentation Agent, (e) the Arranger and (f) any other Person appointed under the Credit Documents to serve in an agent or similar capacity including, without limitation, any auction manager.

“Agent Affiliates” as defined in Section 10.1(b).

“Aggregate Amounts Due” as defined in Section 2.17.

“Aggregate Payments” as defined in Section 7.2.

“Agreement” means this Second Amended and Restated Credit and Guaranty Agreement, dated as of October 24, 2012, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Amended and Restated Credit Agreement” as defined in the recitals hereto.

“Amendment” as defined in the recitals hereto.

“Applicable Margin” means with respect to Revolving Loans, (i) from the First Restatement Effective Date until one Business Day after the date of delivery of the Compliance Certificate and the financial statements for the period ending March 31, 2011, the applicable percentage, per annum, set forth below determined by reference to Pricing Level 1; and (ii) thereafter, the applicable percentage, per annum, set forth below determined by reference to the Leverage Ratio as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 5.1(c):

Pricing Level	Leverage Ratio	Applicable Margin for Eurocurrency Rate Loans	Applicable Margin for Base Rate Loans
1	≥ 4.00:1.00	3.25%	2.25%
2	< 4.00:1.00 but ≥ 2.75:1.00	3.00%	2.00%
3	< 2.75:1.00	2.75%	1.75%

No change in the Applicable Margin shall be effective until one Business Day after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(c) calculating the Leverage Ratio. At any time Parent Borrower has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(c), the Applicable Margin shall be determined as if Pricing Level 1 shall have applied until one Business Day after the delivery of such information. Promptly upon receipt of the applicable information under Section 5.1(c), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin and the Applicable Revolving Commitment Fee Percentage in effect from such date. If at a time when this Agreement is in effect and unpaid Obligations under this Agreement are outstanding (other than Obligations under any Cash Management Agreement or Hedge Agreement and indemnities and other contingent obligations not yet due and payable), as a result of any restatement of or other adjustment to the financial statements of Holdings or Parent Borrower or for any other reason, Parent Borrower, Holdings or the Lenders determine that (i) the Leverage Ratio as calculated by Holdings as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the applicable Borrower shall immediately and retroactively be obligated to pay to Administrative Agent for the account of the applicable Lenders or Issuing Bank, as the case may be, promptly on demand by Administrative Agent (or, after the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically and without further action by Administrative Agent, any Lender or Issuing Bank), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; provided, that non-payment as a result of such inaccuracy shall not in any event be deemed retroactively to be an Event of Default pursuant to Section 8.1(a), and such amount payable shall be calculated without giving effect to any additional interest payable on overdue amounts under Section 2.10 if paid promptly on demand. Nothing in this paragraph shall limit the right of Administrative Agent, Issuing Bank or any Lender under Section 2.10 or Section 8.

Notwithstanding the foregoing, (x) the Applicable Margin in respect of Permitted Replacement Revolving Commitments or Extended Term Loans of any Extension Series or Permitted Replacement Revolving Commitments or Refinancing Term Loans of any Refinancing Series shall be the applicable percentages per annum provided pursuant to the relevant Permitted Replacement Revolving Amendment, Joinder Agreement, Extension Amendment or Refinancing Amendment, as the case may be and (y) the Applicable Margin of certain Loans shall be increased as, and to the extent, necessary to comply with the provisions of 2.23(e).

“Applicable Revolving Commitment Fee Percentage” means 0.75%.

“Applicable Time” means, with respect to any borrowings and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as reasonably determined by Administrative Agent or Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to Agents or to Lenders by means of electronic communications pursuant to Section 10.1(b).

“Arranger” means Goldman Sachs Lending Partners LLC, in its capacity as sole lead arranger under the Original Credit Agreement, each of the Restatement Arrangers and each of the Second Restatement Arrangers.

“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor) other than operating leases entered into in the ordinary course of business, sale and leaseback, assignment, conveyance, Specified IP Licenses, transfer or other disposition to, or any exchange of property with, any Person (other than Parent Borrower or any Guarantor Subsidiary), in one transaction or a series of related transactions, of all or any part of Holdings’ or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, or an issuance or sale of Equity Interests of any of Holdings’ Subsidiaries, other than any such disposition of assets or issuance or sale of Equity Interests in any transaction or series of related transactions with an aggregate Fair Market Value of less than $10,000,000.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit B to the Amended and Restated Credit Agreement, with such amendments or modifications as may be approved by Administrative Agent.

“Assignment Effective Date” as defined in Section 10.6(b).

“Attributable Debt” means, in respect of a sale and leaseback transaction, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended); provided, however, that if such sale and leaseback transaction results in a Capital Lease, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capital Lease”.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, vice president (or the equivalent thereof), chief financial officer or treasurer of such Person; provided that, at the request of Administrative Agent, (x) with respect to Holdings and its Domestic Subsidiaries, the secretary or assistant secretary of such Person shall have delivered an incumbency certificate to Administrative Agent as to the authority of such Authorized Officer and (y) with respect to Japanese Subsidiary Borrower, a director of such Person shall have delivered an incumbency certificate to Administrative Agent as to the authority of such Authorized Officer.

“Bank of America” means Bank of America, N.A. and its successors.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Barclays Capital” as defined in the preamble hereto.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) so long as such published rate is available, the rate of interest determined in accordance with clause (b) of the definition of “Eurocurrency Base Rate” plus 1.0%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding the foregoing, in no event shall the Base Rate with respect to any Tranche B Dollar Term Loan at any time be less than 2.25%.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficiary” means each Agent, Issuing Bank, Lender and Lender Counterparty.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Borrowers” as defined in the preamble hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where Administrative Agent’s Principal Office with respect to Obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person; provided, that for all purposes hereunder the amount of obligations under any Capital Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by Parent Borrower and its Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of Parent Borrower and its Subsidiaries.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Collateralize” as defined in Section 2.4(g).

“Cash Equivalents” means:

(1) United States dollars;

(2) (a) Pounds Sterling, Yen, Swiss Francs, Euros, or any national currency of any Participating Member State of the EMU; and

(b) such local currencies held by Parent Borrower or any Subsidiary from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the United States Government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the United States Government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-1 or A-1 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency), and in each case maturing within 24 months after the date of creation thereof;

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof rated at least P-1 by Moody’s or at least A-1 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency), with maturities of 24 months or less from the date of acquisition;

(9) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(10) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof rated at least P-1 by Moody’s or at least A-1 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency), with maturities of 24 months or less from the date of acquisition; and

(11) investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (10) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts. In the case of Investments by any Foreign Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (11) above.

“Cash Management Agreement” shall mean any agreement or arrangement to provide treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer (including automated clearing house fund transfer services) and other cash management services.

“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit F to the Original Credit Agreement.

“Change of Control” means the occurrence of any of the following after the Original Closing Date:

(i) prior to the first Qualified Public Offering to occur after the Original Closing Date, (x) Sponsors directly or indirectly cease to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) Capital Stock of Holdings representing more than 50% of the total voting power and economic power of all of the outstanding Capital Stock of Holdings (for avoidance of doubt, exclusive of debt securities which are convertible into Capital Stock until converted), or (y) TPG Group directly or indirectly ceases to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) Capital Stock of Holdings representing 33.33% or more of the total voting power and economic power of all of the outstanding Capital Stock of Holdings (for avoidance of doubt, exclusive of debt securities which are convertible into Capital Stock until converted); or

(ii) at any time on or after the first Qualified Public Offering to occur after the Original Closing Date, (A) Parent Borrower becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that both (x) any Person (other than any Sponsor) or Persons (other than any Sponsor) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), has acquired, directly or indirectly, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) 40% or more of the total voting power or economic power of all of the outstanding Capital Stock of Holdings (for avoidance of doubt, exclusive of debt securities which are convertible into Capital Stock until converted) and (y) the Sponsors do not directly or indirectly beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) a greater percentage of both the voting and economic power of all of such outstanding Capital Stock of Holdings than the Person or group referred to in the foregoing clause (ii)(x), or (B) during any period of twelve consecutive months, the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Holdings cease to be occupied by Persons who either (a) were members of the board of directors of Holdings on the Original Closing Date or (b) were nominated for election by the board of directors of Holdings, a majority of whom were directors on the Original Closing Date or whose election or nomination for election was previously approved by a majority of such directors, in each case other than any person whose initial nomination or appointment occurred as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors on the board of directors of Holdings (other than any such solicitation made by the board of directors of Holdings);

(iii) Parent Borrower shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Equity Interests of (x) the Japanese Subsidiary Borrower or (y) the Swiss Subsidiary Borrower (in each case, excluding any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable Law);

(iv) Holdings shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Equity Interests of Parent Borrower; or

(v) any “change of control” or similar event under the Senior Notes Indenture shall occur.

“Class” means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Tranche B Dollar Term Loan Exposure, (b) Lenders having Tranche B Euro Term Loan Exposure, (c) Lenders having U.S. Revolving Exposure (including Swing Line Lender), (d) Lenders having Japanese Revolving Exposure, (e) Lenders having Swiss/Multicurrency Revolving Exposure, (f) Lenders having New Term Loan Exposure of each applicable Series, (g) Lenders having Permitted Replacement Revolving Exposure, (h) Extending Term Lenders of each applicable Extension Series and (i) Refinancing Term Lenders of each applicable Refinancing Series, (ii) with respect to Loans, each of the following classes of Loans: (a) Tranche B Dollar Term Loans, (b) Tranche B Euro Term Loans, (c) U.S. Revolving Loans (including Swing Line Loans), (d) Japanese Revolving Loans, (e) Swiss/Multicurrency Revolving Loans, (f) each Series of New Term Loans, (g) Permitted Replacement Revolving Loans, (h) each Refinancing Series and (i) each Extension Series and (iii) with respect to Commitments, each of the following classes of Commitments: (a) Tranche B Dollar Term Loan Commitments, (b) Tranche B Euro Term Loan Commitments, (c) U.S. Revolving Commitments, (d) Japanese Revolving Commitments, (e) Swiss/Multicurrency Revolving Commitments, (f) each Series of New Term Loans, (g) Permitted Replacement Revolving Commitments, (h) Refinancing Term Commitments of each applicable Refinancing Series and (i) Extended Term Commitments of each applicable Extension Series.

“Co-Documentation Agents” as defined in the preamble hereto.

“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Documents” means the Pledge and Security Agreement, the Mortgages, the Intellectual Property Security Agreements, the Landlord Personal Property Collateral Access Agreements, if any, the Loss Sharing Agreement, the Foreign Collateral Documents and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, or to grant to Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Collateral Questionnaire” means the collateral disclosure schedule attached to the Pledge and Security Agreement that provides information with respect to the personal or mixed property of each Credit Party.

“Commitment” means any Revolving Commitment or Term Loan Commitment.

“Commitment Letter” as defined in Section 10.20.

“Commitment Parties” as defined in Section 10.20

“Commodity Agreement” means any agreement (including each confirmation pursuant to any master agreement) or transaction providing for one or more swaps, caps, collars, floors, futures, options, spots, forwards, derivative, any physical or financial commodity contracts or agreements, netting agreements, capacity agreements or commercial or trading agreements and any other similar agreements, each of which is for the purpose of hedging the commodity price exposure associated with the operations of any Credit Party or Subsidiary thereof and not for speculative purposes.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C to the Original Credit Agreement.

“Consent Solicitation and Exchange Offer” means the consent solicitation and exchange offer as set forth in the offering circular and consent solicitation statement dated October 10, 2012 relating to the Senior Exchange Notes.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for Parent Borrower and its Subsidiaries on a consolidated basis equal to Consolidated Net Income:

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise, excise or similar taxes paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(b) total interest expense for such period net of interest income, plus bank fees and costs of surety bonds in connection with financing activities, to the extent the same was deducted (and not added back) in calculating Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d) any fees, expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Investment permitted by Section 6.6, Asset Sale or other disposition permitted by Section 6.8, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the incurrence of the Indebtedness under the Original Credit Agreement, the issuance of the Senior Notes, the First Restatement Transactions and the Second Restatement Transactions), or refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of this Agreement and the Senior

Notes Indenture), including in each case, any such transaction consummated prior to the Original Closing Date and any such transaction undertaken but not completed, and any nonrecurring charges and costs incurred in connection with acquisitions or mergers after the Original Closing Date, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charges, accruals or reserves, in each case, actually incurred in any period and to the extent deducted (and not added back) in such period in computing Consolidated Net Income; plus

(f) any non-cash charges, including any write offs or write downs, reducing (and not added back in computing) Consolidated Net Income for such period, including (x) any non-cash impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP and (y) the amortization of intangibles arising pursuant to GAAP (excluding for purposes of this clause (f) any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees and related expenses paid in cash or accrued in such period to the Sponsors pursuant to the Management Agreement (including termination fees but excluding any indemnities paid in such period under the Management Agreement) to the extent otherwise permitted under Section 6.11(j) hereof and to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(i) in connection with any material restructuring of the business of Parent Borrower and its Subsidiaries outside of the ordinary course of business and described in reasonable detail in the officer’s certificate referred to below (each a “Specified Restructuring”) the amount of expected cost savings that result or are expected to result from actions taken, committed to be taken or planned to be taken pursuant to a factually supported plan in connection with such Specified Restructuring prior to the Specified Calculation Date that (x) are factually supportable and determined in good faith by Parent Borrower, as certified in an officer’s certificate executed by the Chief Financial Officer of Parent Borrower to Administrative Agent, and (y) do not exceed the actual cost savings expected in good faith to be realized by Parent Borrower and its Subsidiaries over such 12 month period commencing with the Specified Calculation Date (as opposed, for the avoidance of doubt, to the annualized impact of such cost savings); plus

(j) any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Parent Borrower or net cash proceeds of an issuance of Equity Interests of Parent Borrower (other than Disqualified Stock) and to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(k) any net loss from discontinued operations;

(2) decreased by (without duplication), in each case to the extent included in computing Consolidated Net Income for such period any net income from discontinued operations; and

(3) increased (by losses) or decreased (by gains), as applicable, without duplication in each case, except for the adjustments set forth in the proviso in this clause (3), to the extent included in computing Consolidated Net Income for such period:

(a) any net gain or loss resulting in such period from Hedge Agreements and the application of Statement of Financial Accounting Standards No. 133;

(b) any realized or unrealized gains or losses in such period from (i) balance sheet currency translation, (ii) currency translation of assets or liabilities that are not denominated in the functional currency of a Person into the functional currency of that Person and (iii) Hedge Agreements that are designated by a Person as a hedge of an asset or liability in clause (b)(i) or (ii);

(c) any adjustments resulting from the application of FASB Interpretation No. 45 (Guarantees);

provided, that, notwithstanding the foregoing, Consolidated Adjusted EBITDA shall include (without duplication): (i) any net realized gain or loss from any Hedge Agreements accounted for as cash flow hedges of intercompany royalties and (ii) any net realized gain or loss from any Hedge Agreements that are designated by Parent Borrower as EBITDA hedges, except to the extent any such Hedge Agreements are terminated prior to their scheduled maturity.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Parent Borrower and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of Parent Borrower and its Subsidiaries; provided that Consolidated Capital Expenditures shall not include:

(i) any expenditures for replacements, restorations, repairs and substitutions for fixed assets, capital assets or equipment to the extent made with Net Insurance/Condemnation Proceeds invested pursuant to Section 2.14(b) or with Net Asset Sale Proceeds invested pursuant to Section 2.14(a);

(ii) any expenditures which constitute the SDI Acquisition or a Permitted Acquisition permitted under Section 6.6;

(iii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment; provided, that (x) the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time and (y) this exclusion is limited to the value of such credit;

(iv) any expenditures relating to the construction or acquisition of any property which has been transferred to a Person other than Parent Borrower or a Subsidiary during the same Fiscal Year in which such expenditures were made pursuant to a disposition permitted under Section 6.8(b) or a sale-leaseback transaction permitted under Section 6.10;

(v) any expenditures that are accounted for as capital expenditures by Parent Borrower or any Subsidiary thereof and that actually are paid for, or reimbursed to Parent Borrower or such Subsidiary in Cash or Cash Equivalents by a Person other than Parent Borrower or any Subsidiary thereof and for which neither Parent Borrower nor any Subsidiary thereof has provided or is required to provide or incur, directly or indirectly, any consideration or obligation in respect of such expenditures (other than rent) to such Person or any other Person (whether before, during or after such period);

(vi) interest capitalized during such period; or

(vii) expenditures financed by the Cash proceeds of issuances of (or capital contributions in respect of) Equity Interests (other than Disqualified Stock).

“Consolidated Current Assets” means, as at any date of determination, the total assets of a Person and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding (i) Cash and Cash Equivalents, (ii) the current portion of income taxes, including prepaid income taxes and income tax refunds receivable, and deferred income taxes and (iii) the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of a Person and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding (i) the current portion of long-term debt, (ii) all Indebtedness consisting of Revolving Loans, Swing Line Loans and L/C Obligations, in each case to the extent otherwise included therein, (iii) the current portion of interest, (iv) the current portion of current and deferred income taxes, (v) the current portion of any Capital Leases, (vi) liabilities in respect of unpaid earn-outs, (vii) the current portion of any other long-term liabilities and (viii) the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition.

“Consolidated Depreciation and Amortization Expense” means with respect to Parent Borrower and its Subsidiaries for any period, the total amount of depreciation and amortization expense including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to:

(i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, plus (b) to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for non-cash charges reducing Consolidated Net Income, including for depreciation and amortization (excluding any such non-cash charge to the extent that it represents an accrual or reserve for a potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period), plus (c) the Consolidated Working Capital Adjustment, plus (d) expenses deducted from Consolidated Net Income during such period in respect of expenditures made during any prior period for which a deduction from Consolidated Excess Cash Flow was made in such period pursuant to clauses (ii)(f), (g), (i) or (j) below, plus (e) any cash income or gain (actually received in cash) excluded from the calculation of Consolidated Net Income in such period by virtue of the definition thereof, minus

(ii) the sum, without duplication, of:

(a) the amounts for such period paid from Internally Generated Cash of (1) scheduled repayments of Indebtedness for borrowed money (excluding repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments) and scheduled repayments of obligations under Capital Leases (excluding any interest expense portion thereof), (2) Consolidated Capital Expenditures, (3) mandatory prepayments of Term Loans pursuant to Section 2.14(h) and (4) voluntary permanent prepayments of other Indebtedness for borrowed money, plus

(b) other non-cash gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated Excess Cash Flow in any prior period), plus

(c) Restricted Junior Payments permitted under Sections 6.4(e), 6.4(i), 6.4(j) and 6.4(k) for such period paid from Internally Generated Cash, plus

(d) Permitted Acquisitions and Investments permitted under Sections 6.6(d) (for the avoidance of doubt, without duplication of any amounts deducted from Consolidated Excess Cash Flow in such period pursuant to the last sentence of Section 2.14(e)), 6.6(f), 6.6(h), 6.6(j), 6.6(k) and 6.6(l) for such period paid from Internally Generated Cash, plus

(e) cash payments during such period from Internally Generated Cash in respect of long-term liabilities (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income, plus

(f) the aggregate amount of expenditures actually made during such period from Internally Generated Cash (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Net Income, plus

(g) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash during such period from Internally Generated Cash that are made in connection with any prepayment of Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income, plus

(h) without duplication of amounts deducted from Consolidated Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Consolidated Capital Expenditures or acquisitions of intellectual property to be consummated or made during the first Fiscal Quarter of Parent Borrower following the end of such period; provided, that to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such Permitted Acquisitions, Consolidated Capital Expenditures or acquisitions of intellectual property during such subsequent Fiscal Quarter is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Consolidated Excess Cash Flow at the end of the year in which such Fiscal Quarter occurs, plus

(i) the amount of cash taxes paid from Internally Generated Cash in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, plus

(j) cash expenditures from Internally Generated Cash in respect of Hedge Agreements during such Fiscal Year to the extent not deducted in arriving at such Consolidated Net Income, plus

(k) cash expenses, charges and losses (actually paid in cash from Internally Generated Cash) that are excluded from the calculation of Consolidated Net Income in such period by virtue of the definition thereof.

As used in this clause (ii), “scheduled repayments of Indebtedness” do not include mandatory prepayments or voluntary prepayments of any Term Loans (other than the amount of any mandatory prepayment of Term Loans pursuant to Section 2.14(a) to the extent required due to an Asset Sale (x) that resulted in an increase to Consolidated Net Income during such period (to the extent of such increase) or (y) the proceeds of which are included in clause (i)(e) in respect of such period and the amount of any mandatory prepayment of Term Loans pursuant to Section 2.14(h)).

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income, including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) all commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility, (d) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (e) the interest component of Capitalized Lease Obligations, and (f) net payments, if any, made (less net payments, if any received), pursuant to interest rate Hedging Obligations with respect to Indebtedness and excluding (x) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or purchase accounting, as the case may be, in connection with the Transaction or any acquisition, (y) the amortization of deferred financing fees, debt issuance costs and similar fees and expenses (other than, for avoidance of doubt, the amortization of original issue discount referred to in clause (a) above), and (z) the expensing of bridge, commitment and other financing fees; plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to Parent Borrower and its Subsidiaries for any period, the aggregate of the Net Income for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any net after-tax effect of extraordinary, non-recurring or unusual gains or losses, costs, charges or expenses and Transaction Costs, First Restatement Transaction Costs and Second Restatement Transaction Costs shall be excluded,

(2) any net after-tax effect of gains or losses (less all fees, expenses and charges) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by Parent Borrower, shall be excluded,

(3) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded,

(4) the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of Parent Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in Cash Equivalents (or to the extent converted into Cash Equivalents) to Parent Borrower or any of its Subsidiaries thereof in respect of such period,

(5) effects of all non-cash adjustments (including the effects of such adjustments pushed down to Parent Borrower and its Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition, or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(6) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedge Agreements or other derivative instruments shall be excluded,

(7) any impairment charge or asset write-off pursuant to Financial Accounting Standards Board Statement No. 142—“Goodwill and Other Intangible Assets” or Financial Accounting Standards

Board Statement No. 144—“Accounting for the Impairment or Disposal of Long-Lived Assets”, any impairment charges or asset writeoffs for equity and debt securities, and the amortization of intangibles arising pursuant to Financial Accounting Standards Board Statement No. 141—“Business Combinations” shall be excluded, and

(8) any non-cash compensation charge or expense, including any such charge or expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs for any future, present, or former employee, director, officer or consultant of Parent Borrower and any of its Subsidiaries shall be excluded.

“Consolidated Senior Secured Debt” means, as of any date of determination, Consolidated Total Debt outstanding on such date that is secured by a Lien on any asset or property of Parent Borrower or any Restricted Subsidiary.

“Consolidated Total Assets” shall mean, with respect to any Person, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of such Person at such date.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate stated balance sheet amount of all Indebtedness of Parent Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions, the SDI Acquisition or any Permitted Acquisition), consisting of Indebtedness described in clauses (i), (ii) and (iii) and, to the extent relating to Indebtedness of the type described in clauses (i), (ii) or (iii), clauses (viii), (ix) and (x) of the definition thereof, minus (b) the lesser of (i) the aggregate amount of Unrestricted Cash as of such date and (ii) $300,000,000; provided that Consolidated Total Debt shall not include Indebtedness in respect of (i) any letter of credit, except to the extent of unreimbursed amounts thereunder provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Debt until 1 day after such amount is drawn, (ii) obligations under Hedge Agreements and (iii) any non-recourse debt.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets of Parent Borrower and its Subsidiaries over Consolidated Current Liabilities of Holdings and its Subsidiaries.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period. In calculating the Consolidated Working Capital Adjustment there shall be excluded the effect of reclassification during such period of current assets to long-term assets and current liabilities to long-term liabilities and the effect of the SDI Acquisition, any Asset Sale or other disposition or Permitted Acquisition during such period; provided that there shall be included with respect to the SDI Acquisition or any Permitted Acquisition during such period an amount (which may be a negative number) by which the Consolidated Working Capital acquired in the SDI Acquisition or such Permitted Acquisition as at the time of such acquisition exceeds (or is less than) Consolidated Working Capital at the end of such period.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.2.

“Controlled Investment Affiliate” means, as to any future, present, or former employee, director, officer or consultant of Parent Borrower and its Subsidiaries, any other Person, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity investments in Parent Borrower.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2 to the Original Credit Agreement.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H to the Original Credit Agreement delivered by a Credit Party pursuant to Section 5.10.

“CPP” means CPP Investment Board Private Holdings Inc. and its Affiliates and all investment funds advised by any of the foregoing (excluding, for the avoidance of doubt, their portfolio companies or other operating companies affiliated with CPP Investment Board Private Holdings Inc.).

“Credit Agreement Refinancing Indebtedness” means Indebtedness issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, then existing Term Loans (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such Indebtedness has a later maturity and a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt (except by virtue of amortization or prepayment of the Refinanced Debt prior to the time of incurrence of such Credit Agreement Refinancing Indebtedness), and (ii) unless such Credit Agreement Refinancing Indebtedness is incurred solely by means of extending or renewing then existing Refinanced Debt without resulting in any Net Cash Proceeds, such Refinanced Debt shall be repaid, defeased or satisfied and discharged with 100% of the Net Cash Proceeds from any Credit Agreement Refinancing Indebtedness, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Amendment, on and after the execution thereof, the Intercreditor Agreements, any documents or certificates executed by Parent Borrower in favor of Issuing Bank relating to Letters of Credit, and each other document, instrument or agreement executed and delivered by a Credit Party for the benefit of any Agent, Issuing Bank or any Lender in connection herewith that is referred to as a Credit Document by its terms.

“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit.

“Credit Party” means each Borrower, each Guarantor and each Swiss Guarantor.

“Cumulative Consolidated Net Income Amount” means, as of any date of determination, (a) 50.0% of the Consolidated Net Income of the Parent Borrower for the period (taken as one accounting period) beginning from October 1, 2012 to the end of Parent Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Junior Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100.0% of such deficit), minus (b) the aggregate amount as of the date of determination of, without duplication, Restricted Junior Payments made since the Second Restatement Effective Date using the Cumulative Consolidated Net Income Amount pursuant to Section 6.4(m).

“Cumulative Growth Amount” shall mean, on any date of determination, the sum of, without duplication,

(A) the sum of Consolidated Excess Cash Flow (but not less than zero in any period) commencing with the Fiscal Year ending December 31, 2010 that was not required to be applied to prepay the Loans pursuant to Section 2.14(e), plus

(B) the amount of Cash proceeds of issuances of Equity Interests (other than Disqualified Stock) after the Original Closing Date to the extent that such proceeds shall have been actually received by Parent Borrower (including through capital contribution of such proceeds by Holdings to Parent Borrower) on or prior to such date of determination and to the extent not used to reduce Consolidated Capital Expenditures pursuant to clause (vii) of the definition thereof, plus

(C) an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually theretofore received in cash in respect of any Investment made since the Original Closing Date pursuant to Section 6.6(o), minus

(D) the sum at the time of determination of (i) the aggregate amount of Investments made since the Original Closing Date pursuant to Section 6.6(o) and (ii) the aggregate amount of Consolidated Capital Expenditures made pursuant to the second proviso in Section 6.7(c).

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with the Credit Parties’ and their Subsidiaries’ operations and not for speculative purposes.

“DB” as defined in the preamble hereto.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, (c) is a Revolving Lender and has defaulted in fulfilling its funding obligations (as a lender, agent or letter of credit or bank guarantee issuer) under one or more other syndicated credit facilities generally, unless the subject of a good faith dispute or (d) is a Revolving Lender and has admitted in writing that it is insolvent or such Lender becomes subject to a Lender-Related Distress Event.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated Sale and Leaseback Transaction” means a sale and leaseback transaction of any property located at (x) 7 Harewood Avenue, London, United Kingdom and (y) 660 West Germantown Pike, Plymouth Meeting, Pennsylvania (the “Plymouth Meeting Property”).

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1) required to be redeemed or is redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the date that is 91 days after the Latest Maturity Date of the outstanding Term Loans at the time such Capital Stock is first issued; or

(2) convertible into or exchangeable at the option of the holder thereof at any time prior to the date that is 91 days after Latest Maturity Date of the outstanding Term Loans for Capital Stock referred to in clause (1) above or Indebtedness.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued to any plan for the benefit of employees or by any such plan to such employees, in each case in the ordinary course of business of Parent Borrower or its Subsidiaries, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Parent Borrower in order to satisfy applicable statutory or regulatory obligations; (B) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Parent Borrower to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Parent Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 6.4; and (C) no Capital Stock held by any future, present or former employee, director, officer or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of Parent Borrower (or any of its direct or indirect parents or Subsidiaries) shall be considered Disqualified Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disregarded Domestic Subsidiary” means a Domestic Subsidiary that is a disregarded entity for U.S. federal income tax purposes and a material asset of which is Equity Interests of any Foreign Subsidiary.

“Dollar Equivalent” means, at any time, (a) with respect to Dollars or an amount denominated in Dollars, such amount and (b) with respect to an amount of any Foreign Currency or an amount denominated in such Foreign Currency, the equivalent amount thereof in Dollars as determined by Administrative Agent or Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Foreign Currency.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia (other than any such Subsidiary that is Wholly-Owned by one or more Foreign Subsidiaries). For the avoidance of doubt, for purposes of this Agreement, Japanese Subsidiary Borrower shall not be considered a Domestic Subsidiary.

“Effective Yield” means, as to any Loans of any Class, the effective yield on such Loans, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the original stated life of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders and customary consent fees paid generally to consenting Lenders.

“Electing Revolving Lender” as defined in the Amendment.

“Eligible Assignee” means any Person other than a natural Person that is (i) with respect to an assignment or funding of (x) Term Loans, a Lender, an Affiliate of any Lender or a Related Fund and (y) Revolving Loans, Revolving Commitments, Permitted Replacement Revolving Loans, Permitted Replacement Revolving Commitments, New Revolving Loans and New Revolving Commitments, a Lender holding Revolving Commitments or Permitted Replacement Revolving Commitments, an Affiliate of any Lender holding Revolving Commitments or Permitted Replacement Revolving Commitments or a Related Fund of a Lender holding Revolving Commitments or Permitted Replacement Revolving Commitments (in the case of both clause (x) and (y) above, any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business, provided, that none of any Credit Party, Sponsor or any of their respective Affiliates may be an Eligible Assignee, except that Affiliated Lenders may be Eligible Assignees with respect to Term Loans to the extent permitted pursuant to Section 10.6(i).

“Eligible Japanese Investor” means any Person receiving, under any of the Credit Documents, interest, all of which is not subject to withholding of Japanese income tax (gensen shotokuzei) under the Laws of Japan, excluding Japanese Tax Treaties, which Person includes a Japanese permanent establishment of a non-Japanese Person receiving, under any of the Credit Documents, interest, all of which becomes exempt from withholding of Japanese income tax (gensen shotokuzei) under the Laws of Japan, excluding Japanese Tax Treaties, by presenting a withholding tax exemption certificate (gensenchyoushyuu no menjvo shoumeisho) (“Japanese PE”), or any Person receiving, under any of the Credit Documents, interest, all which may not be taxed by Japan by virtue of the provisions of an applicable Japanese Tax Treaty (“Japanese Treaty Person”).

“Eligible Swiss Bank” means any Lender or participant who carries out genuine banking activities with its own infrastructure and staff as its principal business purpose and qualifies as a bank and has a banking license in full force and effect in the jurisdiction of incorporation, or if acting through a branch, of the office where its Loans, Notes or Commitments or any participating interests therein are booked, as set forth in the respective regulations of the Swiss Federal Tax Administration.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed by, Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates.

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

“Equity Contribution” means cash common equity investments in Holdings directly or indirectly by the Sponsors, in an amount equal to not less than 40% of the sum of (1) the aggregate stated principal amount of the loans borrowed on the Original Closing Date under this Agreement, (2) the aggregate stated principal amount of the Senior Notes issued, (3) the aggregate stated principal amount of Surviving Indebtedness (as defined in the Original Credit Agreement), (4) the amount of cash of Parent Borrower and its Subsidiaries on hand as of the Original Closing Date, and (5) the amount of such cash equity contributed, in each case on the Original Closing Date, of which, (i) TPG Group (including, for the avoidance of doubt, any co-invest vehicles controlled by TPG Group) and (ii) LGP (including, for the avoidance of doubt, any co-invest vehicles controlled by LGP) shall have contributed at least 50.1% on or prior to the Original Closing Date.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any issuance or sale in a public offering of Capital Stock of Holdings or any of Holdings’ direct or indirect parent companies (excluding, in any such case, Disqualified Stock), other than public offerings with respect to Holdings or any direct or indirect parent company’s common stock registered on Form S-8.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors not under common control or the termination of any such Pension Plan resulting in liability to Holdings, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which may reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer any Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any liability therefore, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of written notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or

4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a lien pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code.

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Euro Unit” means the currency unit of the Euro.

“Eurocurrency Rate” means for any Interest Period with respect to a Eurocurrency Rate Loan, a rate per annum determined by Administrative Agent pursuant to the following formula:

Eurocurrency Rate =	Clause (a) of Eurocurrency Base Rate
1.00 – Eurocurrency Reserve Percentage

“Eurocurrency Base Rate” means:

(a) for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, or (ii) if such rate is not available at such time for any reason, then the “Eurocurrency Base Rate” for such Interest Period shall be the rate per annum determined by Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; provided that, notwithstanding the foregoing, (i) in no event shall the Eurocurrency Base Rate with respect to any Tranche B Euro Term Loan at any time be less than 1.50% and (ii) in no event shall the Eurocurrency Base Rate with respect to any Tranche B Dollar Term Loan at any time be less than 1.25%; and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained by Bank of America and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Eurocurrency Rate Loan” means a Loan bearing interest at a rate determined by reference to the Eurocurrency Rate.

“Eurocurrency Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Taxes” as defined in Section 2.20(b).

“Existing Revolving Commitment” as defined in Section 2.25(a).

“Existing Revolving Lender” means Lenders holding Existing Revolving Commitments.

“Existing Revolving Loans” as defined in Section 2.25(a).

“Existing Term Loan Tranche” as defined in Section 2.26(a).

“Expiring Commitment” as defined in Section 2.3(k).

“Extended Term Commitments” means one or more commitments hereunder to convert Term Loans under an Existing Term Loan Tranche to Extended Term Loans of a given Extension Series pursuant to an Extension Amendment.

“Extended Term Loans” as defined in Section 2.26(a).

“Extending Term Lender” as defined in Section 2.26(b).

“Extension” means any establishment of Extended Term Commitments and Extended Term Loans pursuant to Section 2.26 and the applicable Extension Amendment.

“Extension Amendment” as defined in Section 2.26(c).

“Extension Election” as defined in Section 2.26(b).

“Extension Request” means any Term Loan Extension Request.

“Extension Series” means any Term Loan Extension Series.

“Extension Series Exposure” means any Term Loan Extension Series Exposure.

“Facility” means any real property (including all buildings, fixtures, equipment or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors.

“FATCA” means current Sections 1471 through 1474 of the Internal Revenue Code (and any similar amended or successor versions that are substantively comparable) and any applicable Treasury Regulations promulgated thereunder or published administrative guidance implementing such Sections, whether in existence on the date hereof or promulgated or published thereafter.

“Fair Market Value” means, with respect to any property, asset or liability, the fair market value of such property, asset or liability as determined by Parent Borrower in good faith; provided that, (i) solely for purposes of Section 5.15(b), the determination of fair market value of property or assets shall be confirmed by (x) in the case of any transaction or series of related transactions exceeding $15,000,000, a resolution adopted by the majority of the board of directors of Parent Borrower as certified by a certificate of an Authorized Officer of Parent Borrower delivered to Administrative Agent and (y) in the case of any transaction or series of related transactions exceeding $50,000,000, a written opinion from an Independent Financial Advisor delivered to Administrative Agent and (ii) solely for purposes of Section 6.8(b), the determination of fair market value of property or assets shall be confirmed by, in the case of any transaction or series of related transactions exceeding $50,000,000, a resolution adopted by the majority of the board of directors of Parent Borrower as certified by a certificate of an Authorized Officer of Parent Borrower delivered to Administrative Agent.

“Fair Share” as defined in Section 7.2.

“Fair Share Contribution Amount” as defined in Section 7.2.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Administrative Agent.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Parent Borrower that such financial statements fairly present, in all material respects, the financial position of Parent Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Plan” as defined in Section 5.1(h).

“First Amendment” means that Amendment No. 1 to Credit and Guaranty Agreement, dated as of March 16, 2011, among Borrowers, Administrative Agent and the Lenders party thereto.

“First Lien Intercreditor Agreement” means a First Lien Intercreditor Agreement among Administrative Agent and one or more Senior Representatives for holders of Permitted First Priority Refinancing Debt and/or Incremental Equivalent Debt secured by the Collateral on a pari passu basis with the Obligations, in form and substance reasonably satisfactory to Administrative Agent.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“First Restatement Effective Date” means March 16, 2011.

“First Restatement Transaction Costs” means all fees, expenses and other amounts incurred or paid by or on behalf of Parent Borrower or any other Credit Parties in connection with the First Restatement Transactions.

“First Restatement Transactions” means, collectively, (a) the amendment and restatement of the Original Credit Agreement, including the execution and delivery of the First Amendment and any Credit Documents contemplated thereby, including (i) borrowing of the Term Loans under the Amended and Restated Credit Agreement, (ii) the refinancing, repayment or replacement of the term loans under the Original Credit Agreement, and (iii) the amendment and extension of the revolving credit commitments under the Original Credit Agreement, and (b) all other transactions contemplated by the First Amendment or in connection with any of the foregoing.

“First-Tier Foreign Subsidiary” means a Foreign Subsidiary that is the direct Subsidiary of Parent Borrower, Japanese Subsidiary Borrower or a Wholly-Owned Domestic Subsidiary (other than a Disregarded Domestic Subsidiary).

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Holdings (or Parent Borrower, as applicable) and its Subsidiaries ending on December 31 of each calendar year.

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (1) Consolidated EBITDA for the most recently ended Test Period prior to such date to (2) the Fixed Charges for such Test Period, in each case for the Parent Borrower and its Restricted Subsidiaries.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Restricted Subsidiary during such period; and

(3) all dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Collateral Documents” means each of the documents set forth on Schedule 1.1(b) to the Original Credit Agreement.

“Foreign Currency” means (a) Euros, (b) Swiss Francs, (c) Yen and (d) each other currency that is approved in accordance with Section 1.6.

“Foreign Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Foreign Currency as determined by Administrative Agent or Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Foreign Currency with Dollars.

“Foreign Currency Loan” means any Loan denominated in a Foreign Currency.

“Foreign Guaranteed Obligations” as defined in Section 7.1(b).

“Foreign Obligations” means all Obligations of Subsidiary Borrowers.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Guarantors” as defined in Section 7.2.

“Funding Notice” means a notice substantially in the form of Exhibit A-1 to the Original Credit Agreement.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” as defined in the Pledge and Security Agreement.

“GSLP” as defined in the preamble hereto.

“GSMP Agreement” means the agreement, dated as of the Original Closing Date, by and among Parent Borrower, GS Mezzanine Partners V Onshore Fund, L.P. and other members of the GSMP Group, relating to the issuance of the Senior Notes to certain members of the GSMP Group.

“GSMP Group” means, collectively, (i) GS Mezzanine Partners V Onshore Fund, L.P., (ii) any other Affiliate thereof or of The Goldman Sachs Group, Inc., and (iii) any Subsidiaries of the foregoing.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means each of Holdings, Parent Borrower and each Wholly-Owned Domestic Subsidiary of Holdings (other than Disregarded Domestic Subsidiaries) that, as of the Original Closing Date, shall have guaranteed the Obligations pursuant to the Guaranty and each other Subsidiary of Holdings that, pursuant to Section 5.10, shall have guaranteed the Obligations pursuant to the Guaranty.

“Guarantor Subsidiary” means each Guarantor other than Holdings or Parent Borrower.

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Guidelines” means, together, (i) Guideline S-02.123 in relation to interbank loans of September 22, 1986 (Circulaire relative à l’impôt anticipé sur les intérêts des avoirs en banque dont les créanciers sont des banques – avoirs interbancaires –, du 22 septembre 1986), (ii) Guideline S-02.122.1 in relation to bonds of April 1999 (Circulaire sur les obligations, d’avril 1999), (iii) Guideline S-02.128 in relation to syndicated credit facilities of January 2000 (Circulaire sur le traitement fiscal des prêts consortiaux, reconnaissances de dette, effets de change et sous-participations, de janvier 2000), and (iv) Guideline S-02.122.2 in relation to deposits of April 1999 (Circulaire sur les avoirs de clients, d’avril 1999), in each case as issued, amended or substituted from time to time by the Swiss Federal Tax Administration.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means an Interest Rate Agreement, a Currency Agreement or a Commodity Agreement entered into by any Credit Party or any Subsidiary thereof.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, commodity or currency risks either generally or under specific contingencies.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect, including the Interest Rate Restriction Law (Law No. 100 of 1954) of Japan and the Law Concerning Regulations of Acceptance of Contribution, Deposit and Interest, Etc. (Law No. 195 of 1954) of Japan, or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Second Restatement Effective Date, the audited financial statements of Parent Borrower and its Subsidiaries, for the immediately preceding three Fiscal Years ended December 31, 2011, consisting of consolidated balance sheets and the related statements of income and cash flows for such Fiscal Years, certified by the chief financial officer of Parent Borrower that they fairly present, in all material respects, the financial position of Parent Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated.

“Holdings” as defined in the preamble hereto.

“Honor Date” as defined in Section 2.4(c).

“HSBC Securities” as defined in the preamble hereto.

“Immediate Family Member” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Increased Amount Date” as defined in Section 2.23(a).

“Increased-Cost Lenders” as defined in Section 2.22.

“Incremental Equivalent Debt” as defined in Section 6.1(x).

“Indebtedness” means, as applied to any Person, without duplication:

(i) all indebtedness for borrowed money;

(ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP;

(iii) indebtedness evidenced by bonds, notes, debentures or similar instruments;

(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding (a) trade accounts and accrued expenses payable in the ordinary course of business, (b) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within 30 days after becoming due and payable);

(v) all indebtedness (excluding prepaid interest thereon) secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person;

(vi) the maximum amount (after giving effect to any prior drawings or reductions that may have been reimbursed) of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings;

(vii) Disqualified Stock;

(viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another Person to the extent such obligation would constitute Indebtedness pursuant to any of clauses (i) through (vii) or clause (xi) hereof;

(ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation constituting Indebtedness pursuant to clauses (i) through (vii) or clause (xi) hereof of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof;

(x) any liability of such Person for an obligation constituting Indebtedness pursuant to clauses (i) through (vii) or clause (xi) hereof of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; and

(xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including any Interest Rate Agreement, any Currency Agreement and any Commodity Agreement, in each case, on a net basis in respect of all such transactions under a single master agreement to the extent such netting is provided for therein and whether entered into for hedging or speculative purposes;

For all purposes hereof, the amount of Indebtedness of any Person for purposes of clause (v), to the extent constituting non-recourse Indebtedness, shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith. The amount of any net obligation of any Person under any derivative transaction described in clause (xi) above on any date shall be deemed to be the Termination Value as of such date.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of external counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person (including any Sponsor, any Credit Party or any of their respective Affiliates), whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity; provided, that so long as a Default or Event of Default shall not have occurred and be continuing, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, reasonable attorney’s fees shall be limited to one primary external counsel and, if reasonably required, local or specialist counsel, for all indemnified persons and; provided further, that such limitation shall not apply in the case of Administrative Agent, Syndication Agent or the Collateral Agent and each of Administrative Agent, Syndication Agent and the Collateral Agent shall be entitled to its own separate representation in all instances), whether direct, indirect, special or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be incurred by (other than in the case of indirect, special or consequential damages), imposed on or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty or any other Credit Document)); (ii) the commitment letter (and any related fee or engagement letter) delivered by any Agent or any Lender to Parent Borrower or any Sponsor with respect to the transactions contemplated by this Agreement; (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries or any of their respective predecessors in interest; or (iv) (A) the issuance of any Letter of Credit by Issuing Bank, or (B) the failure of Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act. For the avoidance of doubt, the parties agree that an Indemnified Liability does not include the outstanding principal amount of any Loan or the amount of any interest accrued on, or fees relating to, such Loan, in each case, payable by any Credit Party.

“Indemnitee” as defined in Section 10.3.

“Independent Financial Advisor” means any accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of Parent Borrower, qualified to perform the task for which it has been engaged. Promptly after receipt thereof, Parent Borrower shall deliver to Administrative Agent a copy of any opinion or letter required to be provided by an Independent Financial Advisor pursuant to the terms of this Agreement.

“Installment” as defined in Section 2.12.

“Intellectual Property” as defined in the Pledge and Security Agreement.

“Intellectual Property Security Agreements” has the meaning assigned to that term in the Pledge and Security Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit L to the Original Credit Agreement evidencing Indebtedness owed among Credit Parties and their Subsidiaries.

“Intercreditor Agreements” means the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement, collectively, in each case to the extent then in effect.

“Interest Payment Date” means with respect to (i) any Loan that is a Base Rate Loan, the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Second Restatement Effective Date and the final maturity date of such Loan; and (ii) any Loan that is a Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months, “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a Eurocurrency Rate Loan, an interest period of one, two, three or six months, or, upon request of the applicable Borrower not less than one Business Day prior to the date that the applicable Borrower would be required to provide the Funding Notice or Conversion/Continuation Notice pursuant to Section 2.2 or Section 2.9, as applicable, to the extent available to each applicable Lender, one or two weeks, with respect to Loans denominated in Dollars only, and nine or twelve months, as selected by the applicable Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d) of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Class of Term Loans shall extend beyond such Class’s Term Loan Maturity Date; and (d) no Interest Period with respect to any portion of any Class of Revolving Loans shall extend beyond the Revolving Commitment Termination Date of such Class.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with the operations of the Credit Parties and their Subsidiaries and not for speculative purposes.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Internally Generated Cash” means, with respect to any period, any cash of Holdings or any Subsidiary generated during such period, excluding Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds and any cash constituting proceeds from an incurrence of Indebtedness, an issuance of Equity Interests or a capital contribution, in each case, except to the extent such proceeds are included in clause (i)(e) of the definition of Consolidated Excess Cash Flow.

“Investment” means, with respect to any Person, (i) all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, advances to customers and distributors and trade credit made in the ordinary course of business), (ii) all purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and (iii) all acquisitions by purchase, merger or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Consolidated Capital Expenditures in the ordinary course of business) of all or substantially all of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any other Person or any division or line of business or other business unit of any other Person. For purposes of Section 5.15 and Section 6.6 hereof:

(1) “Investments” shall include the portion (proportionate to Parent Borrower’s equity interest in such subsidiary) of the Fair Market Value of the net assets of a subsidiary of Parent Borrower at the time that such subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such subsidiary as a Subsidiary, Parent Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) Parent Borrower’s “Investment” in such subsidiary at the time of such redesignation; less

(b) the portion (proportionate to Parent Borrower’s equity interest in such subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by the aggregate amount of any dividends, distributions, interest payments, returns of capital, repayments or other amounts received in Cash Equivalents by Parent Borrower or a Subsidiary in respect of such Investment.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by Issuing Bank and Parent Borrower (or any Subsidiary) or in favor of Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means Bank of America as Issuing Bank hereunder, together with its permitted successors and assigns in such capacity.

“Japanese LOB Tax Treaty” means the Convention between Japan and the United States for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income signed on November 6, 2003 or any other Japanese Tax Treaty with a limitation of benefits clause similar to Article 22 of said Convention.

“Japanese Obligations” means all Obligations of Japanese Subsidiary Borrower.

“Japanese PE” as defined in “Eligible Japanese Investor” in this Section 1.1.

“Japanese Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Japanese Revolving Loan and “Japanese Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Japanese Revolving Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement or Joinder Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate Dollar Equivalent of the Japanese Revolving Commitments as of the Second Restatement Effective Date is $100,000,000.

“Japanese Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Japanese Revolving Commitments, that Lender’s Japanese Revolving Commitment, and (ii) after the termination of the Japanese Revolving Commitments, the Dollar Equivalent of the aggregate outstanding principal amount of the Japanese Revolving Loans of that Lender.

“Japanese Revolving Lender” means each Lender with a Japanese Revolving Commitment.

“Japanese Revolving Loan” means a Loan made by a Lender pursuant to its Japanese Revolving Commitment to Parent Borrower or Japanese Subsidiary Borrower pursuant to the terms hereof, including Section 2.2(a)(iii).

“Japanese Revolving Loan Note” means a promissory note in the form of Exhibit A-4 to the Amended and Restated Credit Agreement (with such modifications thereto as may be necessary to reflect different Classes of Revolving Loans), as it may be amended, restated, supplemented or otherwise modified from time to time.

“Japanese Secured Parties” means Collateral Agent and each Japanese Revolving Lender.

“Japanese Subsidiary Borrower” as defined in the preamble hereto.

“Japanese Tax Treaty” means any bilateral convention for the avoidance of double taxation to which the Government of Japan is a party.

“Japanese Treaty Person” as defined in “Eligible Japanese Investor” in this Section 1.1.

“Joinder Agreement” means an agreement substantially in the form of Exhibit M to the Original Credit Agreement.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

“JPM” as defined in the preamble hereto.

“Landlord Consent and Estoppel” means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Credit Party tenant, such Landlord Consent and Estoppel to be in form and substance acceptable to Collateral Agent in its reasonable discretion, but in any event sufficient for Collateral Agent to obtain a Title Policy with respect to such Mortgage.

“Landlord Personal Property Collateral Access Agreement” means a Landlord Waiver and Consent Agreement, in form and substance reasonably satisfactory to Collateral Agent.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Refinancing Term Loan, any Refinancing Term Commitment, any Extended Term Loan, any Permitted Replacement Revolving Commitment or any New Revolving Loan Commitment, in each case as extended in accordance with this Agreement from time to time.

“Law(s)” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by 11:00 a.m. (New York City time) on the first Business Day following the date when made or refinanced as a U.S. Revolving Loan. All L/C Borrowings shall be denominated in Dollars.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.7. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Leasehold Property” means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest which is not required to be included in the Collateral.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement, a Joinder Agreement, a Refinancing Amendment or Permitted Replacement Revolver Amendment.

“Lender Counterparty” means each Lender, each Agent and each of their respective Affiliates counterparty to a Hedge Agreement or Cash Management Agreement (including any Person who was an Agent or a Lender (and any Affiliate thereof) as of the date such Person entered into such Hedge Agreement or Cash Management Agreement but subsequently ceased to be an Agent or a Lender (or an affiliate thereof), as the case may be).

“Lender-Related Distress Event” means with respect to any Lender or any person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any Debtor Relief Law, or a custodian, conservator, receiver, examiner or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, merger, sale or other change of control supported in whole or in part by guaranties or other support of (including without limitation the nationalization or assumption of ownership or operating control by) the U.S. government or other Governmental Authority, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interest in any Lender or any person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Parent Borrower and Administrative Agent.

“Letter of Credit” means a standby letter of credit issued or to be issued by Issuing Bank pursuant to this Agreement.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by Issuing Bank.

“Letter of Credit Expiration Date” means the day that is five days prior to the Revolving Commitment Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means the lesser of (i) $75,000,000 and (ii) the aggregate unused amount of the U.S. Revolving Commitments then in effect.

“Leverage Ratio” means the ratio as of any date of determination of (i) Consolidated Total Debt as of such date of determination to (ii) Consolidated Adjusted EBITDA for the most recent Test Period ended prior to such date.

“LGP” means Leonard Green & Partners, L.P. and its Affiliates and all investment funds advised by any of the foregoing (excluding, for the avoidance of doubt, their portfolio companies or other operating companies affiliated with Leonard Green & Partners, L.P.).

“Licensed Intellectual Property” means any interest of any Credit Party as licensee or sublicensee under any license of Intellectual Property material to the ongoing or planned operations of such Credit Party’s business, other than any such interest that has been designated from time to time by Collateral Agent as not being required to be included in the Collateral.

“Lien” means with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Loan” means a Term Loan, a Revolving Loan, a Permitted Replacement Revolving Loan or a Swing Line Loan.

“Loss Sharing Agreement” means the Loss Sharing Agreement to be executed by the Lenders substantially in the form of Exhibit C to the Amended and Restated Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Management Agreement” means the management agreement dated as of the Original Closing Date between one or more of the Sponsors or their advisors, if applicable, and Holdings, as amended, restated, supplemented or otherwise modified.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.1(c) to the Original Credit Agreement.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, assets or financial condition of Holdings and its Subsidiaries taken as a whole; (ii) the ability of any Credit Party to fully and timely pay its Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a material Credit Document to which it is a party; or (iv) rights and remedies available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document.

“Material Real Estate Asset” means (i) any fee-owned Real Estate Asset having a Fair Market Value in excess of $20,000,000 as of the date of the acquisition thereof and (ii) all Leasehold Properties other than those with respect to which the aggregate payments under the term of the lease are less than $2,500,000 per annum; provided that a Leasehold Property shall only be considered a Material Real Estate Asset if Administrative Agent reasonably determines, in consultation with Parent Borrower, that the practical benefits to the Secured Parties of a Mortgage on such Leasehold Property outweigh the costs and administrative burden to Parent Borrower of providing such Mortgage. For all purposes under this Agreement, the Plymouth Meeting Property shall not be deemed a Material Real Estate Asset prior to the date that is 18 months following the Original Closing Date; provided, however, that, if on or prior to the date that is 18 months following the Original Closing Date, a Designated Sale and Leaseback Transaction or Asset Sale shall not have been consummated with respect to the Plymouth Meeting Property, then on such date the Plymouth Meeting Property shall be deemed a Material Real Estate Asset, and, for the avoidance of doubt, Parent Borrower shall be required to comply with the provisions of Section 5.11 with respect to the Plymouth Meeting Property.

“Maturity Date” means (a) with respect to any Revolving Commitments or Revolving Loans, the Revolving Commitment Termination Date and (b) with respect to any Term Loans, the applicable Term Loan Maturity Date.

“Merrill Lynch” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a Mortgage, in form and substance reasonably satisfactory to Collateral Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the results of operations of Parent Borrower and its Subsidiaries for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

“National Currency Unit” means a fraction or multiple of one Euro Unit expressed in units of the former national currency of a Participating Member State.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale (other than any Asset Sale made pursuant to clause (1), (2), (3), (4), (5), (6), (7), (8), (11), (13) or (14) of Section 6.8(b)) an amount equal to: (i)

Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Holdings or any of its Subsidiaries from such Asset Sale, minus (ii) (a) any out-of-pocket costs (including attorney’s fees, investment banking fees, survey costs, title insurance premiums and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant or other customary fees) incurred in connection with such Asset Sale, (b) any taxes or distributions made pursuant to Section 6.4(j) payable or estimated to be payable in connection with such Asset Sale (including withholding taxes imposed on the repatriation of any such Net Asset Sale Proceeds), (c) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (d) in the case of any Asset Sale by a non-Wholly-Owned Subsidiary, the pro rata portion of the Net Asset Sale Proceeds thereof (calculated without regard to this clause (d)) attributable to minority interests and not available for distribution to or for the account of Parent Borrower or a Wholly-Owned Subsidiary as a result thereof and (e) a reasonable reserve for adjustment in respect of (i) the sale price of such assets or assets established in accordance with GAAP and (ii) any liabilities associated with such asset or assets and retained by Holdings or its Subsidiaries after such sale or other disposition thereof, including pension and other post-employment liabilities and liabilities related to environmental matters or for any indemnification obligations (fixed or contingent) associated with such Asset Sale; provided that no net cash proceeds shall constitute Net Asset Sale Proceeds in any Fiscal Year until the aggregate amount of all such net cash proceeds in such Fiscal Year shall exceed $25,000,000 (and thereafter all net cash payments and proceeds in such Fiscal Year (and not just the amount in excess thereof) shall constitute Net Asset Sale Proceeds).

“Net Cash Proceeds” means any Cash payments received by Holdings or any of its Subsidiaries from the incurrence of Indebtedness of Holdings or any of its Subsidiaries net of underwriting discounts and commissions and other fees, costs and expenses associated therewith, including legal fees and expenses.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by Holdings or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder, (b) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise or (c) under any title insurance policy in respect of a covered loss thereunder, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any out-of-pocket costs incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof, (b) any out-of-pocket costs (including attorney’s fees, investment banking fees, survey costs, title insurance premiums and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant or other customary fees) incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, (c) any taxes or distributions made pursuant to Section 6.4(j) payable or estimated to be payable by the seller in connection with any sale of such assets as referred to in clause (i)(b) of this definition (including withholding taxes imposed on the repatriation of any such Net Insurance/Condemnation Proceeds), (d) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such loss or taking or sale as referred to in clause (i)(b) of this definition, (e) in the case of any such loss or taking or sale as referred to in clause (i)(b) of this definition of any asset owned by a non-Wholly-Owned Subsidiary, the pro rata portion of the Net Insurance/Condemnation Proceeds thereof (calculated without regard to this clause (e)) attributable to minority interests and not available for distribution to or for the account of Parent Borrower or a Wholly-Owned Subsidiary as a result thereof and (f) a reasonable reserve for adjustment in respect of (i) the sale price of such assets or assets established in accordance with GAAP and (ii) any liabilities associated with such asset or assets and retained by Holdings or its Subsidiaries after such sale or other disposition thereof, including pension and other post-employment liabilities and liabilities related to environmental matters or for any indemnification obligations (fixed or contingent) associated with any sale of assets as referred to in clause (i)(b) of this definition; provided, that no net cash payment or proceeds shall constitute Net Insurance/Condemnation Proceeds in any Fiscal Year until the aggregate amount of all such net cash payments and proceeds in such Fiscal Year shall exceed $25,000,000 (and thereafter all such net cash payments and proceeds in such Fiscal Year (and not just the amount in excess thereof) shall constitute Net Insurance/Condemnation Proceeds).

“New Revolving Loan Commitments” as defined in Section 2.23(a).

“New Revolving Loan Lender” as defined in Section 2.23(a).

“New Revolving Loans” as defined in Section 2.23(b).

“New Senior Notes” means Parent Borrower’s 6% Senior Notes due 2020.

“New Senior Notes Indenture” means the indenture dated as of October 24, 2012, by and among Parent Borrower, the guarantors party thereto and the trustee party thereto relating to the issuance of New Senior Notes, as the same may be amended, supplemented or modified.

“New Term Loan Commitments” as defined in Section 2.23(a).

“New Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the New Term Loans of such Lender.

“New Term Loan Lender” as defined in Section 2.23(a).

“New Term Loan Maturity Date” means the date on which New Term Loans of a Series shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement, including by acceleration or otherwise.

“New Term Loan Note” means, for each Series of New Term Loans, a promissory note in substantially the form of Exhibit A-1 or Exhibit A-2, as applicable, to the Amended and Restated Credit Agreement, with, subject to Section 2.23, such changes as shall be agreed to by Parent Borrower and the New Term Loan Lenders providing such Series of New Term Loans and reasonably satisfactory to Administrative Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.

“New Term Loans” as defined in Section 2.23(c).

“Non-Eligible Swiss Bank” or “Non-Eligible Swiss Banks” means any Person who does not qualify as an Eligible Swiss Bank.

“non-Expiring Commitments” as defined in Section 2.3(k).

“Non-Extended Revolving Commitments” is defined in Section 2.25(c).

“Non-Japanese Lender” as defined in Section 2.20(h).

“Non-Public Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Non-US Lender” as defined in Section 2.20(f).

“Note” means a Tranche B Dollar Term Loan Note, a Tranche B Euro Term Loan Note, a New Term Loan Note, a Japanese Revolving Loan Note, a Swiss/Multicurrency Revolving Loan Note, a U.S. Revolving Loan Note, a Swing Line Note or a Permitted Replacement Revolving Loan Note.

“Notice” means a Funding Notice, a Letter of Credit Application, or a Conversion/Continuation Notice.

“Obligations” means all obligations of every nature of each Credit Party, including obligations from time to time owed to Agents (including former Agents), Lenders or any of them and Lender Counterparties, under any Credit Document, Hedge Agreement or Cash Management Agreement, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements or Cash Management Agreements, fees, expenses, indemnification or otherwise.

“Obligee Guarantor” as defined in Section 7.7.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, (iv) with respect to any limited liability company, its articles of organization or certificate of formation, as amended, and its operating agreement, as amended and (v) with respect to any Foreign Subsidiary, the most closely comparable documents to those set forth in clauses (i) through (iv) above. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Original Closing Date” means February 26, 2010.

“Original Credit Agreement” as defined in the recitals hereto.

“Original Lenders” as defined in the recitals hereto.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise, property or similar taxes, similar charges or similar levies arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document (and any interest or penalties related thereto).

“Outstanding Amount” means (i) with respect to Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans (including any refinancing of outstanding Unreimbursed Amounts or related L/C Borrowings as Revolving Loans) occurring on such date; and (ii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Borrowings occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Parent Borrower of Unreimbursed Amounts or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.

“Overall Net Income Tax” means, with respect to Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its net income (however denominated), and franchise and similar taxes imposed on it (in lieu of net income taxes), (b) any Taxes imposed by a jurisdiction as a result of any connection between the recipient and such jurisdiction other than any connections arising from executing, delivering, being a party to, receiving or perfecting a security interest under, engaging in any transactions pursuant to, performing its obligations under, or enforcing, any Credit Document, (c) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the applicable Borrower is located and (d) any United States federal withholding Tax imposed pursuant to FATCA.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by Administrative Agent, Issuing Bank, or Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in a Foreign Currency, the rate of interest per annum at which overnight deposits in the applicable Foreign Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Parent Borrower” as defined in the preamble hereto.

“Participating Member State” means each state so described in any EMU Legislation.

“PATRIOT Act” as defined in Section 4.25.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code, Section 302 of ERISA or Title IV of ERISA.

“Permitted Acquisition” means any acquisition by Parent Borrower or any of its Wholly-Owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided,

(i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws;

(iii) in the case of the acquisition of Equity Interests, all of the Equity Interests (except for any such Securities in the nature of directors’ qualifying shares and shares issued to foreign nationals to the extent required pursuant to applicable Law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Parent Borrower in connection with such acquisition shall be owned 100% by Parent Borrower or a Wholly-Owned Subsidiary thereof, and Parent Borrower shall have taken, or caused to be taken, within 45 days of the date such Person becomes a Subsidiary of Parent Borrower, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;

(iv) Holdings and its Subsidiaries shall be in compliance with the financial covenant set forth in Section 6.7 (b) on a pro forma basis after giving effect to such acquisition as of the last day of the Test Period most recently ended (as determined in accordance with Section 1.10);

(v) (A) With respect to any individual acquisition for which the Acquisition Consideration exceeds $50,000,000, Parent Borrower shall have delivered to Administrative Agent, at least 10 Business Days (or such shorter number of days as determined by Administrative Agent in its sole discretion) prior to such proposed acquisition, (i) a Compliance Certificate evidencing pro forma compliance with Section 6.7(b) as required under clause (iv) above and (ii) all other relevant financial information with respect to such acquired assets, including the aggregate Acquisition Consideration and any other information required to demonstrate such compliance with Section 6.7 (b) and (B) with respect to any individual acquisition for which the Acquisition Consideration exceeds $100,000,000, Parent Borrower shall have delivered to Administrative Agent, promptly upon the reasonable request by Administrative Agent, (i) a copy of the purchase agreement (which may be in the most recent draft form then available in the case of an acquisition to be consummated on the same date as the execution of such purchase agreement) related to the proposed Permitted Acquisition (and any related documents reasonably requested by Administrative Agent) and (ii) quarterly and annual financial statements of the Person whose Equity Interests or assets are being acquired for the most recent four quarter period prior to such proposed Permitted Acquisition for which financial statements are available, including any audited financial statements that are available;

(vi) any Person or assets or division as acquired in accordance herewith shall be in a Similar Business; and

(vii) the sum of (x) aggregate unused Dollar Equivalent portion of the Revolving Commitments at such time (after giving effect to the consummation of the respective Permitted Acquisition and any financing thereof) and (y) the aggregate amount of Unrestricted Cash as of such date shall equal or exceed $100,000,000.

“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by Parent Borrower in the form of one or more series of senior secured notes or loans secured on a pari passu basis (but without regard to control of remedies) with the Obligations; provided that (i) such Indebtedness is secured by the Collateral and is not secured by any property or assets of Parent Borrower or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal (other than customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) prior to the date that is the Latest Maturity Date of any Loan outstanding at the time such Indebtedness is incurred or issued, (iv) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to Administrative Agent), (v) such Indebtedness is not guaranteed by any Subsidiaries other than any Credit Party, and (vi) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the First Lien Intercreditor Agreement, provided that if such Indebtedness is the initial Permitted First Priority Refinancing Debt incurred by Parent Borrower, then Parent Borrower, Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered the First Lien Intercreditor Agreement. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Foreign Subsidiary Restructuring” means one or more internal restructuring transactions among Parent Borrower and/or any of its Wholly-Owned Subsidiaries in which (i) any assets of, or Equity Interests in, a Wholly-Owned Foreign Subsidiary (other than a Subsidiary Borrower) are sold, contributed or otherwise transferred to Parent Borrower or to a Wholly-Owned Subsidiary, (ii) no Credit Party makes an Investment in connection with such transactions other than (x) a sale, contribution or other transfer of Equity Interests in a Foreign Subsidiary as described in clause (i) or (y) as otherwise permitted by Section 6.6 (without giving effect to the parenthetical in clause (a) thereof) and (iii) the applicable requirements of Sections 5.10 and 5.11 shall be complied with in respect of any Equity Interests or other assets acquired by a Credit Party.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Permitted Non-Eligible Swiss Bank” means any lender that is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, that is (A) not an Eligible Swiss Bank and (B) by virtue of being a Lender as of the date hereof, by its accession to this Agreement pursuant to Section 10.6 as an additional Lender or through the receipt of a participation or sub-participation under Section 10.6 or otherwise does not increase the number of Persons that are not Eligible Swiss Banks with respect to Loans to the Swiss Subsidiary Borrower under this Agreement to a number that is greater than ten (10).

“Permitted Replacement Revolving Amendment” as defined in Section 2.25(d).

“Permitted Replacement Revolving Commitment Request” as defined in Section 2.25(a).

“Permitted Replacement Revolving Commitments” as defined in Section 2.25(a).

“Permitted Replacement Revolving Effective Date” as defined in Section 2.25(e).

“Permitted Replacement Revolving Election” as defined in Section 2.25(b).

“Permitted Replacement Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Permitted Replacement Revolving Commitments, that Lender’s Permitted Replacement Revolving Commitment and (ii) after termination of the Permitted Replacement Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Permitted Replacement Revolving Loans of that Lender, (b) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit and (c) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.

“Permitted Replacement Revolving Lender” as defined in Section 2.25(b).

“Permitted Replacement Revolving Loan Note” means, with respect to each Class of Permitted Replacement Revolving Loans, a promissory note in substantially the form of Exhibit A-3, A-4 or A-5, as applicable, to the Amended and Restated Credit Agreement, with, subject to Section 2.25, such changes as shall be agreed to by Parent Borrower and the Permitted Replacement Revolving Lenders providing such Class of Permitted Replacement Revolving Loans, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Permitted Replacement Revolving Loans” as defined in Section 2.25(a).

“Permitted Second Priority Refinancing Debt” means any secured Indebtedness incurred by Parent Borrower in the form of one or more series of second lien secured notes or second lien secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second lien, subordinated basis to the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of Parent Borrower or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are necessary or appropriate to reflect the second lien nature of the security interests and as are otherwise reasonably satisfactory to Administrative Agent), (v) such Indebtedness is not guaranteed by any Subsidiaries other than any Credit Party and (vi) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Second Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Second Priority Refinancing Debt incurred by Parent Borrower, then Parent Borrower, Administrative Agent and the Senior Representatives for such Indebtedness shall have executed and delivered the Second Lien Intercreditor Agreement. Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by Parent Borrower in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (ii) such Indebtedness does not mature or have scheduled amortization or payments of principal (other than customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred or issued, (iii) such Indebtedness is not guaranteed by any Subsidiaries other than any Credit Party, and (iv) such Indebtedness is not secured by any Lien on any property or assets of Parent Borrower or any Subsidiary. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Platform” as defined in Section 5.1(n).

“Pledge and Security Agreement” means the Pledge and Security Agreement to be executed by Parent Borrower and each other Guarantor substantially in the form of Exhibit I to the Original Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Plymouth Meeting Property” as defined in the definition of “Designated Sale and Leaseback Transaction.”

“Pounds Sterling” and the sign “£” mean the lawful money of the United Kingdom.

“Pre-Restatement Revolving Commitments” means the “Revolving Commitments” under the Amended and Restated Credit Agreement as in effect immediately prior to the Second Restatement Effective Date.

“Pre-Restatement Revolving Loans” means the “Revolving Loans” under the Amended and Restated Credit Agreement as in effect immediately prior to the Second Restatement Effective Date.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Principal Office” means, for each of Administrative Agent, Swing Line Lender and Issuing Bank, such Person’s “Principal Office” (which, in the case of Administrative Agent, may include one or more separate offices with respect to Foreign Currencies) as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Parent Borrower, Administrative Agent and each Lender.

“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Tranche B Dollar Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche B Dollar Term Loan Exposure of that Lender by (b) the aggregate Tranche B Dollar Term Loan Exposure of all Lenders; (ii) with respect to all payments, computations and other matters relating to the Tranche B Euro Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche B Euro Term Loan Exposure of that Lender by (b) the aggregate Tranche B Euro Term Loan Exposure of all Lenders; (iii) with respect to all payments, computations and other matters relating to the U.S. Revolving Commitment or U.S. Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the U.S. Revolving Exposure of that Lender by (b) the aggregate U.S. Revolving Exposure of all Lenders; (iv) with respect to all payments, computations and other matters relating to the Japanese Revolving Commitment or Japanese Revolving Loans of any Lender or any participations purchased therein by any Lender, the percentage obtained by dividing (a) the Japanese Revolving Exposure of that Lender by (b) the aggregate Japanese Revolving Exposure of all Lenders; (v) with respect to all payments, computations and other matters relating to the Swiss/Multicurrency Revolving Commitment or Swiss/Multicurrency Revolving Loans of any Lender or any participations purchased therein by any Lender, the percentage obtained by dividing (a) the Swiss/Multicurrency Revolving Exposure of that Lender by (b) the aggregate Swiss/Multicurrency Revolving Exposure of all Lenders; (vi) with respect to all payments, computations, and other matters relating to New Term Loan Commitments or New Term Loans of a particular Series of any Lender, the percentage obtained by dividing (a) the New Term Loan Exposure of that Lender with respect to that Series by (b) the aggregate New Term Loan Exposure of all Lenders with respect to that Series; (vii) with respect to all payments, computations and other matters relating to Permitted Replacement Revolving Commitments or Permitted Replacement Revolving Loans of a particular Class of any Lender, the percentage obtained by dividing (a) the Permitted Replacement Revolving Exposure of that Lender by (b) the aggregate Permitted Replacement Revolving Exposure of all Lenders with respect to that Class and (viii) with respect to all payments, computations and other matters relating to Extension Series of a particular Class of any Lender, the percentage obtained by dividing (a) the Extension Series Exposure of that Lender by (b) the aggregate Extension Series Exposure of all Lenders with respect to that Class. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Tranche B Term Loan Exposure, the Revolving Exposure, the New Term Loan Exposure, the Permitted Replacement Revolving Exposure and the Extension Series Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Tranche B Term Loan Exposure, the aggregate Revolving Exposure, the aggregate New Term Loan Exposure, the aggregate Permitted Replacement Revolving Exposure and the aggregate Extension Series Exposure of all Lenders.

“Public Lenders” means Lenders that do not wish to receive material non-public information with respect to Holdings, its Subsidiaries or their securities and who are engaged in investment or other market-related activities with respect to such Persons and/or such securities.

“Qualified Public Offering” means the initial underwritten public offering of common Equity Interests of Holdings or any of Holdings’ direct or indirect parent companies, in each case, pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act (other than a registration statement on Form S-8 or any successor form) generating gross proceeds to Parent Borrower of not less than $150,000,000.

“Rating Agency” means a nationally recognized statistical rating agency or agencies, as the case may be, selected by Parent Borrower.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) of any Credit Party in any real property.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Parent Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Parent Borrower or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Subsidiary” means any Subsidiary of the Parent Borrower formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

“Record Document” means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Collateral Agent.

“Recorded Leasehold Interest” means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Collateral Agent’s reasonable judgment, to give constructive notice of such Leasehold Property to third party purchasers and encumbrances of the affected real property.

“Refinanced Debt” as defined in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinanced Indebtedness” as defined in Section 6.1(k).

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) Borrowers, (b) Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.24.

“Refinancing Indebtedness” as defined in Section 6.1(k).

“Refinancing Series” shall mean all Refinancing Term Loans or Refinancing Term Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans or Refinancing Term Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same maturity, Effective Yield and amortization schedule.

“Refinancing Term Commitments” means one or more term loan commitments hereunder that fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.

“Refinancing Term Lenders” means, at any time, any Lender that has a Refinancing Term Commitment of a given Refinancing Series or a Refinancing Term Loan of a given Refinancing Series at such time.

“Refinancing Term Loans” means one or more term loans hereunder that result from a Refinancing Amendment.

“Refunding Capital Stock” as defined in Section 6.4(c).

“Register” as defined in Section 2.7(b).

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.

“Regulation FD” means Regulation FD as promulgated by the U.S. Securities and Exchange Commission under the Securities Act and Exchange Act as in effect from time to time.

“Reimbursement Date” as defined in Section 2.4(c).

“Related Agreements” means, collectively, the Acquisition Agreement, the New Senior Notes Indenture, the Senior Exchange Notes Indenture, the Senior Notes Indenture, the GSMP Agreement and the Management Agreement, in each case, including related exhibits, schedules, amendments, supplements and waivers thereto.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant Four Fiscal Quarter Period” as defined in Section 8.2.

“Replacement Lender” as defined in Section 2.22.

“Required Real Estate Documents” means, with respect to any Real Estate Asset:

(i) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering such Real Estate Asset;

(ii) an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in each state in which such Real Estate Asset is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other customary matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

(iii) in the case of a Leasehold Property, (1) a Landlord Consent and Estoppel and (2) evidence that such Leasehold Property is a Recorded Leasehold Interest;

(iv) (A) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to Collateral Agent with respect to such Real

Estate Asset (each, a “Title Policy”), in amounts not less than the Fair Market Value of each such Real Estate Asset, each in form and substance reasonably satisfactory to Collateral Agent and (B) evidence reasonably satisfactory to Collateral Agent that such Credit Party has paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for such Real Estate Asset in the appropriate real estate records;

(v) flood certifications with respect to such Real Estate Asset and evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors, in form and substance reasonably satisfactory to Collateral Agent;

(vi) ALTA surveys of such Real Estate Asset in a form reasonably acceptable to Collateral Agent, to the extent not a Leasehold Property, certified to Collateral Agent; and

(vii) in the case of a Real Estate Asset held by Japanese Subsidiary Borrower, documentation analogous to the documentation described in clauses (i) through (vi) above.

“Requisite Lenders” means one or more Lenders having or holding Tranche B Term Loan Exposure, New Term Loan Exposure, Revolving Exposure, Permitted Replacement Revolving Exposure and/or Extension Series Exposure and representing more than 50% of the sum of (i) the aggregate Tranche B Term Loan Exposure of all Lenders, (ii) the aggregate Revolving Exposure of all Lenders, (iii) the aggregate New Term Loan Exposure of all Lenders, (iv) the aggregate Permitted Replacement Revolving Exposure of all Lenders and (v) the aggregate Extension Series Exposure of all Lenders; provided that the unused Revolving Commitment and/or Permitted Replacement Revolving Exposure of and the portion of the total Outstanding Amounts held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Lenders; provided, further, that for all purposes under this Agreement and each other Credit Document, the “Requisite Lenders” shall be calculated in accordance with Section 10.5(d).

“Requisite U.S. Revolving Lenders” means one or more Lenders having or holding more than 50% of the sum of (i) the aggregate U.S. Revolving Exposure of all Lenders and (ii) the aggregate U.S. Permitted Replacement Revolving Exposure; provided that the U.S. Revolving Exposure and the U.S. Permitted Replacement Revolving Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Requisite U.S. Revolving Lenders; provided, further, that for all purposes under this Agreement and each other Credit Document, the “Requisite U.S. Revolving Lenders” shall be calculated in accordance with Section 10.5(d).

“Restatement Arrangers” means GSLP and Merrill Lynch, each in its capacity as a Joint Lead Arranger under the First Amendment.

“Restricted Junior Payment” means (i) any dividend or other distribution on account of any shares of any class of stock of Holdings or Parent Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of stock of Holdings or Parent Borrower now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings, Parent Borrower or any direct or indirect parent of Parent Borrower or Holdings now or hereafter outstanding; (iv) management or similar fees payable to any Sponsor or any of its Affiliates and (v) any Cash payment or prepayment of principal of, premium, if any, or Cash interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to any Subordinated Indebtedness.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a borrowing of a Eurocurrency Rate Loan denominated in a Foreign Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in a Foreign Currency pursuant to Section 2.9, and (iii) such additional dates as Administrative Agent shall reasonably determine or the Requisite Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in a Foreign

Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by Issuing Bank under any Letter of Credit denominated in a Foreign Currency, and (iv) such additional dates as Administrative Agent or Issuing Bank shall reasonably determine or the Requisite Lenders shall require.

“Revolving Commitment” means the U.S. Revolving Commitments, the Japanese Revolving Commitments, the Swiss/Multicurrency Revolving Commitments, the New Revolving Loan Commitments and the Permitted Replacement Revolving Commitments of a Lender, as the context may require, and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The aggregate Dollar Equivalent of the Revolving Commitments as of the Second Restatement Effective Date is $375,000,000.

“Revolving Commitment Period” means the period from the Original Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of (i) August 26, 2017, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) or 2.14, and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1.

“Revolving Exposure” means, with respect to any Lender, as of any date of determination, the sum of such Lender’s U.S. Revolving Exposure, such Lender’s Japanese Revolving Exposure and such Lender’s Swiss/Multicurrency Revolving Exposure.

“Revolving Lender” means each Lender with a Revolving Commitment or that holds a Revolving Loan.

“Revolving Loan Note” means a U.S. Revolving Loan Note, a Japanese Revolving Loan Note or a Swiss/Multicurrency Revolving Loan Note.

“Revolving Loans” means the U.S. Revolving Loans, the Japanese Revolving Loans and the Swiss/Multicurrency Revolving Loans.

“S&P” means Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in a Foreign Currency, same day or other funds as may be determined by Administrative Agent or Issuing Bank, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Foreign Currency.

“SDI” as defined in the definition of SDI Acquisition Agreement.

“SDI Acquisition” means the acquisition by Parent Borrower of SDI pursuant to the SDI Acquisition Agreement.

“SDI Acquisition Agreement” means the Membership Interest Purchase Agreement, dated January 13, 2011, among Parent Borrower, SDI Holdings LLC (“SDI”), and certain Members of SDI together with all exhibits, schedules, documents, agreements, and instruments executed and delivered in connection therewith, as the same may be amended, or modified.

“SDI Amount” as defined in Section 2.14(e).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Intercreditor Agreement” means a Second Lien Intercreditor Agreement among Administrative Agent and one or more Senior Representatives for holders of Permitted Second Priority Refinancing Debt and/or Incremental Equivalent Debt secured by the Collateral on a junior basis to the Obligations, in form and substance reasonably satisfactory to Administrative Agent.

“Second Restatement Arrangers” means Bank of America and GSLP, each in its capacity as a Joint Lead Arranger under this Agreement.

“Second Restatement Effective Date” means the date on which this Agreement becomes effective pursuant to Section 3.1.

“Second Restatement Transaction Costs” means all fees, expenses and other amounts incurred or paid by or on behalf of Parent Borrower or any other Credit Parties in connection with the Second Restatement Transactions.

“Second Restatement Transactions” means, collectively, (a) the amendment and restatement of the Amended and Restated Credit Agreement, including the execution and delivery of Amendment and any Credit Documents contemplated thereby, and upon effectiveness thereof, borrowing of the Tranche B Term Loans pursuant to Section 2.01(a)(i) of this Agreement, (b) the issuance of the New Senior Notes, (c) the Consent Solicitation and Exchange Offer and the exchange of all or a portion of the Senior Notes for the Senior Exchange Notes pursuant thereto, (d) the making of Restricted Payments pursuant to Section 6.4(l) on or about the Second Restatement Effective Date and (e) all other transactions contemplated by the Amendment or in connection with any of the foregoing.

“Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Senior Exchange Notes” means Parent Borrower’s 12.50% Senior Exchange Notes due 2018.

“Senior Exchange Notes Indenture” means the indenture dated as of October 24, 2012, by and among Parent Borrower, the guarantors party thereto and the trustee party thereto relating to the issuance of Senior Exchange Notes, as the same may be amended, supplemented or modified.

“Senior Facilities Fee Letter” as defined in the Commitment Letter.

“Senior Notes” means Parent Borrower’s 12.50% Senior Notes due 2018.

“Senior Notes Indenture” means the indenture dated as of February 26, 2010, by and among Parent Borrower, the guarantors party thereto and the trustee party thereto relating to the issuance of Senior Notes, as the same may be amended, supplemented or modified.

“Senior Representative” means, with respect to any series of Incremental Equivalent Debt secured by the Collateral, Permitted First Priority Refinancing Debt or Permitted Second Priority Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Senior Secured Leverage Ratio” means the ratio as of any date of determination of (i) Consolidated Senior Secured Debt as of such date of determination to (ii) Consolidated Adjusted EBITDA for the most recent Test Period ended prior to such date.

“Series” as defined in Section 2.23(a).

“Significant Subsidiary” means any Subsidiary of Parent Borrower that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Original Closing Date.

“Similar Business” means any business conducted or proposed to be conducted by Parent Borrower and its Subsidiaries on the Original Closing Date and any business or other activities that are complementary, similar, reasonably related, incidental or ancillary thereto.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Holdings substantially in the form of Exhibit G-2 to the Original Credit Agreement.

“Solvent” means, with respect to any Person, that as of the date of determination, (i) the present fair salable value of the property (including goodwill and other intangibles) of such Person and its Subsidiaries (on a consolidated basis), is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries (on a consolidated basis), (ii) the present fair salable value of the assets (including goodwill and other intangibles) of such Person and its Subsidiaries (on a consolidated basis), is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries (on a consolidated basis) on their debts as they become absolute and matured, (iii) such Person and its Subsidiaries have not incurred and do not intend to incur, or believe that they will incur, debts or liabilities beyond the ability of such Person and its Subsidiaries (on a consolidated basis) to pay such debts and liabilities as they mature and (iv) such Person and its Subsidiaries (on a consolidated basis) do not have unreasonably small capital in relation to its business on the Second Restatement Effective Date or with respect to any transaction about to be undertaken. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Notice Currency” means at any time a Foreign Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Calculation” means the calculation of any Leverage Ratio, Senior Secured Leverage Ratio or Fixed Charge Coverage Ratio, including pursuant to Sections 2.23, 6.1, 6.4, 6.6, 6.7 or 6.8, as applicable.

“Specified Calculation Date” means the date on which the event for which a Specified Calculation is made shall occur.

“Specified Default” means any Default of the type that could become an Event of Default under Section 8.1(a), (f) or (g).

“Specified Equity Contribution” as defined in Section 8.2.

“Specified IP License(s)” means a written exclusive license to an unaffiliated third party whereby the licensor is precluded from further practice or utilization of a material Intellectual Property right in any field of use or overall and the licensee is granted the rights to sublicense, take action against third party infringers, or otherwise exercise the material hallmarks of ownership.

“Specified Restructuring” as defined in the definition of Consolidated Adjusted EBITDA.

“Specified Transaction” means (x) any Investment that results in a Person becoming a Subsidiary, (y) any purchase or other acquisition of a business of any Person or of assets constituting a business unit, line of business or division of such Person or (z) any Asset Sale (i) that results in a Subsidiary ceasing to be a subsidiary of Parent Borrower or (ii) of a business, business unit, line of business or division of Parent Borrower or a Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise.

“Sponsors” means each of (1) TPG Group, (2) CPP and (3) LGP and their respective Affiliates, including for the avoidance of doubt, any co-investment vehicle controlled by any of the foregoing (but excluding any portfolio company or other operating company which is an Affiliate of any of the Sponsors).

“Spot Rate” for a currency means the rate determined by Administrative Agent or Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (New York City time) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that Administrative Agent or Issuing Bank may obtain such spot rate from another financial institution designated by Administrative Agent or Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in a Foreign Currency.

“Stub Period” as defined in Section 1.10(b).

“Subordinated Indebtedness” means, with respect to the Obligations, any Indebtedness of any Credit Party (other than Indebtedness among the Credit Parties and their Subsidiaries) which is by its terms subordinated in right of payment to any of the Obligations.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Any subsidiary designated as an Unrestricted Subsidiary pursuant to Section 5.15 shall cease to be a Subsidiary under this Agreement until redesignated as a Subsidiary pursuant to Section 5.15.

“Subsidiary Borrowers” means Japanese Subsidiary Borrower and Swiss Subsidiary Borrower.

“Swing Line Lender” means Bank of America in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

“Swing Line Loan” means a Loan made by Swing Line Lender to Parent Borrower pursuant to Section 2.3.

“Swing Line Note” means a promissory note in the form of Exhibit A-6 to the Amended and Restated Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Swing Line Sublimit” means the lesser of (i) $60,000,000, and (ii) the aggregate unused amount of U.S. Revolving Commitments then in effect.

“Swiss Credit Party” means Swiss Subsidiary Borrower and each Swiss Guarantor.

“Swiss Federal Tax Administration” means the Swiss federal tax authorities referred to in Article 34 of the Swiss Withholding Tax Act.

“Swiss Franc” and the abbreviation “CHF” mean the lawful money of the Swiss Confederation and the Principality of Liechtenstein.

“Swiss Guarantor” means each Wholly-Owned Subsidiary of Swiss Subsidiary Borrower that is organized under the laws of Switzerland that, as of the Original Closing Date, shall have guaranteed the Swiss Obligations pursuant to the Swiss Guaranty and each other Subsidiary of Swiss Subsidiary Borrower that, pursuant to Section 5.10, shall have guaranteed the Swiss Obligations pursuant to the Swiss Guaranty.

“Swiss Guaranty” means the Guaranty Agreement to be executed by each Swiss Guarantor, in form and substance reasonably satisfactory to Collateral Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Swiss/Multicurrency Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Swiss/Multicurrency Revolving Loan and “Swiss/Multicurrency Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Swiss/Multicurrency Revolving Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement or Joinder Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate Dollar Equivalent of the Swiss/Multicurrency Revolving Commitments as of the Second Restatement Effective Date is $100,000,000.

“Swiss/Multicurrency Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Swiss/Multicurrency Revolving Commitments, that Lender’s Swiss/Multicurrency Revolving Commitment, and (ii) after the termination of the Swiss/Multicurrency Revolving Commitments, the Dollar Equivalent of the aggregate outstanding principal amount of the Swiss/Multicurrency Revolving Loans of that Lender.

“Swiss/Multicurrency Revolving Lender” means each Lender with a Swiss/Multicurrency Revolving Commitment.

“Swiss/Multicurrency Revolving Loan” means a Loan made by a Lender pursuant to its Swiss/Multicurrency Revolving Commitment to Parent Borrower or Swiss Subsidiary Borrower pursuant to the terms hereof, including Section 2.2(a)(iv).

“Swiss/Multicurrency Revolving Loan Note” means a promissory note in the form of Exhibit A-5 to the Amended and Restated Credit Agreement (with such modifications thereto as may be necessary to reflect different Classes of Revolving Loans), as it may be amended, restated, supplemented or otherwise modified from time to time.

“Swiss Obligations” means all Obligations of the Swiss Credit Parties.

“Swiss Secured Parties” means Collateral Agent and each Swiss/Multicurrency Revolving Lender.

“Swiss Subsidiary Borrower” as defined in the preamble hereto.

“Swiss Tax Deduction” means a deduction or withholding for or on account of Swiss Withholding Tax from a payment under this Agreement.

“Swiss Withholding Tax” means the Taxes levied pursuant to the Swiss Withholding Tax Act.

“Swiss Withholding Tax Act” means the Swiss federal act on withholding tax, of October 13, 1965.

“Swiss Withholding Tax Rules” means, together, the Ten Non-Bank Rule and/or the Twenty Non-Bank Rule.

“Syndication Agent” as defined in the preamble hereto.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by any Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed (and any interest and penalties related thereto).

“Ten Non-Bank Rule” means the rule according to which the aggregate number of Lenders, participants and/or sub-participants under this Agreement which are not Eligible Swiss Banks must not at any time exceed ten (10), in each case in accordance with the meaning of the Guidelines.

“Term Lender” means each Lender with a Term Loan Commitment or that holds a Term Loan.

“Term Loan” means a Tranche B Term Loan, a New Term Loan, Refinancing Term Loan, or Extended Term Loan, as applicable.

“Term Loan Commitment” means the Tranche B Dollar Term Loan Commitment, the Tranche B Euro Term Loan Commitment, the New Term Loan Commitment, Refinancing Term Commitments of a given Refinancing Series or Extended Term Commitments of a given Extension Series of a Lender, as the context may require, and “Term Loan Commitments” means such commitments of all Lenders.

“Term Loan Extension Request” has the meaning provided in Section 2.26(a).

“Term Loan Extension Series” has the meaning provided in Section 2.26(a).

“Term Loan Extension Series Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of the applicable Term Loan Extension Series of such Lender.

“Term Loan Maturity Date” means the Tranche B Term Loan Maturity Date and the New Term Loan Maturity Date of any Series of New Term Loans, as applicable.

“Terminated Lender” as defined in Section 2.22.

“Termination Value” means, in respect of any one or more exchange traded or over the counter derivative transaction entered into by Holdings or any Subsidiary thereof, including any Interest Rate Agreement, any Currency Agreement and any Commodity Agreement, after taking into account the effect of any legally enforceable netting agreement relating to such derivative transactions, (a) for any date on or after the date such transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined in good faith by Parent Borrower as the mark-to-market value(s) for such transactions.

“Test Period” in effect at any time means (a) for purposes of determining the Leverage Ratio for purposes of the definitions of “Applicable Margin” and “Applicable Revolving Commitment Fee Percentage,” and Sections 2.14 and 6.7, the most recent period of four consecutive Fiscal Quarters of Parent Borrower ended on or prior to such time in respect of which financial statements for each Fiscal Quarter or Fiscal Year in such period have been or are required to be delivered pursuant to Section 5.1(a) or (b); and (b) for all other purposes hereunder, the most recent period of four consecutive Fiscal Quarters of Parent Borrower ended on or prior to such time in respect of which internal financial statements of Parent Borrower are available.

“Title Policy” as defined in the definition of “Required Real Estate Documents”.

“Total Utilization” means, with respect to any Class of Revolving Commitments, as at any date of determination, the sum of (i) the Dollar Equivalent of the aggregate principal amount of all outstanding Revolving Loans of such Class (other than Revolving Loans made for the purpose of repaying any refunded Swing Line Loans or reimbursing Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), (ii) in the case of any U.S. Revolving Commitment, to the extent Lenders of such Class are required by this Agreement to purchase risk participations therein, the aggregate principal amount of all outstanding Swing Line Loans, and (iii) in the case of any U.S. Revolving Commitment, to the extent Lenders of such Class are required by this Agreement to purchase risk participations therein, the L/C Obligations.

“TPG” means TPG Capital, L.P.

“TPG Group” means TPG and its Affiliates and all investment funds advised by any of the foregoing (excluding, for the avoidance of doubt their portfolio companies or other operating companies affiliated with TPG).

“Tranche B Dollar Term Loan” means a Tranche B Dollar Term Loan made (x) by a Lender to Parent Borrower pursuant to Section 2.1(a)(i) of the Amended and Restated Credit Agreement and (y) by any Additional Tranche B Dollar Term Lender to Parent Borrower pursuant to Section 2.1(a)(i).

“Tranche B Dollar Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Tranche B Dollar Term Loan on the First Restatement Effective Date, or in the case of any Additional Tranche B Dollar Term Lender, on the Second Restatement Effective Date and “Tranche B Dollar Term Loan Commitments” means such commitments of all Lenders in the aggregate. The initial amount of each Lender’s Tranche B Dollar Term Loan Commitment, if any, on the First Restatement Effective Date was set forth on such Lender’s Lender Addendum (as defined in the First Amendment) or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof, and the initial amount of each Additional Tranche B Dollar Term Lender Commitment on the Second Restatement Effective Date set forth on such Additional Tranche B Dollar Term Lender’s Lender Addendum (as defined in the Amendment) or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Tranche B Dollar Term Loan Commitments (i) was $1,290,000,000 as of the First Restatement Effective Date, and (ii) is $500,000,000 as of the Second Restatement Effective Date.

“Tranche B Dollar Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche B Dollar Term Loans of such Lender; provided, at any time prior to the making of any Tranche B Dollar Term Loans, the Tranche B Dollar Term Loan Exposure of any Lender shall be equal to such Lender’s Tranche B Dollar Term Loan Commitment.

“Tranche B Dollar Term Loan Note” means a promissory note in the form of Exhibit A-1 to the Amended and Restated Credit Agreement (with such modifications thereto as may be necessary to reflect different Classes of Term Loans), as it may be amended, restated, supplemented or otherwise modified from time to time.

“Tranche B Euro Term Loan” means a Tranche B Euro Term Loan made (x) by a Lender to Parent Borrower pursuant to Section 2.1(a)(ii) of the Amended and Restated Credit Agreement and (y) by any Additional Tranche B Euro Term Lender to Parent Borrower pursuant to Section 2.1(a)(ii).

“Tranche B Euro Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Tranche B Euro Term Loan on the First Restatement Effective Date, or in the case of any Additional Tranche B Term Euro Lender, on the Second Restatement Effective Date and “Tranche B Euro Term Loan Commitments” means such commitments of all Lenders in the aggregate. The initial amount of each Lender’s Tranche B Euro Term Loan Commitment, if any, on the First Restatement Effective Date was set forth on such Lender’s Lender Addendum (as defined in the First Amendment) or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof and the initial amount of each Additional Tranche B Euro Term Lender Commitment on the Second Restatement Effective Date set forth on such Additional Tranche B Euro Term Lender’s Lender Addendum (as defined in the Amendment) or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Tranche B Euro Term Loan Commitments (i) was €565,000,000 as of the First Restatement Effective Date and (ii) is €200,000,000 as of the Second Restatement Effective Date.

“Tranche B Euro Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche B Euro Term Loans of such Lender; provided, at any time prior to the making of any Tranche B Euro Term Loans, the Tranche B Euro Term Loan Exposure of any Lender shall be equal to such Lender’s Tranche B Euro Term Loan Commitment.

“Tranche B Euro Term Loan Note” means a promissory note in the form of Exhibit A-2 to the Amended and Restated Credit Agreement (with such modifications thereto as may be necessary to reflect different Classes of Term Loans), as it may be amended, restated, supplemented or otherwise modified from time to time.

“Tranche B Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the sum of such Lender’s Tranche B Dollar Term Loan Exposure and such Lender’s Tranche B Euro Term Loan Exposure.

“Tranche B Term Loan Maturity Date” means the earlier of (i) August 26, 2017, and (ii) the date on which all Tranche B Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Tranche B Term Loans” means the Tranche B Dollar Term Loans and the Tranche B Euro Term Loans.

“Transaction Costs” means the fees, costs and expenses payable by Holdings, Parent Borrower or any of Parent Borrower’s Subsidiaries on or before the date that is 24 months after the Original Closing Date in connection with the Transactions, including payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options.

“Transactions” means the incurrence of the Indebtedness under the Original Credit Agreement on the Original Closing Date and the issuance of the Senior Notes, the Equity Contribution, the Acquisition and the refinancing of Parent Borrower’s existing debt (other than Indebtedness set forth in Schedule 6.1 to the Original Credit Agreement) and other transactions contemplated thereby.

“Treasury Capital Stock” as defined in Section 6.4(c).

“Twenty Non-Bank Rule” means the rule according to which the aggregate number of (a) where such qualification is relevant, Lenders, participants and/or sub-participants which are Non-Eligible Swiss Banks, under all interest bearing loans made or deemed to be made to the Swiss Subsidiary Borrower (including intra-group loans), and (b) where the number of debt instruments (as defined in the Guidelines) is relevant, the number of such debt instruments, being understood that for purposes hereof the maximum number of ten Non-Eligible Swiss Banks permitted under this Agreement shall be taken into account (whether or not 10 Non-Eligible Swiss Banks do so participate at any given time), must not at any time exceed twenty (20), in each of (a) and (b) in accordance with the meaning of the Guidelines.

“Type of Loan” means (i) with respect to either Term Loans or Revolving Loans, a Base Rate Loan or a Eurocurrency Rate Loan, and (ii) with respect to Swing Line Loans, a Base Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unreimbursed Amount” as defined in Section 2.4(c).

“Unrestricted Cash” means the aggregate amount of Cash and Cash Equivalents held in accounts of Parent Borrower and its Subsidiaries (and included in the consolidated balance sheet of Parent Borrower) to the extent that (i) the use of such Cash for application to payment of the Obligations or other Indebtedness is not prohibited by law or any contract or other agreement and (ii) such Cash and Cash Equivalents are free and clear of all Liens (other than nonconsensual Liens permitted by Section 6.2, and Liens permitted by Sections 6.2(a), (u)(iii), (w)(i) and (ii), and (y)).

“Unrestricted Subsidiary” as defined in Section 5.15.

“U.S. Guaranteed Obligations” as defined in Section 7.1.

“U.S. Guarantor” means Holdings and each Guarantor Subsidiary.

“U.S. Lender” as defined in Section 2.20(f).

“U.S. Permitted Replacement Revolving Commitment” means the Permitted Replacement Revolving Commitment of a Lender to the extent replacing a U.S. Revolving Commitment.

“U.S. Permitted Replacement Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the U.S. Permitted Replacement Revolving Commitments, that Lender’s U.S. Permitted Replacement Revolving Commitment and (ii) after termination of the U.S. Permitted Replacement Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the U.S. Permitted Replacement Revolving Loans of that Lender, (b) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit and (c) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.

“U.S. Permitted Replacement Revolving Lender” means each Lender with a U.S. Permitted Replacement Revolving Commitment.

“U.S. Permitted Replacement Revolving Loans” means a Loan made by a Lender pursuant to its U.S. Permitted Replacement Revolving Commitment to Parent Borrower.

“U.S. Revolving Commitment” means the commitment of a Lender to make or otherwise fund any U.S. Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and “U.S. Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s U.S. Revolving Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement or Joinder Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the U.S. Revolving Commitments as of the Second Restatement Effective Date is $175,000,000.

“U.S. Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender’s U.S. Revolving Commitment; and (ii) after the termination of the U.S. Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the U.S. Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate L/C Obligations in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.

“U.S. Revolving Lender” means each Lender with a U.S. Revolving Commitment.

“U.S. Revolving Loan” means a Loan made by a Lender pursuant to its U.S. Revolving Commitment to Parent Borrower pursuant to the terms hereof, including Section 2.2(a)(ii).

“U.S. Revolving Loan Note” means a promissory note in the form of Exhibit A-3 to the Amended and Restated Credit Agreement (with such modifications thereto as may be necessary to reflect different Classes of Revolving Loans), as it may be amended, restated, supplemented or otherwise modified from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wells” as defined in the preamble hereto.

“Wholly-Owned” means, with respect to a Subsidiary of any Person, all of the outstanding Equity Interests of which Subsidiary (other than any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable Law) is owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person.

“Withholding Exemption Document” as defined in Section 2.20(h).

“Yen” and the sign “¥” mean the lawful money of Japan.

1.2. Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Holdings to Lenders pursuant to Sections 5.1(a) and 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(d), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements.

1.3. Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable.

1.4. Exchange Rates; Currency Equivalents.

(a) Administrative Agent or Issuing Bank, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and amounts outstanding hereunder denominated in Foreign Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Credit Parties hereunder or calculating incurrence or financial covenant hereunder (including baskets related thereto) or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent as so determined by Administrative Agent or Issuing Bank, as applicable.

(b) Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by Administrative Agent or Issuing Bank, as the case may be.

(c) Notwithstanding the foregoing, for purposes of determining compliance with Sections 6.1, 6.2, 6.4, 6.6 and 6.8 with respect to any amount of Indebtedness, Investment, Restricted Junior Payment, Lien or Asset Sale in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness, Investment, Restricted Junior Payment, Lien or Asset Sale is incurred or made; provided, that, for the avoidance of doubt, the foregoing provisions of this Section 1.4 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness, Investment, Restricted Junior Payment, Lien or Asset Sale may be incurred or made at any time under such Sections.

(d) For purposes of calculating the Leverage Ratio or the Senior Secured Leverage Ratio, the Dollar equivalent of any Indebtedness denominated in a currency other than Dollars will be converted into Dollars based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred; provided, however, that the U.S. dollar-equivalent principal amount of all Term Loans and Revolving Loans denominated in a foreign currency, including for the avoidance of doubt, any such Term Loans incurred prior to the Second Restatement Effective Date and any Revolving Loans incurred under Revolving Commitments provided prior to the Second Restatement Effective Date, shall be calculated based on the relevant currency exchange rate in effect on the Second Restatement Effective Date.

(e) For the avoidance of doubt, in the case of a Loan denominated in a Foreign Currency, all interest shall accrue and be payable thereon based on the actual amount outstanding in such Foreign Currency (without any translation into the Dollar Equivalent thereof).

1.5. Redenomination of Certain Foreign Currencies and Computation of Dollar Equivalents.

(a) Each obligation of a Borrower to make a payment denominated in the National Currency Unit of any member state of the European Union that adopts the Euro as its lawful currency after the Original Closing Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Credit Extension in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Credit Extension, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.6. Additional Foreign Currencies.

(a) Parent Borrower may from time to time request that Swiss/Multicurrency Revolving Loans that are Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Foreign Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of Administrative Agent and each Swiss/Multicurrency Revolving Lender; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of Administrative Agent and Issuing Bank.

(b) Any such request shall be made to Administrative Agent not later than 11:00 a.m. (New York City time), twenty Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by Administrative Agent and, in the case of any such request pertaining to Letters of Credit, Issuing Bank, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, Administrative Agent shall promptly notify each Swiss/Multicurrency Revolving Lender thereof; and in the case of any such request pertaining to Letters of Credit, Administrative Agent shall promptly notify Issuing Bank thereof. Each Swiss/Multicurrency Revolving Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify Administrative Agent, not later than 11:00 a.m. (New York City time), ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Lender or Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or Issuing Bank, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If Administrative Agent and all the Swiss/Multicurrency Revolving Lenders consent to making Eurocurrency Rate Loans in such requested currency, Administrative Agent shall so notify Parent Borrower and such currency shall thereupon be deemed for all purposes to be a Foreign Currency hereunder for purposes of any borrowings of Swiss/Multicurrency Revolving Loans; and if Administrative Agent and Issuing Bank consent to the issuance of Letters of Credit in such requested currency, Administrative Agent shall so notify Parent Borrower and such currency shall thereupon be deemed for all purposes to be a Foreign Currency hereunder for purposes of any Letter of Credit issuances. If Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.6, Administrative Agent shall promptly so notify Parent Borrower.

1.7. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.8. Rounding. Any financial ratios required to be maintained by Parent Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.9. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Credit Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.10. Certain Calculations.

(a) Notwithstanding anything to the contrary herein, each Specified Calculation shall be calculated in the manner prescribed by this Section.

(b) In the event that Parent Borrower or any of its Subsidiaries incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness during the period (the “Stub Period”) subsequent to the end of the Test Period for which the Leverage Ratio or Senior Secured Leverage Ratio, as the case may be, is being calculated but prior to or simultaneously with the Specified Calculation Date, then the Leverage Ratio or Senior Secured Leverage Ratio, as the case may be, shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness as if the same had occurred on the last day of the applicable Test Period; provided, that Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes during the Stub Period shall only be treated as having been incurred or repaid during such period if the average daily balances of such Indebtedness during the Stub Period exceeds or is less than the amount of such Indebtedness outstanding as of the last day of the applicable Test Period.

(c) In the event that Parent Borrower or any of its Subsidiaries incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness subsequent to the commencement of the Test Period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the Specified Calculation Date, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness had occurred on the first day of the Test Period.

(d) For purposes of making any Specified Calculation, Specified Transactions that have been made by Parent Borrower or any of its Subsidiaries during the applicable Test Period or subsequent to such Test Period and on or prior to or simultaneously with the Specified Calculation Date (a) shall be calculated in good faith by the Chief Financial Officer of Parent Borrower on a pro forma basis assuming that all such Specified Transactions had occurred on the first day of the applicable Test Period and (b) in connection with any such Specified Transactions (other than, for avoidance of doubt, the Transactions), there shall be given pro forma effect to (A) expected cost savings resulting therefrom permitted to be reflected in pro forma financial information with respect to any such Specified Transactions under Rule 11.02 of Regulation S-X under the Securities Act and (B) additional cost savings that result or are expected to result from actions taken, committed to be taken or planned to be taken pursuant to a factually supported plan in connection with such Specified Transaction prior to the Specified Calculation Date; provided, that such cost savings referred to in this clause (B) (x) are factually supportable and determined in good faith by Parent Borrower, as certified in an officer’s certificate executed by the Chief Financial Officer of Parent Borrower to Administrative Agent, and (y) do not exceed the actual cost savings expected in good faith to be realized by Parent Borrower and its Subsidiaries over such 12 month period commencing with the Specified Calculation Date (as opposed, for the avoidance of doubt, to the annualized impact of such cost savings). If since the beginning of any such Test Period any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into Parent Borrower or any of its Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this definition, then the Specified Calculation shall be calculated giving pro forma effect thereto for such period as if such Specified Transaction had occurred at the beginning of the applicable Test Period.

(e) If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Specified Calculation Date had been the applicable rate for the entire period (taking into account any Hedge Agreements applicable to such Indebtedness). Interest on a Capital Lease shall be deemed to accrue at an interest rate reasonably determined by the Chief Financial Officer of Parent Borrower to be the rate of interest implicit in such Capital Lease in accordance with GAAP. For purposes of the computation above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed on the average daily balances of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Parent Borrower may designate.

(f) Any Person that is a Subsidiary on the Specified Calculation Date will be deemed to have been a Subsidiary at all times during the applicable Test Period, and any Person that is not a Subsidiary on the Specified Calculation Date will be deemed not to have been a Subsidiary at any time during the applicable Test Period.

Notwithstanding the foregoing, when calculating the Leverage Ratio for purposes of the definitions of “Applicable Margin” and Sections 2.14 and 6.7, the events described in Sections 1.10(b), 1.10(c) and 1.10(d) above that occurred subsequent to the end of the Test Period shall not be given pro forma effect.

1.11. Effect of this Agreement on the Amended and Restated Credit Agreement and other Existing Credit Documents.

Upon satisfaction of the conditions precedent to the effectiveness of this Agreement set forth in Section 5 of the Amendment, this Agreement shall be binding on Borrowers, the Agents, the Lenders and the other parties hereto, and the Amended and Restated Credit Agreement and the provisions thereof shall be replaced in their entirety by this Agreement and the provisions hereof; provided that (a) the Obligations (as defined in the Amended and Restated Credit Agreement) of Borrowers and the other Credit Parties under the Amended and Restated Credit Agreement and the other Credit Documents (in each case, as further amended from time to time) that remain unpaid and outstanding as of the date of this Agreement shall continue to exist under and be evidenced by this Agreement and the other Loan Documents, (b) all Letters of Credit existing immediately prior to the Second Restatement Effective Date shall continue as Letters of Credit under this Agreement, (c) the Collateral and the Credit Documents shall continue to secure, guarantee, support and otherwise benefit the Obligations (as defined in the Amended and Restated Credit Agreement) and the Obligations of Borrowers and the other Credit Parties under this Agreement and the other Credit Documents, (d) all Hedge Agreements entered into prior to the Second Restatement Effective Date that constitute Obligations (as defined in the Amended and Restated Credit Agreement) and remain outstanding as of the date of this Agreement shall continue to constitute Obligations hereunder and (e) any Person entitled to the benefits of Sections 2.18(c), 2.19, 10.2 and 10.3 of the Amended and Restated Credit Agreement shall continue to be entitled to the benefits of the corresponding provisions of this Agreement. Upon the effectiveness of this Agreement, each Credit Document that was in effect immediately prior to the date of this Agreement shall continue to be effective and, unless the context otherwise requires, any reference to the Original Credit Agreement or the Amended and Restated Credit Agreement contained therein shall be deemed to refer to this Agreement.

SECTION 2.	LOANS AND LETTERS OF CREDIT

2.1. Term Loans.

(a) Term Commitments.

(i) Subject to the terms and conditions hereof, each Additional Tranche B Dollar Term Lender severally agrees to make, on the Second Restatement Effective Date, a Tranche B Dollar Term Loan to Parent Borrower in an amount equal to such Lender’s Tranche B Dollar Term Loan Commitment.

(ii) Subject to the terms and conditions hereof, each Additional Tranche B Euro Term Lender severally agrees to make, on the Second Restatement Effective Date, a Tranche B Euro Term Loan to Parent Borrower in an amount equal to such Lender’s Tranche B Euro Term Loan Commitment.

(iii) Any amounts borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than the Tranche B Term Loan Maturity Date. Each Lender’s Tranche B Dollar Term Loan Commitment and/or Tranche B Euro Term Loan Commitment, as applicable, in respect to Tranche B Term Loans funded on the First Restatement Effective Date was terminated on the First Restatement Effective Date upon the funding of such Tranche B Term Loans. Each Additional Tranche B Term Lender’s Tranche B Dollar Term Loan Commitment or Tranche B Euro Term Loan Commitment shall terminate immediately and without further action on the Second Restatement Effective Date after giving effect to the funding of such Lender’s Tranche B Dollar Term Loan Commitment or Tranche B Euro Term Loan Commitment, as applicable, on such date.

(b) Borrowing Mechanics for Term Loans.

(i) Parent Borrower shall deliver to Administrative Agent and Syndication Agent a fully executed Funding Notice no later than two (2) Business Days prior to the Second Restatement Effective Date. Promptly upon receipt by Administrative Agent and Syndication Agent of such Funding Notice, Administrative Agent or Syndication Agent shall notify each Additional Tranche B Term Lender with a Tranche B Dollar Term Loan Commitment or a Tranche B Euro Term Loan Commitment of the proposed borrowing.

(ii) Each Additional Tranche B Term Lender shall make its Tranche B Dollar Term Loans or Tranche B Euro Term Loans, as applicable, available to Administrative Agent not later than 10:00 a.m. (New York City time) on the Second Restatement Effective Date by wire transfer of Same Day Funds in Dollars at the principal office designated by Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Tranche B Dollar Term Loans and Tranche B Euro Term Loans available to Parent Borrower on the Second Restatement Effective Date by causing an amount of Same Day Funds equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to such accounts as may be designated in writing to Administrative Agent by Parent Borrower.

2.2. Revolving Loans.

(a) Revolving Commitments.

(i) Special Provisions Relating to Reclassifications of Pre-Restatement Revolving Commitments.

(A) On the Second Restatement Effective Date, any U.S. Revolving Commitments, Japanese Revolving Commitments and Swiss/Multicurrency Commitments, as applicable, outstanding immediately prior to the Second Restatement Effective Date as Pre-Restatement Revolving Commitments shall continue hereunder as U.S. Revolving Commitments, Japanese Revolving Commitments or Swiss/Multicurrency Commitments, as applicable.

(B) On and after the Second Restatement Effective Date, each Revolving Lender which holds a Revolving Loan Note shall be entitled to surrender such Revolving Loan Note to Parent Borrower against delivery of a new Revolving Loan Note completed in conformity with Section 2.7 evidencing the Revolving Loans, respectively, into which the applicable Pre-Restatement Revolving Loans of such Lender were reclassified on the Second Restatement Effective Date; provided that if any such Revolving Loan Note is not so surrendered, then from and after the Second Restatement Effective Date such Note shall be deemed to evidence the Revolving Loans into which the Loans outstanding immediately prior to the Second Restatement Effective Date theretofore evidenced by such Note have been reclassified.

(C) No costs shall be payable under Section 2.18(c) in connection with transactions consummated under Section 2.2(a)(i).

(ii) U.S. Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each U.S. Revolving Lender severally agrees to make U.S. Revolving Loans in Dollars to Parent Borrower; provided, that after giving effect to the making of any U.S. Revolving Loans in no event shall the Total Utilization of U.S. Revolving Commitments exceed the U.S. Revolving Commitments then in effect.

(iii) Japanese Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Japanese Revolving Lender severally agrees to make (x) Japanese Revolving Loans in Dollars and/or Yen to Parent Borrower and (y) Japanese Revolving Loans in Dollars and/or Yen to Japanese Subsidiary Borrower; provided, that after giving effect to the making of any Japanese Revolving Loans in no event shall the Total Utilization of Japanese Revolving Commitments exceed the Japanese Revolving Commitments then in effect.

(iv) Swiss/Multicurrency Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Swiss/Multicurrency Revolving Lender severally agrees to make (x) Swiss/Multicurrency Revolving Loans in Dollars and/or Foreign Currencies (other than Yen) to Parent Borrower and (y) Swiss/Multicurrency Revolving Loans in Dollars and/or Foreign Currencies (other than Yen) to Swiss Subsidiary Borrower; provided, that after giving effect to the making of any Swiss/Multicurrency Revolving Loans in no event shall (1) the Total Utilization of Swiss/Multicurrency Revolving Commitments exceed the Swiss/Multicurrency Revolving Commitments then in effect or (2) more than the Dollar Equivalent amount of $50,000,000 of Swiss/Multicurrency Revolving Loans be denominated in Swiss Francs.

(v) Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date, and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

(b) Borrowing Mechanics for Revolving Loans.

(i) Except pursuant to Section 2.4(c), Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum Dollar Equivalent amount of $500,000 and integral Dollar Equivalent multiples of $100,000 in excess of that amount, and Revolving Loans that are Eurocurrency Rate Loans shall be in an aggregate minimum Dollar Equivalent amount of $1,000,000 and integral Dollar Equivalent multiples of $100,000 in excess of that amount.

(ii) Subject to Section 3.2(b), whenever a Borrower desires that Lenders make Revolving Loans, such Borrower shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 12:00 p.m. (New York City time) at least three Business Days (or at least four Business Days in the case of a Foreign Currency Loan not denominated in a Special Notice Currency or five Business Days in the case of a Foreign Currency Loan Denominated in a Special Notice Currency) in advance of the proposed Credit Date in the case of a Eurocurrency Rate Loan, and no later than 12:00 Noon (New York City time) at least one Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a Eurocurrency Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and such Borrower shall be bound to make a borrowing in accordance therewith.

(iii) Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent promptly to each applicable Lender by telefacsimile.

(iv) Each Lender shall make the amount of its Revolving Loan available to Administrative Agent on the applicable Credit Date by wire transfer of Same Day Funds in the currency such Revolving Loan is to be made, at the Principal Office designated by Administrative Agent not later than (x) 12:00 p.m. (New York City time) in the case of any Revolving Loan denominated in Dollars and (y) the Applicable Time specified by Administrative Agent in the case of any Revolving Loan denominated in a Foreign Currency. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to the applicable Borrower on the applicable Credit Date by causing an amount of Same Day Funds in the currency in which such Revolving Loan is to be made equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account of such Borrower at the Principal Office designated by Administrative Agent or such other account as may be designated in writing to Administrative Agent by such Borrower; provided, however, that if, on the Credit Date, there are L/C Borrowings outstanding, then the proceeds of such Revolving Loans, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.

2.3. Swing Line Loans.

(a) Swing Line Loans. Subject to the terms and conditions set forth herein, Swing Line Lender hereby agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.3, to make Swing Line Loans in Dollars to Parent Borrower from time to time on any Business Day during the Revolving Commitment Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, however, that after giving effect to any Swing Line Loan, the Total Utilization of U.S. Revolving Commitments shall not exceed the aggregate U.S. Revolving Commitments and provided, further, that Parent Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, Parent Borrower may borrow under this Section 2.3, prepay under Section 2.13, and reborrow under this Section 2.3. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each U.S. Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each borrowing of Swing Line Loans shall be made upon Parent Borrower’s irrevocable notice to Swing Line Lender and Administrative Agent, which may be given by telephone. Each such notice must be received by Swing Line Lender and Administrative Agent not later than 1:00 p.m. (New York City time) on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000 and integral multiples of $100,000 in excess of that amount, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to Swing Line Lender and Administrative Agent of a written Funding Notice, appropriately completed and signed by an Authorized Officer of Parent Borrower. Promptly after receipt by Swing Line Lender of any telephonic notice, Swing Line Lender will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has also received such notice and, if not, Swing Line Lender will notify Administrative Agent (by telephone or in writing) of the contents thereof. Unless Swing Line Lender has received notice (by telephone or in writing) from Administrative Agent (including at the request of any U.S. Revolving Lender) prior to 2:00 p.m. (New York City time) on the date of the proposed Swing Line Loan borrowing (A) directing Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.3(a), or (B) that one or more of the applicable conditions specified in Section 3.2(a) is not then satisfied, then, subject to the terms and conditions hereof, Swing Line Lender will, in accordance with Section 2.3(a), not later than 3:00 p.m. (New York City time) on the borrowing date specified in such Funding Notice, make the amount of its Swing Line Loan available to Parent Borrower at its office by crediting the account of Parent Borrower on the books of Swing Line Lender in Same Day Funds. Notwithstanding anything to the contrary contained in this Section 2.3 or elsewhere in this Agreement, at a time when (i) a U.S. Revolving Lender is a Defaulting Lender or has experienced a Lender-Related Distress Event or (ii) Swing Line Lender shall have reasonably determined that (A) there has occurred a material adverse change in the financial condition of any such U.S. Revolving Lender, or a material impairment in the ability of any such U.S. Revolving Lender to perform its obligations hereunder, as compared to such condition or ability as of the date that any such U.S. Revolving Lender became a U.S. Revolving Lender or (B) there is a material impairment in the ability of any such U.S. Revolving Lender to perform, or a material risk that any such U.S. Revolving Lender will not perform (in each case within this clause (B), other than a U.S. Revolving Lender on the Original Closing Date or First Restatement Effective Date or which became a U.S. Revolving Lender in an assignment consented to pursuant to Section 10.6(c)) its obligations hereunder, Swing Line Lender shall be entitled to enter into reasonably satisfactory arrangements with Parent Borrower to eliminate Swing Line Lender’s risk with respect to such U.S. Revolving Lender or such U.S. Revolving Lender’s participation in such Swing Line Loans, including by cash collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to Swing Line Lender to support, such Defaulting Lender’s or Defaulting Lenders’ Pro Rata Share of the outstanding Swing Line Loans.

(c) Refinancing of Swing Line Loans.

(i) Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of Parent Borrower (which hereby irrevocably authorizes Swing Line Lender to so request on its behalf), that each U.S. Revolving Lender make a U.S. Revolving Loan that is a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Funding Notice for purposes hereof) and in accordance with the requirements of Section 2.2, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the U.S. Revolving Commitments and the conditions set forth in Section 3.2(a). Swing Line Lender shall furnish Parent Borrower with a copy of the applicable Funding Notice promptly after delivering such notice to Administrative Agent. Each U.S. Revolving Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Funding Notice available to Administrative Agent in Same Day Funds for the account of Swing Line Lender at Administrative Agent’s Principal Office for Dollar-denominated payments not later than 1:00 p.m. (New York City time) on the day specified in such Funding Notice, whereupon, subject to Section 2.3(c)(ii), each U.S. Revolving Lender that so makes funds available shall be deemed to have made a U.S. Revolving Loan that is a Base Rate Loan to Parent Borrower in such amount. Administrative Agent shall remit the funds so received to Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by a borrowing of U.S. Revolving Loans in accordance with Section 2.3(c)(i), the request for U.S. Revolving Loans submitted by Swing Line Lender as set forth herein shall be deemed to be a request by Swing Line Lender that each of the U.S. Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to Administrative Agent for the account of Swing Line Lender pursuant to Section 2.3(c)(i) shall be deemed payment in respect of such participation.

(iii) If any U.S. Revolving Lender fails to make available to Administrative Agent for the account of Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.3(c) by the time specified in Section 2.3(c)(i), Swing Line Lender shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s U.S. Revolving Loan included in the relevant borrowing of U.S. Revolving Loans or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of Swing Line Lender submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make U.S. Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.3(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, Parent Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make U.S. Revolving Loans pursuant to this Section 2.3(c) is subject to the conditions set forth in Section 3.2(a). No such funding of risk participations shall relieve or otherwise impair the obligation of Parent Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if Swing Line Lender receives any payment on account of such Swing Line Loan, Swing Line Lender will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by Swing Line Lender.

(ii) If any payment received by Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by Swing Line Lender under any of the circumstances described in Section 10.10 (including pursuant to any settlement entered into by Swing Line Lender in its discretion), each U.S. Revolving Lender shall pay to Swing Line Lender its Pro Rata Share thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. Administrative Agent will make such demand upon the request of Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. Swing Line Lender shall be responsible for invoicing Parent Borrower for interest on the Swing Line Loans. Until each U.S. Revolving Lender funds its U.S. Revolving Loan or risk participation pursuant to this Section 2.3 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of Swing Line Lender.

(f) Payments Directly to Swing Line Lender. Parent Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to Swing Line Lender.

(g) Repayments of Swing Line Loans. Parent Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Revolving Commitment Termination Date.

(h) Resignation and Removal of Swing Line Lender.

(i) Swing Line Lender may be replaced by a successor Swing Line Lender at any time by written agreement among Parent Borrower, Administrative Agent, the replaced Swing Line Lender (provided that no consent will be required if the replaced Swing Line Lender has no Swing Line Loans outstanding) and the successor Swing Line Lender. Administrative Agent shall notify the Lenders of any such replacement of Swing Line Lender. At the time any such replacement shall become effective, (a) Parent Borrower shall prepay any outstanding Swing Line Loans made by the removed Swing Line Lender, (b) upon such prepayment, the removed Swing Line Lender shall surrender any Swing Line Note held by it to Parent Borrower for cancellation, and (c) Parent Borrower shall issue, if so requested by the successor Swing Line Loan Lender, a new Swing Line Note to the successor Swing Line Lender, in the principal amount of the Swing Line Sublimit then in effect and with other appropriate mutually agreed insertions. From and after the effective date of any such replacement, (x) any successor Swing Line Lender shall have all the rights and obligations of a Swing Line Lender under this Agreement with respect to Swing Line Loans made thereafter and (y) references herein to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context shall require.

(ii) Notwithstanding anything to the contrary contained herein, Swing Line Lender may, upon sixty (60) days’ prior notice to Parent Borrower and the Lenders, after use of commercially reasonable efforts to identify a successor Swing Line Lender reasonably satisfactory to Parent Borrower, resign as Swing Line Lender. In the event of any such resignation of Swing Line Lender, Parent Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor Swing Line Lender hereunder; provided that no failure by Parent Borrower to appoint any such successor shall affect the resignation of Swing Line Lender. If Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.3(c).

(i) U.S. Permitted Replacement Revolving Lenders. At any time that there are U.S. Permitted Replacement Commitments outstanding, each reference in this Section 2.3 to U.S. Revolving Lenders, U.S. Revolving Loans and U.S. Revolving Commitments shall be deemed to include U.S. Permitted Replacement Revolving Lenders, U.S. Permitted Replacement Revolving Loans and U.S. Permitted Replacement Revolving Commitments, respectively.

(j) [Reserved].

(k) [Reserved].

(l) Provisions Related to Permitted Replacement Revolving Commitments. If the maturity date shall have occurred in respect of any tranche of Revolving Commitments (the “Expiring Commitment”) at a time when another tranche or tranches of Revolving Commitments is or are in effect with a longer maturity date (each a “non-Expiring Commitment” and collectively, the “non-Expiring Commitments”), then on the earliest occurring maturity date all then outstanding Swing Line Loans shall be deemed reallocated to the tranche or tranches of the non-Expiring Commitments on a pro rata basis; provided that (x) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such non-Expiring Commitments, immediately prior to such reallocation the amount of Swing Line Loans equal to such excess shall be repaid and (y) there shall be no such reallocation of participations in Swing Line Loans to the Revolving Lenders holding the non-Expiring Commitments if a Default or Event of Default has occurred and is continuing (in which case the applicable Borrower shall still be obligated to pay Swing Line Loans allocated to the Revolving Lenders holding the Expiring Commitments at the maturity date of the Expiring Commitment) or if the Loans have been accelerated prior to the maturity date of the Expiring Commitment.

2.4. Issuance of Letters of Credit and Purchase of Participations Therein.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) Issuing Bank agrees, in reliance upon the agreements of the Lenders with a U.S. Revolving Commitment set forth in this Section 2.4, (1) from time to time on any Business Day during the period from the Original Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Foreign Currencies for the account of Parent Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.4(b), and (2) to honor drawings under the Letters of Credit; and (B) the Lenders with a U.S. Revolving Commitment severally agree to participate in Letters of Credit issued for the account of Parent Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any such issuance with respect to any Letter of Credit, (x) the Total Utilization of U.S. Revolving Commitments shall not exceed the U.S. Revolving Commitments then in effect and (y) the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by Parent Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Parent Borrower that the Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Parent Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly Parent Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) Issuing Bank shall not issue any Letter of Credit if:

(A) subject to Section 2.4(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders with any U.S. Revolving Exposure have approved such expiry date or the Outstanding Amount of the L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized.

(iii) Issuing Bank shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain Issuing Bank from issuing such Letter of Credit, or any Law applicable to Issuing Bank or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Issuing Bank shall prohibit, or direct that Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which Issuing Bank is not otherwise compensated hereunder) not in effect on the Original Closing Date, or shall impose upon Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Original Closing Date and which Issuing Bank in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of Issuing Bank applicable to letters of credit generally;

(C) except as otherwise agreed by Administrative Agent and Issuing Bank, such Letter of Credit is in an initial stated amount less than $250,000;

(D) except as otherwise agreed by Administrative Agent and Issuing Bank, such Letter of Credit is to be denominated in a currency other than Dollars or a Foreign Currency; or

(E) (1) any U.S. Revolving Lender is at such time a Defaulting Lender hereunder or has experienced a Lender-Related Distress Event or (2) Issuing Bank shall have reasonably determined that (x) there has occurred a material adverse change in the financial condition of any such U.S. Revolving Lender, or a material impairment in the ability of any such U.S. Revolving Lender to perform its obligations hereunder, as compared to such condition or ability as of the date that any such U.S. Revolving Lender became a U.S. Revolving Lender or (y) there is a material impairment in the ability of any such U.S. Revolving Lender to perform, or a material risk that any such U.S. Revolving Lender will not perform (in each case within this clause (y), other than a U.S. Revolving Lender on the Original Closing Date or the Second Restatement Effective Date or which became a U.S. Revolving Lender in an assignment consented to pursuant to Section 10.6(c)) its obligations hereunder, unless Issuing Bank has entered into reasonably satisfactory arrangements with Parent Borrower or such Lender to eliminate Issuing Bank’s risk with respect to the participation in Letters of Credit by such Defaulting Lender, including by cash collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to Issuing Bank to support, such Defaulting Lender’s Pro Rata Share of any Unreimbursed Amount.

(iv) Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v) Issuing Bank shall act on behalf of the Lenders with U.S. Revolving Commitments with respect to any Letters of Credit issued by it and the documents associated therewith, and Issuing Bank shall have all of the benefits and immunities (A) provided to Administrative Agent in Section 9 with respect to any acts taken or omissions suffered by Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Section 9 included Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to Issuing Bank.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Parent Borrower delivered to Issuing Bank (with a copy to Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by an Authorized Officer of Parent Borrower. Such Letter of Credit Application must be received by Issuing Bank and Administrative Agent not later than 11:00 a.m. (New York City time) at least two Business Days (or such later date and time as Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the currency in which the requested Letter of Credit will be denominated; (H) the purpose and nature of the requested Letter of Credit; and (I) such other matters as Issuing Bank may reasonably require and (J) such other matters as Issuing Bank may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to Issuing Bank (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as Issuing Bank may reasonably require. Additionally, Parent Borrower shall furnish to Issuing Bank and Administrative Agent such other Issuer Documents pertaining to such requested Letter of Credit issuance or amendment, as Issuing Bank or Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, Issuing Bank will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such Letter of Credit Application from Parent Borrower and, if not, Issuing Bank will provide Administrative Agent with a copy thereof. Unless Issuing Bank has received written notice from any U.S. Revolving Lender, Administrative Agent or any Credit Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 3.2(a) shall not then be satisfied, then, subject to the terms and conditions hereof, Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of Parent Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with Issuing Bank’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each U.S. Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Issuing Bank a risk participation in such Letter of Credit in an amount equal to such Lender’s Pro Rata Share of such Letter of Credit.

(iii) If Parent Borrower so requests in any applicable Letter of Credit Application, Issuing Bank agrees to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon by Issuing Bank and Parent Borrower at the time such Letter of Credit is issued. Unless otherwise directed by Issuing Bank, Parent Borrower shall not be required to make a specific request to Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the U.S. Revolving Lenders shall be deemed to have authorized (but may not require) Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that Issuing Bank shall not permit any such extension if (A) Issuing Bank has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.4(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from Administrative Agent that the Requisite U.S. Revolving Lenders have elected not to permit such extension or (2) from Administrative Agent, any U.S. Revolving Lender or Parent Borrower that one or more of the applicable conditions specified in Section 3.2(a) is not then satisfied, and in each such case directing Issuing Bank not to permit such extension.

(iv) If Parent Borrower so requests in any applicable Letter of Credit Application, Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by Issuing Bank, Parent Borrower shall not be required to make a specific request to Issuing Bank to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the U.S. Revolving Lenders shall be deemed to have authorized (but may not require) Issuing Bank to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits Issuing Bank to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), Issuing Bank shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from Administrative Agent that the Requisite U.S. Revolving Lenders have elected not to permit such reinstatement or (B) from Administrative Agent, any Lender or Parent Borrower that one or more of the applicable conditions specified in Section 3.2(a) is not then satisfied (treating such reinstatement as a Credit Extension for purposes of this clause) and, in each case, directing Issuing Bank not to permit such reinstatement.

(v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, Issuing Bank will also deliver to Parent Borrower and Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, Issuing Bank shall promptly notify Parent Borrower and Administrative Agent thereof. In the case of a Letter of Credit denominated in a Foreign Currency, Parent Borrower shall reimburse Issuing Bank in such Foreign Currency, unless (A) Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, Parent Borrower shall have notified Issuing Bank promptly following receipt of the notice of drawing that Parent Borrower will reimburse Issuing Bank in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in a Foreign Currency, Issuing Bank shall notify Parent Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. (New York City time) on the first Business Day (each such date a “Reimbursement Date”) following the date of any payment by Issuing Bank under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the first Business Day following the date of any payment by Issuing Bank under a Letter of Credit to be reimbursed in a Foreign Currency (each such date of payment by Issuing Bank, an “Honor Date”), Parent Borrower shall reimburse

Issuing Bank through Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If Parent Borrower fails to so reimburse Issuing Bank by such time, Administrative Agent shall promptly notify each U.S. Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in a Foreign Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, Parent Borrower shall be deemed to have requested a borrowing of U.S. Revolving Loans in the form of a Base Rate Loans to be disbursed on the Reimbursement Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.2 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the U.S. Revolving Commitments and the conditions set forth in Section 3.2(a) (other than the delivery of a Funding Notice). Parent Borrower shall pay Issuing Bank interest on any Unreimbursed Amount from the date of any payment by Issuing Bank under a Letter of Credit through and including the Reimbursement Date at the rate of interest then applicable to U.S. Revolving Loans that are Base Rate Loans. Any notice given by Issuing Bank or Administrative Agent pursuant to this Section 2.4(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each U.S. Revolving Lender shall upon any notice pursuant to Section 2.4(c)(i) make funds available to Administrative Agent for the account of Issuing Bank at Administrative Agent’s Principal Office for Dollar-denominated payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. (New York City time) on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of Section 2.4(c)(iii), each U.S. Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to Parent Borrower in such amount. Administrative Agent shall remit the funds so received to Issuing Bank.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a borrowing of U.S. Revolving Loans in the form of Base Rate Loans because the conditions set forth in Section 3.2(a) cannot be satisfied or for any other reason, from and after the date on which such Unreimbursed Amount would otherwise have been fully refinanced by U.S. Revolving Loans, Parent Borrower shall be deemed to have incurred from Issuing Bank an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the default rate for Base Rate Loans in accordance with Section 2.10. In such event, each U.S. Revolving Lender’s payment to Administrative Agent for the account of Issuing Bank pursuant to Section 2.4(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing in satisfaction of its participation obligation under this Section 2.4.

(iv) Until each U.S. Revolving Lender funds its U.S. Revolving Loan or funds its participation pursuant to this Section 2.4(c) to reimburse Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of Issuing Bank.

(v) Each U.S. Revolving Lender’s obligation to make U.S. Revolving Loans or fund participations of L/C Borrowings to reimburse Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.4(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against Issuing Bank, Parent Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each U.S. Revolving Lender’s obligation to make U.S. Revolving Loans pursuant to this Section 2.4(c) is subject to the conditions set forth in Section 3.2(a) (other than delivery by Parent Borrower of a Funding Notice). No such making of a U.S. Revolving Loan or purchase of a participation in such L/C Borrowing shall relieve or otherwise impair the obligation of Parent Borrower to reimburse Issuing Bank for the amount of any payment made by Issuing Bank under any Letter of Credit, together with interest as provided herein.

(vi) If any U.S. Revolving Lender fails to make available to Administrative Agent for the account of Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.4(c) by the time specified in Section 2.4(c)(ii), Issuing Bank shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to Issuing Bank at the Overnight Rate, plus any administrative, processing or similar fees customarily charged by Issuing Bank in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Pro Rata Share of the relevant U.S. Revolving Loan or participation in the relevant L/C Borrowing, as the case may be. A certificate of Issuing Bank submitted to any U.S. Revolving Lender (through Administrative Agent) with respect to any amounts owing under this Section 2.4(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after Issuing Bank has made a payment under any Letter of Credit and has received from any U.S. Revolving Lender such Lender’s payment of such Lender’s participation in respect of such payment in accordance with Section 2.4(c), if Administrative Agent receives for the account of Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Parent Borrower or otherwise, including proceeds of Cash Collateral applied thereto by Administrative Agent), Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by Administrative Agent.

(ii) If any payment received by Administrative Agent for the account of Issuing Bank pursuant to Section 2.4(c)(i) is required to be returned under any of the circumstances described in Section 10.10 (including pursuant to any settlement entered into by Issuing Bank in its discretion), each U.S. Revolving Lender shall pay to Administrative Agent for the account of Issuing Bank its Pro Rata Share thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of Parent Borrower to reimburse Issuing Bank for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Credit Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that Parent Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Parent Borrower or any of its Subsidiaries;

Parent Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Parent Borrower’s instructions or other irregularity, Parent Borrower will promptly notify Issuing Bank. Parent Borrower shall be conclusively deemed to have waived any such claim against Issuing Bank and its correspondents unless such notice is given as aforesaid.

(f) Role of Issuing Bank. Each Lender and Parent Borrower agree that, in paying any drawing under a Letter of Credit, Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of Issuing Bank, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the U.S. Revolving Lenders or the Requisite Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Parent Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Parent Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of Issuing Bank, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.4(e); provided, however, that anything in such clauses to the contrary notwithstanding, Parent Borrower may have a claim against Issuing Bank, and Issuing Bank may be liable to Parent Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Parent Borrower that were caused by Issuing Bank’s willful misconduct or gross negligence or Issuing Bank’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral.

(i) Upon the request of Administrative Agent, (A) if Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (B) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding and a backstop letter of credit that is satisfactory to Issuing Bank in its sole discretion is not in place, Parent Borrower shall, in each case, Cash Collateralize the then Outstanding Amount of all L/C Obligations.

(ii) In addition, if Administrative Agent notifies Parent Borrower at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect (unless such excess arises solely in connection with the change in the Dollar Equivalent of L/C Obligations denominated in Foreign Currencies on any Revaluation Date specified in clause (b)(iv) of the definition thereof), within two Business Days after receipt of such notice, Parent Borrower shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.

(iii) Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

(iv) Section 2.14(f) and Section 8.1 set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.4, Section 2.14(f) and Section 8.1, “Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, for the benefit of Issuing Bank and the applicable Class(es) of Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to Administrative Agent and Issuing Bank (which documents are hereby consented to by the applicable Class(es) of Lenders). Derivatives of such term have corresponding meanings. Parent Borrower hereby grants to Administrative Agent, for the benefit of Issuing Bank and Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked deposit accounts at Bank of America and may be invested in Cash Equivalents selected by Administrative Agent in its sole discretion. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse Issuing Bank. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to Parent Borrower.

(h) Applicability of ISP. Unless otherwise expressly agreed by Issuing Bank and Parent Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

(i) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(j) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, Parent Borrower shall be obligated to reimburse Issuing Bank hereunder for any and all drawings under such Letter of Credit. Parent Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of Parent Borrower, and that Parent Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(k) Resignation and Removal of Issuing Bank.

(i) An Issuing Bank may be replaced at any time by written agreement among Parent Borrower, Administrative Agent, the replaced Issuing Bank (provided that no consent will be required if the replaced Issuing Bank has no Letters of Credit or reimbursement obligations with respect thereto outstanding) and the successor Issuing Bank. Administrative Agent shall notify the Lenders of any such replacement of such Issuing Bank. At the time any such replacement shall become effective, Parent Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. From and after the effective date of any such replacement or resignation, (a) any successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (b) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(ii) Notwithstanding anything to the contrary contained herein, Issuing Bank may, upon sixty (60) days’ prior written notice to Parent Borrower and the Lenders, after use of commercially reasonable efforts to identify a successor Issuing Bank reasonably satisfactory to Administrative Agent and Parent Borrower, resign as an Issuing Bank. In the event of any such resignation of Issuing Bank, Parent Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor Issuing Bank hereunder; provided that no failure by Parent Borrower to appoint any such successor shall affect the resignation of Issuing Bank. If Issuing Bank resigns as an Issuing Bank, it shall retain all the rights and obligations of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all L/C Obligation with respect thereto (including the right to require the Lenders to make Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.4(c)).

(l) U.S. Permitted Replacement Revolving Lenders. At any time that there are U.S. Permitted Replacement Commitments outstanding, each reference in this Section 2.4 to U.S. Revolving Lenders, U.S. Revolving Loans, U.S. Revolving Commitments and U.S. Revolving Exposure shall be deemed to include U.S. Permitted Replacement Revolving Lenders, U.S. Permitted Replacement Revolving Loans, U.S. Permitted Replacement Revolving Commitments and U.S. Permitted Replacement Revolving Exposure, respectively.

(m) Outstanding Letters of Credit on Second Restatement Effective Date. All Letters of Credit outstanding under the Amended and Restated Credit Agreement on the Second Restatement Effective Date shall remain outstanding hereunder on the terms set forth herein. Each U.S. Revolving Lender’s risk participation in each such Letter of Credit shall be determined in accordance with such Lender’s Pro Rata Share, as provided in Section 2.4(c), as if such Letter of Credit has been issued on the Second Restatement Effective Date.

(n) [Reserved].

(o) [Reserved].

(p) Provisions Relating to Permitted Replacement Commitments. If the Letter of Credit Expiration Date in respect of any Classes of U.S. Revolving Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if one or more other Classes of Revolving Commitments in respect of which the Letter of Credit Expiration Date shall not have so occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Section 2.4(c) and (d)) under (and ratably participated in by Lenders pursuant to) the Revolving Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated).

2.5. Pro Rata Shares; Availability of Funds.

(a) Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date, and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the applicable Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the Overnight Rate, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify the applicable Borrower and the applicable Borrower shall immediately pay such corresponding amount (excluding, for the avoidance of doubt, any interest and fees payable by such non-funding Lender) to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments and Revolving Commitments hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.6. Use of Proceeds. The proceeds of Tranche B Term Loans made on the Second Restatement Effective Date shall be applied to fund in part the making of a Restricted Junior Payment pursuant to Section 6.4(l) on or about the Second Restatement Effective Date and to pay any fees and expenses in connection therewith and with the other Second Restatement Transactions. The proceeds of Revolving Loans, Swing Line Loans, Letters of Credit, New Revolving Loans, Permitted Replacement Revolving Loans and New Term Loans made after the Second Restatement Effective Date shall be applied by Borrowers for working capital and general corporate purposes of Holdings and its Subsidiaries, subject, with respect to New Term Loans and New Revolving Loan

Commitments, to Section 2.23, and with respect to Refinancing Term Loans, Section 2.24, and with respect to Permitted Replacement Revolving Loans, Section 2.25, and with respect to Extended Term Loans, Section 2.26. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or would reasonably be expected to cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

2.7. Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of each Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on such Borrower, absent demonstrable error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or such Borrower’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b) Register. Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Revolving Commitments and the principal amounts (and stated interest) of Loans of each Lender from time to time (the “Register”). The Register shall be available for inspection by any Borrower or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record, or shall cause to be recorded, in the Register the Revolving Commitments and the Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on each Borrower and each Lender, absent manifest error; provided, that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or any Borrower’s Obligations in respect of any Loan. Each Borrower hereby designates Administrative Agent to serve as such Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.7, and each Borrower hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”

(c) Notes. (i) If so requested by any Additional Tranche B Term Lender by written notice to Parent Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Second Restatement Effective Date, or if so requested by any Lender at any time thereafter, Parent Borrower shall execute and deliver to such Lender on the Second Restatement Effective Date (or, if such notice is delivered after the Second Restatement Effective Date, promptly after Parent Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Loans. (ii) On and after the Second Restatement Effective Date, each Lender which holds a Revolving Loan Note shall be entitled to surrender such Revolving Loan Note to Parent Borrower against delivery of a new Note evidencing the Loans into which the Pre-Restatement Revolving Loans of such Lender were reclassified on the Second Restatement Effective Date; provided that if any such Revolving Loan Note is not so surrendered, then from and after the Second Restatement Effective Date such Note shall be deemed to evidence the Loans into which the Pre-Restatement Revolving Loans evidenced by such Note have been converted.

2.8. Interest on Loans.

(a) Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made until repayment (whether by acceleration or otherwise) thereof as follows:

(i) in the case of Revolving Loans:

(1) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(2) if a Eurocurrency Rate Loan, at the Eurocurrency Rate plus the Applicable Margin plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost;

(ii) in the case of Swing Line Loans, at the Base Rate plus the Applicable Margin; and

(iii) (x) in the case of Tranche B Dollar Term Loans:

(1) if a Base Rate Loan, at the Base Rate plus 2.25% per annum; or

(2) if a Eurocurrency Rate Loan, at the Eurocurrency Rate plus 3.25% per annum plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost.

(y) in the case of Tranche B Euro Term Loans, at the Eurocurrency Rate plus 3.50% per annum plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost.

(b) The basis for determining the rate of interest with respect to any Loan (except a Swing Line Loan which can be made and maintained as Base Rate Loans only), and the Interest Period with respect to any Eurocurrency Rate Loan, shall be selected by the applicable Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; provided, that all Loans denominated in Foreign Currencies shall consist solely of Eurocurrency Rate Loans. If on any day a Eurocurrency Rate Loan denominated in Dollars is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then at the end of the Interest Period, such Loan shall be automatically converted to a Base Rate Loan.

(c) In connection with Eurocurrency Rate Loans there shall be no more than fifteen (15) Interest Periods outstanding at any time; provided that after the establishment of any new Class of Loans pursuant to a Refinancing Amendment, Permitted Replacement Revolving Amendment or Extension Amendment, the number of Interest Periods otherwise permitted by this Section 2.8(c) shall increase by three (3) Interest Periods for each applicable Class so established. In the event a Borrower fails to specify between a Base Rate Loan or a Eurocurrency Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurocurrency Rate Loan and denominated in Dollars) will be automatically converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event a Borrower fails to specify an Interest Period for any Eurocurrency Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent demonstrable error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurocurrency Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to each Borrower and each Lender.

(d) Interest payable pursuant to Section 2.8(a) shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurocurrency Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues; provided, that in the case of interest in respect of a Eurocurrency Rate Loan denominated in a Foreign Currency as to which market practice differs from the foregoing, in accordance with such market practice. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Term Loan, the last Interest Payment Date with respect to such Term Loan or, with respect to a Base Rate Loan being converted from a Eurocurrency Rate Loan, the date of conversion of such Eurocurrency Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurocurrency Rate Loan, the date of conversion of such Base Rate Loan to such Eurocurrency Rate Loan, as the case may be, shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e) Except as otherwise set forth herein, interest on each Loan shall accrue on a daily basis and (i) shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall be payable in arrears at maturity of the Loans, including final maturity of the Loans; provided, however, that with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

(f) The parties agree that, pursuant to the provisions of the Swiss Withholding Tax Act and the current practice of the Swiss tax authorities (and based on the representations set forth in Section 5.17 and Section 9.10), notably of the Swiss Federal Tax Administration, no Swiss Withholding Tax applies to interest payments made by the Swiss Subsidiary Borrower provided that the Swiss Withholding Tax Rules are complied with. Therefore, the Swiss Subsidiary Borrower acknowledges and agrees that the interest rates which are set out in and are calculated in accordance with this Section 2.8 shall constitute a “minimum interest rate” and that, notwithstanding the foregoing, if Swiss Tax Deduction is required by law in respect of any interest payable under this Agreement by the Swiss Subsidiary Borrower and should it be unlawful for such Swiss Subsidiary Borrower to comply with Section 2.20(b) below for any reason:

(i) then the applicable interest rate in relation to that interest payment to the relevant Lender shall be (i) the interest rate which would have applied to that interest payment as provided for in this Section 2.8 divided by (ii) one (1) minus the rate at which the relevant Swiss Tax Deduction is required to be made under Swiss domestic tax law and/or applicable double taxation treaties; and

(ii) the Swiss Subsidiary Borrower shall (without duplication) (i) calculate the relevant interest with respect to the relevant Lender at the adjusted rate in accordance with paragraph (i) above, (ii) make the Swiss Tax Deduction on the interest so recalculated and (iii) all references to a rate of interest under the Agreement with respect to Loans to the Swiss Subsidiary Borrower shall be construed with respect to the relevant Lender accordingly.

(g) The parties acknowledge that the provisions of the Swiss Withholding Tax Act and the current practice of the Swiss tax authorities, notably of the Swiss Federal Tax Administration, may change in future and agree that it is in the best interest of all parties hereto that no Swiss Withholding Tax will be payable on the interest payments made with respect to the Swiss Subsidiary Borrower under this Agreement. In the event that the Swiss Withholding Tax Act and the practice of the Swiss tax authorities, notably of the Swiss Federal Tax Administration, are modified in a manner that would require the payment of such Swiss Withholding Tax, the Credit Parties and each relevant Lender agree to use commercially reasonable efforts to amend this Agreement to ensure that no Swiss Withholding Tax applies to payments in respect of such interest payments. Notwithstanding anything to the contrary in Section 10.5(a), any such amendments necessary or desirable to limit Swiss Withholding Tax (A) shall be effective with the consent of Parent Borrower, the Swiss Subsidiary Borrower and each relevant Lender and (B) shall not be construed to obligate any Credit Party to assume additional or different payment, guaranty or other economic burdens then as currently set forth herein. If, for any reason, this Agreement is not or cannot be amended to limit Swiss Withholding Tax, the parties further agree that to the extent that interest payable by the Swiss Subsidiary Borrower under the Agreement becomes subject to Swiss Withholding Tax, each relevant Lender and the Swiss Subsidiary Borrower shall promptly co-operate in completing any procedural formalities (including submitting forms and documents required by the appropriate tax authority) to the extent possible and necessary for the Swiss Subsidiary Borrower to obtain authorization (i) to make interest payments without them being subject to Swiss Withholding Tax or (ii) to being subject to Swiss Withholding Tax at a rate reduced under applicable double taxation treaties. Notwithstanding the foregoing, if Swiss Withholding Tax is required in respect of any interest payable by the Swiss Subsidiary Borrower, then the applicable interest rate shall be adjusted as set forth in Section 2.8(f), subject to the conditions set forth herein.

(h) Notwithstanding Sections 2.8(f) and 2.8(g) above, the Swiss Subsidiary Borrower shall not be required to comply with the increased interest rule such as set out under Section 2.8(f) above if it has breached the Swiss Withholding Tax Rules as a direct result of (x) any failure to satisfy the Ten Non-Bank Rule as of the Original Closing Date or (y) a Lender or participant breaching:

(i) its representation as to its status pursuant to Section 9.10 (of this Agreement or the Original Credit Agreement) on the later of the date of the relevant agreement or the date it became a party thereto (as relevant); or

(ii) the requirements and limitations for assignments, transfers, participations and sub-participations (and other obligations) under Section 10.6 (of this Agreement or the Original Credit Agreement).

For the avoidance of doubt, the Swiss Subsidiary Borrower shall be required to comply with the increased interest rule such as set out under Section 2.8(f) above if it has otherwise breached the Swiss Withholding Tax Rules or if it does not comply with the covenant provided for by Section 5.17.

The principles of Section 2.20(g) shall apply with respect to refunds or credits received on account of additional interest paid under this Section 2.8.

2.9. Conversion/Continuation.

(a) Subject to Section 2.18 and, so long as no Event of Default shall have occurred and then be continuing, the applicable Borrower shall have the option:

(i) to convert at any time all or any part of any Term Loan or Revolving Loan equal to the Dollar Equivalent of $1,000,000 (or $500,000 for conversions into Base Rate Loans) and integral multiples of $100,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, that (x) a Eurocurrency Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurocurrency Rate Loan unless the applicable Borrower shall pay all amounts due under Section 2.18 in connection with any such conversion and (y) no Foreign Currency Loan may be converted into a Base Rate Loan or into a Foreign Currency Loan of a different Foreign Currency; or

(ii) upon the expiration of any Interest Period applicable to any Eurocurrency Rate Loan, to continue all or any portion of such Loan equal to the Dollar Equivalent of $1,000,000 and integral multiples of $100,000 in excess of that amount as a Eurocurrency Rate Loan.

(b) The applicable Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than (i) 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion/continuation date (in the case of a conversion to a Base Rate Loan), (ii) 12:00 noon (New York City time) at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurocurrency Rate Loan denominated in Dollars), (iii) at least four Business Days in advance of the proposed continuation date (in the case of a continuation of, a Eurocurrency Rate Loan denominated in a Foreign Currency other than a Special Notice Currency) and (iv) at least five Business Days in advance of the proposed continuation date (in the case of a continuation of, a Eurocurrency Rate Loan denominated in a Special Notice Currency). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurocurrency Rate Loans shall be irrevocable, and such Borrower shall be bound to effect a conversion or continuation in accordance therewith.

2.10. Default Interest. Upon the occurrence and during the continuance of an Event of Default, any overdue principal amount of all Loans outstanding and, to the extent permitted by applicable law, any overdue interest payments on the Loans or any overdue fees or any other overdue amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable Debtor Relief Laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans that are Revolving Loans); provided, (x) in the case of Eurocurrency Rate Loans denominated in Dollars, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurocurrency Rate Loans shall thereupon become Base Rate Loans and such overdue amounts shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans and (y) unless otherwise agreed to by the Requisite Lenders, all Foreign Currency Loans shall be continued in one-month Interest Periods on the last day of the then current Interest Periods of such Foreign Currency Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

2.11. Fees.

(a) Parent Borrower agrees to pay to U.S. Revolving Lenders:

(x) commitment fees equal to (1) the daily difference between (a) the U.S. Revolving Commitments and (b) (x) the aggregate principal amount of all outstanding U.S. Revolving Loans (for the avoidance of doubt, excluding Swing Line Loans) plus (y) the L/C Obligations, times (2) the Applicable Revolving Commitment Fee Percentage; and

(y) letter of credit fees equal to (1) the Applicable Margin for Revolving Loans that are Eurocurrency Rate Loans, times (2) the Dollar Equivalent of the daily amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

(i) Parent Borrower and Japanese Subsidiary Borrower jointly and severally agree to pay to Japanese Revolving Lenders commitment fees equal to (1) the daily difference between (a) the Japanese Revolving Commitments and (b) the aggregate Dollar Equivalent principal amount of all outstanding Japanese Revolving Loans times (2) the Applicable Revolving Commitment Fee Percentage; and

(ii) Parent Borrower and Swiss Subsidiary Borrower jointly and severally agree to pay to Swiss/Multicurrency Revolving Lenders commitment fees equal to (1) the daily difference between (a) the Swiss/Multicurrency Revolving Commitments and (b) the aggregate Dollar Equivalent principal amount of all outstanding Swiss/Multicurrency Revolving Loans times (2) the Applicable Revolving Commitment Fee Percentage;

provided, that any commitment fee which accrued with respect to the Revolving Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by Parent Borrower, Swiss Subsidiary Borrower or Japanese Subsidiary Borrower, as the case may be, so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by Parent Borrower, Swiss Subsidiary Borrower or Japanese Subsidiary Borrower, as the case may be, prior to such time; and provided, further, that no such commitment fee shall accrue on the Revolving Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

All fees referred to in this Section 2.11(a) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

(b) For purposes of computing the daily amount available to be drawn under any Letter of Credit under Section 2.11(a) above, the amount of such Letter of Credit shall be determined in accordance with Section 1.7.

(c) All fees referred to in Section 2.11(a) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on the last Business Day of each March, June, September and December of each year during the Revolving Commitment Period, commencing on the first such date to occur after the First Restatement Effective Date, and on the Revolving Commitment Termination Date.

(d) [Reserved].

(e) In addition to any of the foregoing fees, Borrowers agree to pay to Agents such other fees in the amounts and at the times separately agreed upon.

2.12. Scheduled Payments. From and after the Second Restatement Effective Date, the principal amounts of the (A) Tranche B Dollar Term Loans shall be repaid in consecutive quarterly installments of $4,505,000 and (B) Tranche B Euro Term Loans shall be repaid in consecutive quarterly installments of €1,926,500 (each, an “Installment”) on the four quarterly scheduled Interest Payment Dates applicable to Base Rate Loans commencing December 28, 2012, with the remaining principal balance of the Tranche B Term Loans payable on the Tranche B Term Loan Maturity Date.

Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche B Term Loans (including any such payments prior to the First Restatement Effective Date in respect of the term loans that were refinanced by the Tranche B Term Loans and any such payment prior to the Second Restatement Effective Date) in accordance with Sections 2.13, 2.14 (other than mandatory prepayments pursuant to Section 2.14(h), which shall not reduce such Installments but shall reduce the remaining principal balance payable on the Tranche B Term Loan Maturity Date) and 2.15, as applicable and (y) the Tranche B Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Tranche B Term Loan Maturity Date.

2.13. Voluntary Prepayments/Commitment Reductions.

(a) Voluntary Prepayments.

(i) Any time and from time to time:

(1) with respect to Base Rate Loans, the applicable Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum Dollar Equivalent amount of $500,000 and integral multiples of the Dollar Equivalent amount of $100,000 in excess of that amount;

(2) with respect to Eurocurrency Rate Loans, the applicable Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum Dollar Equivalent amount of $1,000,000 and integral multiples of the Dollar Equivalent amount of $100,000 in excess of that amount; and

(3) with respect to Swing Line Loans, Parent Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and in integral multiples of $100,000 in excess of that amount;

or, in each case, if less, the entire principal amount thereof then outstanding.

(ii) All such prepayments shall be made:

(1) upon prior written or telephonic notice received on the same day in the case of Base Rate Loans;

(2) upon not less than three Business Days’ prior written or telephonic notice in the case of Eurocurrency Rate Loans denominated in Dollars;

(3) upon not less than four Business Days’ prior written or telephonic notice in the case of Eurocurrency Rate Loans denominated in a Foreign Currency other than a Special Notice Currency;

(4) upon not less than five Business Days’ prior written or telephonic notice in the case of Eurocurrency Rate Loans denominated in a Special Notice Currency; and

(5) upon written or telephonic notice on the date of prepayment, in the case of Swing Line Loans;

in each case given to Administrative Agent or Swing Line Lender, as the case may be, by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed by delivery of written notice thereof to Administrative Agent (and Administrative Agent will notify each Lender for Term Loans or Revolving Loans, as the case may be, by telefacsimile or telephone) or Swing Line Lender, as the case may be. Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

(b) Voluntary Commitment Reductions.

(i) A Borrower may, upon not less than two Business Days’ prior written or telephonic notice promptly confirmed by delivery of written notice thereof to Administrative Agent (which notice Administrative Agent will promptly notify by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty any Class of Revolving Commitments in an amount up to the amount by which such Class of Revolving Commitments exceed the Total Utilization of such Class of Revolving Commitments, in each case at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum Dollar Equivalent amount of $1,000,000 and integral multiples of the Dollar Equivalent amount of $100,000 in excess of that amount.

(ii) A Borrower’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in such Borrower’s notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

(c) Notwithstanding anything to the contrary contained in this Agreement, but subject to the provisions of Section 2.18(c), Parent Borrower may rescind any notice of prepayment or termination under Section 2.13 if such notice of prepayment or termination was made in contemplation of a refinancing of the Term Loans and/or New Term Loans or the Revolving Commitments, Permitted Replacement Revolving Commitments and/or New Revolving Loan Commitments, as applicable, which refinancing shall not be consummated or shall otherwise be delayed.

2.14. Mandatory Prepayments.

(a) Asset Sales. No later than the fifth Business Day following the date of receipt by Holdings or any of its Subsidiaries of any Net Asset Sale Proceeds, the applicable Borrowers shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, (x) that except as provided in clause (3) of the provisio to Section 6.8(b)(10), (i) so long as no Specified Default or Event of Default shall have occurred and be continuing, such Borrowers shall have the option, directly or through one or more of its Subsidiaries, to invest Net Asset Sale Proceeds within three hundred sixty-five days of receipt thereof in long-term productive assets of the general type useful in the business of Parent Borrower and its Subsidiaries, including in Equity Interests of a Person engaged in a Similar Business and (ii) if such Borrowers intend to invest such proceeds, but a Default (but not an Event of Default or a Specified Default) exists on the date of receipt of such Net Asset Sale Proceeds, such Borrowers may hold such proceeds (without making any such investment) until such Default is cured, but if such Default becomes an Event of Default (or a Specified Default occurs), such Borrowers shall immediately prepay the Loans with such Net Asset Sale Proceeds as set forth in Section 2.15(b) and (y) to the extent any applicable documentation governing Permitted First Priority Refinancing Debt requires Parent Borrower to prepay or make an offer to purchase such Permitted First Priority Refinancing Debt with such Net Asset Sale Proceeds, the amount of prepayment required pursuant to this Section 2.14(a) shall be deemed to be the amount equal to the product of (1) the amount of such Net Asset Sale Proceeds multiplied by (2) a fraction, the numerator of which is the outstanding principal amount of the Term Loans and the denominator of which is the sum of the outstanding principal amount of the Permitted First Priority Refinancing Debt with respect to which such a requirement to prepay or make an offer to purchase exists and the outstanding principal amount of the Term Loans; provided further that the Borrower shall not be permitted to reinvest any such Net Asset Sale Proceeds in accordance with this Section 2.14(a) to the extent the Borrower applies any such Net Asset Sale Proceeds to prepay or purchase Permitted First Priority Refinancing Debt, and to the extent Parent Borrower makes any such prepayment or purchase of Permitted First Priority Refinancing Debt, Parent Borrower shall prepay Term Loans in accordance with this paragraph within one (1) Business Day of such prepayment or purchase without giving effect to clause (x) of this proviso.

(b) Insurance/Condemnation Proceeds. No later than the fifth Business Day following the date of receipt by Holdings or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, the applicable Borrowers shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, (x) (i) so long as no Specified Default or Event of Default shall have occurred and be continuing, such Borrowers shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within three hundred sixty-five days of receipt thereof in long-term productive assets of the general type useful in the business of Parent Borrower and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof, including in Equity Interests of a Person engaged in a Similar Business and (ii) if such Borrowers intend to invest such proceeds, but a Default (but not an Event of Default or Specified Default) exists on the date of receipt of such Net Insurance/Condemnation Proceeds, such Borrowers may hold such proceeds (without making any such investment) until such Default is cured, but if such Default becomes an Event of Default (or a Specified Default occurs), such Borrowers shall immediately prepay the Loans with such Net Insurance/Condemnation Proceeds as set forth in Section 2.15(b) and (y) to the extent any applicable documentation governing Permitted First Priority Refinancing Debt requires Parent Borrower to prepay or make an offer to purchase such Permitted First Priority Refinancing Debt with such Net Insurance/Condemnation Proceeds, the amount of prepayment required pursuant to this Section 2.14 (b) shall be deemed to be the amount equal to the product of (1) the amount of such Net Insurance/Condemnation Proceeds multiplied by (2) a fraction, the numerator of which is the outstanding principal amount of the Term Loans and the denominator of which is the sum of the outstanding principal amount of the Permitted First Priority Refinancing Debt with respect to which such a requirement to prepay or make an offer to purchase exists and the outstanding principal amount of the Term Loans; provided further that Borrowers shall not be permitted to reinvest any such Net Insurance/Condemnation Proceeds in accordance with this Section 2.14(b) to the extent the Borrower applies any such Net Insurance/Condemnation Proceeds to prepay or purchase Permitted First Priority Refinancing Debt, and to the extent Parent Borrower makes any such prepayment or purchase of Permitted First Priority Refinancing Debt, Parent Borrower shall prepay Term Loans in accordance with this paragraph within one (1) Business Day of such prepayment or purchase without giving effect to clause (x) of this proviso.

(c) Intentionally omitted.

(d) Issuance of Debt. No later than the first Business Day following the date of receipt by Holdings or any of its Subsidiaries of any Net Cash Proceeds from the incurrence of any Indebtedness of Holdings or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), the applicable Borrowers shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to 100% of such Net Cash Proceeds.

(e) Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending December 31, 2010; provided that Consolidated Excess Cash Flow for the Fiscal Year ending December 31, 2010 shall be calculated for the nine-month period ending December 31, 2010), the applicable Borrowers shall, no later than the fifth Business Day following the date by which delivery of the annual financial statements with respect to such Fiscal Year is required pursuant to Section 5.1(b), prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to (i) 50% of such Consolidated Excess Cash Flow minus (ii) voluntary repayments of the Loans (excluding repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments) minus (iii) voluntary prepayments, repayments or purchases (in the case of a purchase, calculated at the purchase price if less than the principal amount purchased) of Permitted First Priority Refinancing Debt on a no more than pro rata basis with the Term Loans; provided, that if, as of the last day of the most recently ended Fiscal Year, the Leverage Ratio (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.1(c) calculating the Leverage Ratio as of the last day of such Fiscal Year) shall be (1) 4.00:1.00 or less, such Borrowers shall only be required to make the prepayments otherwise required hereby in an amount equal to (i) 25% of such Consolidated Excess Cash Flow minus (ii) voluntary repayments of the Loans (excluding repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments) minus (iii) voluntary prepayments, repayments or purchases (in the case of a purchase, calculated at the purchase price if less than the principal amount purchased) of Permitted First Priority Refinancing Debt on a no more than pro rata basis with the Term Loans and (2) 3.00:1.00 or less, Borrowers shall not be required to make any prepayments otherwise required by this Section 2.14(e). Notwithstanding the foregoing, the amount of any prepayment of Loans required to be made in respect of the nine-month period ending December 31, 2010 pursuant to this Section 2.14(e) shall be reduced by an amount (but not to less than zero) (the “2010 Reduction Amount”) equal to the sum of the aggregate cash consideration paid or required to be paid (to the extent funded or to be funded with Internally Generated Cash) by Parent Borrower or any Subsidiary pursuant to the SDI Acquisition Agreement (the “SDI Amount”); it being understood, for the avoidance of doubt, that the portion of the SDI Amount in excess of the 2010 Reduction Amount shall be available to reduce the Consolidated Excess Cash Flow in respect of the Fiscal Year ending December 31, 2011; provided that if the SDI Acquisition Agreement is terminated by Parent Borrower on or before October 31, 2011 or the SDI Acquisition is not consummated by October 31, 2011, Parent Borrower shall prepay the Term Loans in accordance with this Section 2.14(e) in an amount equal to the 2010 Reduction Amount within 30 days of the earlier of the date of such termination or October 31, 2011.

(f) Revolving Loans and Swing Loans. If at any time after the Second Restatement Effective Date, (i) the Total Utilization of any Class of U.S. Revolving Commitments shall exceed the aggregate U.S. Revolving Commitments of such Class then in effect, (ii) the Total Utilization of any Class of Japanese Revolving Commitments shall exceed 105% of the aggregate Japanese Revolving Commitments of such Class then in effect or (iii) the Total Utilization of any Class of Swiss/Multicurrency Revolving Commitments shall exceed 105% of the aggregate Swiss/Multicurrency Revolving Commitments of such Class then in effect, the applicable Borrowers promptly (and in any event within three Business Days) shall first, prepay the Swing Line Loans (if applicable), and second, prepay the applicable Revolving Loans and/or Cash Collateralize the L/C Obligations in an amount sufficient to eliminate such excess.

(g) Prepayment Certificate. Concurrently with any prepayment of the Loans of the Revolving Commitments pursuant to Sections 2.14(a) through 2.14(e), Parent Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be. In the event that Parent Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the applicable Borrower shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and Parent Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

(h) AHYDO Catch-Up Payments. In addition to the payments otherwise set forth herein, Parent Borrower shall make such additional payments as are necessary on or before the end of the applicable accrual period, and on each relevant Interest Payment Date thereafter, sufficient (but not in excess of the minimum sufficient amount) to ensure that each Loan will not be an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Internal Revenue Code. Each such additional payment shall be applied in full, notwithstanding any other provision herein (including Sections 2.15, 2.17 and 2.24) to prepay the relevant Loan.

(i) Credit Agreement Refinancing Indebtedness. If Parent Borrower incurs or issues any Credit Agreement Refinancing Indebtedness, Parent Borrower shall, substantially contemporaneously with such incurrence or issuance, prepay the Class or Classes of Term Loans constituting Refinanced Debt with respect to such Credit Agreement Refinancing Indebtedness in an aggregate amount equal to 100% of the Net Cash Proceeds of such issuance. Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind or amend any notice of prepayment under this Section 2.14(i) if such prepayment would have resulted from an issuance of Credit Agreement Refinancing Indebtedness, which issuance shall not be consummated or shall otherwise be delayed.

2.15. Application of Prepayments.

(a) Application of Voluntary Prepayments by Type of Loans. Any prepayment of any Loan pursuant to Section 2.13(a) shall be applied as specified by the applicable Borrower in the applicable notice of prepayment; provided, that (i) any prepayment of Term Loans shall be made on a pro rata basis to each Class of Term Loans (based upon the then outstanding principal amounts of the respective Classes of Term Loans); provided that (x) in lieu of such application on a pro rata basis to each Class of Term Loans, at any time the applicable Borrower may, at its option, direct that such prepayment be applied (in which case it shall be applied) (I) first, to then outstanding Tranche B Term Loans on a pro rata basis among Tranche B Dollar Term Loans and Tranche B Euro Term Loans until all such Tranche B Term Loans have been repaid in full, and (II) thereafter, to the successive Class or Classes of Term Loans with the then next earliest Term Loan Maturity Date (ratably among such Classes, if multiple Classes exist with the same Maturity Date), until all such Term Loans have been repaid in full, and so on, and (y) it is understood and agreed that the preceding clause (x) may be modified as expressly provided in Section 2.24 or 2.26 in connection with a Refinancing Amendment or Extension Amendment, as the case may be and (ii) in the event any Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

first, to repay outstanding Swing Line Loans and L/C Borrowings (in the case of Parent Borrower) to the full extent thereof;

second, to repay outstanding Revolving Loans to the full extent thereof; and

third, to prepay the Term Loans on a pro rata basis to each Class of Term Loans (in accordance with the respective outstanding principal amounts thereof); and further applied to reduce the scheduled remaining Installments of principal of the Term Loans as directed by Parent Borrower (but on a pro rata basis among Term Loans).

(b) Application of Mandatory Prepayments by Type of Loans. Any amount required to be paid pursuant to Sections 2.14(a) through 2.14(e) shall be applied as follows:

first, to prepay Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and further applied first, to the next four scheduled Installments from the date of such prepayment of principal in direct order of maturity and second, on a pro rata basis among Term Loans and pro rata to the remaining scheduled Installments of principal of the Term Loans provided that in lieu of such application on a pro rata basis to each Class of Term Loans, at any time Parent Borrower may, at its option, direct that such prepayment be applied (in which case it shall be applied) (I) first, to then outstanding Tranche B Term Loans on a pro rata basis among Tranche B Dollar Term Loans and Tranche B Euro Term Loans until all such Tranche B Term Loans have been repaid in full, and (II) thereafter, to the successive Class or Classes of Term Loans with the then next earliest Term Loan Maturity Date (ratably among such Classes, if multiple Classes exist with the same Term Loan Maturity Date), until all such Term Loans have been repaid in full, and so on, and (y) it is understood and agreed that the preceding clause (x) may be modified as expressly provided in Section 2.24 or 2.26 in connection with a Refinancing Amendment or Extension Amendment, as the case may be;

second, to prepay the Swing Line Loans and L/C Borrowings to the full extent thereof (without any corresponding reduction of Revolving Commitments);

third, to prepay the Revolving Loans to the full extent thereof (without any corresponding reduction of Revolving Commitments); and

fourth, to prepay outstanding reimbursement obligations with respect to Letters of Credit (without any corresponding reduction of Revolving Commitments);

(c) Application of Prepayments of Loans to Base Rate Loans and Eurocurrency Rate Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurocurrency Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the applicable Borrower pursuant to Section 2.18(c).

(d) Application of Net Cash Proceeds of Credit Agreement Refinancing Indebtedness. Any amount required to be paid pursuant to Section 2.14(i) shall be applied to the Class or Classes of Term Loans constituting Refinanced Debt (as designated by Parent Borrower) with respect to any such payment on pro rata basis to each such Class of Term Loans (based upon the then outstanding principal amounts of the respective Classes of Term Loans).

2.16. General Provisions Regarding Payments.

(a) All payments by any Borrower of principal, interest, fees and other Obligations shall be made in the currency of such Obligations in Same Day Funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 2:00 p.m. (New York City time) (or, in the case of Obligations in a Foreign Currency, not later than the Applicable Time) on the date due at the Principal Office designated by Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by such Borrower on the next succeeding Business Day.

(b) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Base Rate Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c) Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such Lender’s Lending Office, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent.

(d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurocurrency Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e) Subject to the provisos set forth in the definition of “Interest Period” as they may apply to Revolving Loans, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, with respect to Revolving Loans only, such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

(f) [Reserved.]

(g) Administrative Agent shall deem any payment by or on behalf of any Borrower hereunder that is not made in Same Day Funds prior to 2:00 p.m. (New York City time) (or, in the case of Obligations in a Foreign Currency, prior to the Applicable Time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Parent Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a) until such funds become available funds. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.10 from the date such amount was due and payable until the date such amount is paid in full.

(h) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations shall be applied in accordance with the application arrangements described in Section 9.2 of the Pledge and Security Agreement or, with respect to Subsidiary Borrowers and Swiss Guarantors, the corresponding provision of the applicable Foreign Collateral Document.

2.17. Ratable Sharing. Lenders hereby agree among themselves that, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code (or other applicable Debtor Relief Laws), receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of a Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by such Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.17 shall not be construed to apply to (a) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.

2.18. Making or Maintaining Eurocurrency Rate Loans.

(a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurocurrency Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Eurocurrency Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to each Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurocurrency Rate Loans until such time as Administrative Agent notifies Parent Borrower and Lenders that the circumstances giving rise to such notice no longer exist (which notice Administrative Agent agrees to give promptly upon such change in circumstances), (ii) any Foreign Currency Loans shall be converted to or continued, at the sole option of the applicable Borrower, in Dollars as Base Rate Loans and (iii) any Funding Notice or Conversion/Continuation Notice given by any Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by such Borrower (for the avoidance of doubt, without any amount being payable by such Borrower pursuant to Section 2.18(c)).

(b) Illegality or Impracticability of Eurocurrency Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Parent Borrower and Administrative Agent) that (1) the making, maintaining or continuation of its Eurocurrency Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any Law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market or (2) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it unlawful or impossible for such Lender to make Loans denominated in any Foreign Currency to the applicable Borrower, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by e-mail or by telephone confirmed in writing) to Parent Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). If

Administrative Agent receives a notice from (x) any Lender pursuant to clause (1)(i) or (2) of the preceding sentence or (y) a notice from Lenders constituting Requisite Lenders pursuant to clause (1)(ii) of the preceding sentence, then (1) the obligation of the Lenders (or, in the case of any notice pursuant to clause (1)(i) or (2) of the preceding sentence, such Lender) to make Loans as, or to convert Loans to, Eurocurrency Rate Loans (or, in the case of any notice pursuant to clause (2) of the preceding sentence, Foreign Currency Loans) shall be suspended until such notice shall be withdrawn by each Affected Lender (which each Affected Lender agrees to do promptly upon the circumstances in clause (1) or (2) ceasing to exist), (2) to the extent such determination by the Affected Lender relates to a Eurocurrency Rate Loan or Foreign Currency Loan then being requested by a Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Lenders (or in the case of any notice pursuant to clause (1)(i) or (2) of the preceding sentence, such Lender) shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan or a non-Foreign Currency Loan, as applicable, (3) the Lenders’ (or in the case of any notice pursuant to clause (1)(i) or (2) of the preceding sentence, such Lender’s) obligations to maintain their respective outstanding Eurocurrency Rate Loans or Foreign Currency Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by Law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination (or, in the case of any notice pursuant to clause (2) of the preceding sentence, at the sole option of the applicable Borrower, the Affected Loans shall either be repaid or converted into Dollars as Base Rate Loans on the date of such termination). Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurocurrency Rate Loan or Foreign Currency Loan then being requested by a Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, such Borrower shall have the option to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving written or telephonic notice (promptly confirmed by delivery of written notice thereof) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender), and, for the avoidance of doubt, no amount shall be payable by such Borrower under Section 2.18(c) in connection with such rescission. If it becomes illegal for any Lender to hold or benefit from a Lien over Real Estate Assets pursuant to any applicable law, such Lender may notify Administrative Agent and disclaim any benefit of such security interest to the extent of such illegality, but such illegality shall not invalidate or render unenforceable such Lien for the benefit of each of the other Lenders.

(c) Compensation for Breakage or Non-Commencement of Interest Periods. Each Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurocurrency Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurocurrency Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurocurrency Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurocurrency Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurocurrency Rate Loans is not made on any date specified in a notice of prepayment given by such Borrower.

(d) Booking of Eurocurrency Rate Loans. Any Lender may make, carry or transfer Eurocurrency Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e) Assumptions Concerning Funding of Eurocurrency Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.18 and under Section 2.19 shall be made as though such Lender had actually funded each of its relevant Eurocurrency Rate Loans through the purchase of a Eurocurrency deposit bearing interest at the rate obtained pursuant to the definition of Eurocurrency Base Rate in an amount equal to the amount of such Eurocurrency Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurocurrency deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurocurrency Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under Section 2.19.

2.19. Increased Costs; Capital Adequacy.

(a) Compensation for Increased Costs. In the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(a)) shall determine (which determination shall, absent demonstrable error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the Original Closing Date, or compliance by such Lender with any guideline, request or directive issued or made after the Original Closing Date by any central bank or other governmental or quasi governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than Indemnified Taxes or Other Taxes covered by Section 2.20, any Excluded Taxes, any Taxes in clauses (a) or (c) or (d) of the definition of Overall Net Income Taxes and any Taxes excluded from Section 2.20 by the last sentence of Section 2.20(f) or 2.20(h)) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than (x) any such reserve or other requirements with respect to Eurocurrency Rate Loans that are reflected in the definition of Eurocurrency Rate and (y) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth in clause (iii) below); (iii) results in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to such Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or (iv) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Parent Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Parent Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent demonstrable error.

(b) Capital Adequacy Adjustment. In the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(b)) shall have determined that the adoption, effectiveness, phase-in or applicability after the Original Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within ten Business Days after receipt by Parent Borrower from such Lender of the statement referred to in the next sentence, Parent Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Parent Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(c) Notwithstanding the foregoing, Parent Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 2.19 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or Issuing Bank, as the case may be, notifies Parent Borrower of the change giving rise to such increased costs and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the change giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

2.20. Taxes; Withholding, Etc.

(a) Payments to Be Free and Clear. All sums payable by or on behalf of any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than an Overall Net Income Tax, an Excluded Tax or a Tax excluded from Section 2.20 by the last sentence of Section 2.20(f) or 2.20(h)) imposed, levied, collected, withheld or assessed by any Governmental Authority (such Taxes being referred to as “Indemnified Taxes”).

(b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any Indemnified Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender (which term shall include Issuing Bank for purposes of this Section 2.20) under any of the Credit Documents: (i) the applicable Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as the applicable Borrower becomes aware of it; (ii) the applicable Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including deductions, withholdings or payments on additional amounts payable under this section), Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after any Credit Party has paid any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Indemnified Tax which any Credit Party is required by clause (ii) above to pay, Parent Borrower shall deliver to Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, (i) that the Swiss Subsidiary Borrower shall not be required to comply with the gross up obligation provided for in this Section 2.20 with respect to Swiss Withholding Taxes caused by it breaching the Swiss Withholding Tax Rules as a direct result of (x) any failure to satisfy the Ten Non-Bank Rule as of the Original Closing Date or (y) a Lender breaching its representation as to its status pursuant to Section 9.10 (of this Agreement or the Original Credit Agreement) or any failure by a Lender or participant to comply with the requirements and limitations for assignments, transfers, and sub-participations (and other obligations) under Section 10.6 (of this Agreement or the Original Credit Agreement), and (ii) with respect to Loans to Parent Borrower or the Japanese Subsidiary Borrower, no additional amount shall be required to be paid under this Section 2.20 with respect to U.S. federal withholding or other U.S. federal income taxes or Japanese withholding or other Japanese national income taxes (with respect to Loans to the Japanese Subsidiary Borrower only) to any Lender (other than a Lender that becomes a Lender pursuant to Section 2.22 of this Agreement or the Original Credit Agreement) except to the extent that any change after the Original Closing Date (in the case of each Lender listed on the signature pages to the Original Credit Agreement on the Original Closing Date) or after the effective date of the Assignment Agreement or the Amendment (as applicable) pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment in respect of U.S. federal withholding or other U.S. federal income taxes or Japanese withholding or other Japanese national income taxes shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the Original Closing Date or at the date of such Assignment Agreement or the Amendment, as the case may be, in respect of payments to such Lender; provided further that additional amounts with respect to U.S. federal withholding or other U.S. federal income taxes shall be payable to a Lender to the extent such Lender’s assignor was entitled to receive such additional amounts immediately prior to the assignment or such Lender was entitled to receive additional amounts immediately prior to a change in lending office (any U.S. federal income or withholding taxes or Japanese national income or withholding taxes excluded pursuant to the foregoing provisos being “Excluded Taxes”).

(c) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (b) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(d) Tax Indemnification. Each Borrower agrees to indemnify and hold harmless, without duplication, each Lender and Administrative Agent for the full amount of Indemnified Taxes and Other Taxes, including any such Indemnified Taxes imposed by any jurisdiction on amounts payable under this Section 2.20, payable by any Lender or Administrative Agent and any liability (including expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within 20 days after the date such Lender or Administrative Agent makes written demand therefor. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Status of Lenders; Tax Documentation. Each Lender shall deliver to Parent Borrower (on behalf, as appropriate, of Japanese Subsidiary Borrower and Swiss Subsidiary Borrower) and to Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by a Borrower or Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrowers or Administrative Agent, as the case may be, to determine (A) whether or not payments made by the respective Borrowers hereunder or under any other Credit Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of payments to be made to such Lender by the respective Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdictions and (D) whether withholding is required under FATCA and the appropriate amount thereof. Each Lender shall also promptly notify Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption from, or reduction of, applicable Taxes. Each of the Borrowers shall promptly (i) deliver to Administrative Agent or any Lender, as Administrative Agent or such Lender shall reasonably request, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or Administrative Agent under such Laws in connection with any payment by Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Credit Documents, with respect to such jurisdiction and (ii) provide Administrative Agent from time to time, upon the reasonable request of Administrative Agent, with information needed to determine whether any payments to be made pursuant to any Credit Document will be subject to any applicable withholding tax, including information needed to determine the source of any payment for applicable withholding tax purposes.

(f) Evidence of Exemption from U.S. Withholding Tax. Without limiting the generality of the foregoing, to the extent legally able to do so, each Lender (including each Lender making a Loan to the Japanese Subsidiary Borrower) that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-US Lender”) shall deliver to Administrative Agent and Parent Borrower, on or prior to the Second Restatement Effective Date (in the case of each Lender listed on the signature pages to the Amendment on the Second Restatement Effective Date to the extent that such Lender has not already delivered such forms ) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Parent Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN, W-8ECI and/or W-8IMY (including any required attachments) (or, in each case, any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Parent Borrower or Administrative Agent to establish that such Lender is not subject to deduction or withholding (or is subject to reduced deduction or withholding) of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) in the case of a Lender that is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN or W-8IMY (including any required attachments) (or, in each case, any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Parent Borrower or Administrative Agent to establish that such Lender is not subject to deduction or withholding (or is subject to reduced deduction or withholding) of United States federal income tax with respect to any payments to such Lender under any of the Credit Documents; provided, however, if payment to a Lender is made to an “agent” of such Lender that is a “U.S. person” and a “financial institution” (each within the meaning of Section 1.1441-1(b)(2)(ii) of the Treasury regulations), such agent may deliver two properly completed and duly executed copies of Internal Revenue Service Form W-9 (or successor form) instead of the delivery of the specified forms and certificates by the Lender to Parent Borrower and Administrative Agent (unless Administrative Agent has reason to believe that such agent will not comply with its obligations to withhold). To the extent legally able to do so and to the extent it has not already done so, each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “U.S. Lender”) shall deliver to Administrative Agent and Parent Borrower on or prior to the Second Restatement Effective Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two original copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.20(f) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent and Parent Borrower two new original copies of Internal Revenue Service Form W-8BEN, W-8ECI and/or W-8IMY (including any required attachments) (or, in each case, any successor form), or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN or W-8IMY (including any required attachments)(or, in each case, any successor forms), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Parent Borrower or Administrative Agent to confirm or establish that such Lender is not subject to deduction or withholding (or is subject to reduced deduction or withholding) of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Parent Borrower of its inability to deliver any such forms, certificates or other evidence. No Borrower shall be required to pay any additional amount or make any indemnity payments to any Lender under this Section 2.20 to the extent such additional amounts or indemnity payments relate to U.S. federal withholding taxes resulting from such Lender’s failure to deliver the forms, certificates or other evidence referred to in the first sentence of this Section 2.20(f); provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.20(f) on the Original Closing Date or on the date of the Assignment Agreement or the Amendment pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.20(f) (if applicable) shall relieve a Borrower of its obligation to pay any additional amounts pursuant this Section 2.20 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein; and provided, further, that if a Lender is not legally entitled to deliver a form, certificate or other evidence referred to in the first sentence of this Section 2.20(f) at the time such Lender becomes a party to this Agreement or changes its applicable lending office, such Lender shall nevertheless be entitled to additional amounts and indemnity payments in respect of any applicable U.S. federal withholding tax to the extent such Lender’s assignor was entitled to receive additional amounts or indemnity payments immediately prior to the assignment or such Lender was entitled to receive additional amounts or indemnity payments immediately prior to the change in lending office.

(g) If any Lender or Administrative Agent determines, in its sole discretion, that it has received a refund (including a refund credited towards other tax liability) in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it pursuant to this Section 2.20, it shall promptly remit such refund or credit to the payor, net of all out-of-pocket expenses of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund net of any Taxes payable by Administrative Agent or Lender on such interest); provided that the recipient, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority. This section shall not be construed to require Administrative Agent or any Lender to make available its tax returns (or any other information relating to Taxes that it deems confidential) to Parent Borrower or any other person and nothing contained herein shall interfere with the right of a Lender or Administrative Agent to arrange its Tax affairs in whatever manner it thinks fit, nor oblige any Lender or Administrative Agent to claim any Tax refund or do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(h) Documentation Requirement for Exemption from Japanese Withholding Tax. Without limiting the generality of the foregoing and to the extent legally able to do so, each Lender to the Japanese Subsidiary Borrower that is a Japanese PE or Japanese Treaty Person (a “Non-Japanese Lender”) shall, on or prior to the Original Closing Date (in the case of each Lender listed on the signature pages to the Original Credit Agreement on the Original Closing Date) or on or prior to the date of any Assignment Agreement or the Amendment (as applicable) pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times upon the request of Japanese Subsidiary Borrower or Administrative Agent as may be necessary in the reasonable determination of Japanese Subsidiary Borrower or Administrative Agent either (i) in the case of a Japanese PE, present to Administrative Agent and Japanese Subsidiary Borrower the original withholding tax exemption certificate (gensenchoushuu no menjyo shoumeisho) for the Japanese PE issued by the Japanese tax authority and deliver a copy thereof to Administrative Agent and Japanese Subsidiary Borrower or (ii) in the case of a Japanese Treaty Person, deliver to Administrative Agent and Japanese Subsidiary Borrower two original copies of any required applicable Application Form for Income Tax Convention (Sozeijyouyaku ni Kansuru Todokedesho) properly completed and duly executed by such Lender, any required residency certificate for such Lender issued by the tax authority of the jurisdiction in which such Lender is a resident, and such other documentation, all as may be required under the Laws of Japan to establish that any interest payable by Japanese Subsidiary Borrower under any of the Credit Documents may not be taxed by Japan by virtue of the provisions of an applicable Japanese Tax Treaty, and reasonably requested by Japanese Subsidiary Borrower or Administrative Agent (such withholding tax exemption certificate in (i) herein, and such applicable form, residency certificate, and such other documentation in (ii) herein, collectively, “Withholding Exemption Document”). For purposes of this paragraph (h), in the case of a Lender that is a Japanese Treaty Person by virtue of the provisions of a Japanese LOB Tax Treaty, two original copies of the applicable Application Form for Income Tax Convention (Sozeijyouyaku ni Kansuru Todokedesho) properly completed and duly executed by such Lender and residency certificate for such Lender issued by the tax authority of the jurisdiction in which such Lender is a resident are deemed to have been reasonably requested by Japanese Subsidiary Borrower prior to the Original Closing Date (in the case of each Lender listed on the signature pages to the Original Credit Agreement on the Original Closing Date) or the date of any Assignment Agreement or the Amendment (as applicable) pursuant to which it becomes a Lender (in the case of each other Lender). No Borrower shall be required to pay any additional amount or make any indemnity payments to any Lender under this Section 2.20 to the extent such additional amounts or indemnity payments relate to withholding of Japanese income tax (gensen shotokuzei) on interest payable by Japanese Subsidiary Borrower resulting from such Lender’s failure to comply with this Section 2.20(h); provided, however, that if such Lender shall have complied with this Section 2.20(h) on the Original Closing Date or on the date of the Assignment Agreement or the Amendment pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.20(h) shall relieve a Borrower of its obligation to pay any additional amounts pursuant to this Section 2.20 in the event that, as a result of any change in any applicable Law, including a treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, (i) payments to such Lender of interest payable by Japanese Subsidiary Borrower under any of the Credit Documents are no longer entitled to an exemption from withholding of Japanese income tax (gensen shotokuzei) upon presentation and/or delivery, as applicable, of the Withholding Exemption Documents as described in this Section 2.20(h) or (ii) such Lender is no longer properly entitled to deliver the Withholding Exemption Documents (including, for the avoidance of doubt, the documents described in the foregoing sentence).

2.21. Obligation to Mitigate. Each Lender (which term shall include Issuing Bank for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments,

Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments, Loans or Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.21 unless Parent Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Parent Borrower pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Parent Borrower (with a copy to Administrative Agent) shall be conclusive absent demonstrable error.

2.22. Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Parent Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.18, 2.19 or 2.20, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within three Business Days after Parent Borrower’s request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, and (ii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within three Business Days thereof; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Parent Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6, and Parent Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased-Cost Lender or a Non-Consenting Lender and the Defaulting Lender shall pay the fees, if any, payable thereunder in connection with any such assignment from such Defaulting Lender; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11; (2) on the date of such assignment, Parent Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18(c), 2.19 or 2.20 or otherwise as if it were a prepayment and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, that Parent Borrower may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, Parent Borrower shall have made arrangements reasonably satisfactory to such Issuing Bank (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such Issuing Bank or Cash Collateralizing or causing each outstanding Letter of Credit issued thereby to be cancelled). Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, that any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if Parent Borrower exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.6. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.6 on behalf of a Non-Consenting Lender or Terminated Lender and any such documentation so executed by Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.6.

2.23. Incremental Facilities.

(a) At any time or from time to time after the Second Restatement Effective Date, Parent Borrower may by written notice to the Syndication Agent and Administrative Agent elect to request (A) prior to the Latest Maturity Date of any Loan hereunder, one or more increases to the existing Revolving Commitments of any Class (any such increase, the “New Revolving Loan Commitments”) and/or (B) prior to the Latest Maturity Date of any Loan hereunder, the establishment of one or more new term loan commitments (the “New Term Loan Commitments”), by an amount not in excess of the greater of (x) $300,000,000 and (y) the amount of New Term Loan Commitments and/or New Revolving Loan Commitments such that the Senior Secured Leverage Ratio shall be no greater than 3.50 to 1.00 as of the end of the Test Period most recently ended after giving pro forma effect to such New Term Loan Commitments and/or New Revolving Loan Commitments (and, in each case, with respect to any New Revolving Loan Commitment, assuming a borrowing of the maximum amount of Loans available under such New Revolving Loan Commitment and any New Revolving Loan Commitments previously made pursuant to this Section 2.23). Each New Revolving Loan Commitment or New Term Loan Commitment shall be in an aggregate principal amount that is not less than $50,000,000 individually (or such lesser amount which shall be approved by Administrative Agent or such lesser amount if such amount represents all remaining availability under the limit set forth in the preceding sentence), and integral multiples of $5,000,000 in excess of that amount. Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which Parent Borrower proposes that the New Revolving Loan Commitments or New Term Loan Commitments, as applicable, shall be effective and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Revolving Loan Lender” or “New Term Loan Lender,” as applicable) to whom Parent Borrower proposes any portion of such New Revolving Loan Commitments or New Term Loan Commitments, as applicable, be allocated and the amounts of such allocations; provided that any Lender approached to provide all or a portion of the New Revolving Loan Commitments or New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Revolving Loan Commitment or a New Term Loan Commitment. Such New Revolving Loan Commitments or New Term Loan Commitments shall become effective, as of such Increased Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Amount Date after giving effect to such New Revolving Loan Commitments or New Term Loan Commitments, as applicable; (2) after giving effect to the making of any Series of New Term Loans or effectiveness of New Revolving Loan Commitments, each of the conditions set forth in Section 3.2(a) shall be satisfied; (3) Parent Borrower and its Subsidiaries shall be in pro forma compliance with the covenant set forth in Section 6.7(b) as of the last day of the most recently ended Fiscal Quarter for which a Compliance Certificate has been (or was required to have been) delivered to Administrative Agent pursuant to Section 5.1(c) after giving effect to such New Revolving Loan Commitments or New Term Loan Commitments (and with respect to any New Revolving Loan Commitment, assuming a borrowing of the maximum amount of New Revolving Loans available under such New Revolving Loan Commitment), as applicable; (4) the New Revolving Loan Commitments or New Term Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by Parent Borrower, the New Revolving Loan Lender or New Term Loan Lender, as applicable, and Administrative Agent, and each of which shall be recorded in the Register, and each New Revolving Loan Lender and New Term Loan Lender shall be subject to the requirements set forth in Sections 2.20(e), (f) and (h); (5) Parent Borrower shall make any payments required pursuant to Section 2.18(c) in connection with the New Revolving Loan Commitments or New Term Loan Commitments, if applicable; and (6) Parent Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction. Any New Term Loans made on an Increased Amount Date shall be designated a separate series (a “Series”) of New Term Loans for all purposes of this Agreement.

(b) On any Increased Amount Date on which New Revolving Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Revolving Lenders of the applicable Class shall assign to each of the New Revolving Loan Lenders, and each of the New Revolving Loan Lenders shall purchase from each of the Revolving Lenders of the applicable Class, at the principal amount thereof, such interests in the Revolving Loans of the applicable Class outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans of the applicable Class will be held by existing Revolving Lenders of the applicable Class and New Revolving Loan Lenders ratably in accordance with their Revolving Loan Commitments of the applicable Class after giving effect to the addition of such New Revolving Loan Commitments to the Revolving Commitments of the applicable Class, (b) each New Revolving Loan Commitment shall be deemed for all purposes a Revolving Loan Commitment of the applicable Class and each Loan made thereunder (a “New Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan of the applicable Class and (c) each New Revolving Loan Lender shall become a Lender with respect to the New Revolving Loan Commitment and all matters relating thereto. Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Section 2.2 and 2.13 of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(c) On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender of any Series shall make a Loan to Parent Borrower (a “New Term Loan”) in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.

(d) Administrative Agent shall notify Lenders promptly upon receipt of Parent Borrower’s notice of each Increased Amount Date and in respect thereof (y) the New Revolving Loan Commitments and the New Revolving Loan Lenders or the Series of New Term Loan Commitments and the New Term Loan Lenders of such Series, as applicable, and (z) in the case of each notice to any Revolving Lender, the respective interests in such Revolving Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section.

(e) The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be as agreed between Parent Borrower and the New Term Loan Lenders providing such New Term Loans and New Term Loan Commitments, and except as otherwise set forth herein, to the extent not substantially similar to or less favorable to such New Term Loan Lenders than the Tranche B Term Loans shall be reasonably satisfactory to Administrative Agent. The terms and provisions of the New Revolving Loans shall be identical to the Revolving Loans of the applicable Class. The proceeds of any Revolving Loans borrowed on the Increased Amount Date for any New Revolving Loan Commitments shall not be used to refinance, redeem, retire, defease or otherwise make any payment on unsecured Indebtedness of Holdings or any of its Subsidiaries (other than working capital revolving credit facilities), nor shall such Revolving Loans be made in exchange for any such unsecured Indebtedness (other than working capital revolving credit facilities). In any event (i) the Weighted Average Life to Maturity of all New Term Loans of any Series shall be no shorter than the Weighted Average Life to Maturity of the Tranche B Terms Loans (except by virtue of amortization or prepayment of the Tranche B Term Loans prior to the time of such incurrence), (ii) the applicable New Term Loan Maturity Date of each Series shall be no earlier than the latest of the final maturity of (x) the Revolving Loans and (y) the Tranche B Term Loans, (iii) the yield applicable to the New Term Loans of each Series shall be determined by Parent Borrower and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement; provided, however that the Effective Yield applicable to the New Term Loans shall not be greater than the Effective Yield as amended through the date of such calculation with respect to the Tranche B Term Loans plus 0.50% per annum unless the interest rate with respect to the Tranche B Term Loans is increased so as to cause the then applicable Effective Yield under this Agreement on the Tranche B Term Loans (including any upfront or similar fees or original issue discount paid and payable to the initial Lenders hereunder) to equal the Effective Yield then applicable to the New Term Loans (after giving effect to all upfront or similar fees or original issue discount payable with respect to such New Term Loans) minus 0.50% and (iv) the proceeds of the New Term Loans shall not be used to refinance, redeem, retire, defease or otherwise make any payment on unsecured Indebtedness of Holdings or any of its Subsidiaries, nor shall the New Term Loans be made in exchange for any such unsecured Indebtedness. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of Administrative Agent and Parent Borrower to effect the provision of this Section 2.23, and for the avoidance of doubt, this Section 2.23 shall supersede any provisions in Section 2.17 or 10.5 to the contrary.

2.24. Refinancing Amendments.

At any time after the Second Restatement Effective Date, Parent Borrower may obtain from any Lender or any Additional Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans then outstanding under this Agreement (which for this purpose will be deemed to include any then outstanding Refinancing Term Loans), in the form of Refinancing Term Loans, in each case pursuant to a Refinancing Amendment; provided that such Indebtedness (i) will rank pari passu in right of payment and of security with the other Term Loans and Term Loan Commitments hereunder, (ii) have such pricing and optional prepayment terms as may be agreed by the applicable Borrower and the Lenders thereof and (iii) except as may be agreed to by the Lenders and Additional Refinancing Lenders providing such Credit Agreement Refinancing

Indebtedness in the respective Refinancing Amendment (but solely as it relates to such Lenders waiving their pro rata share of any applicable prepayment or repayment), each Class of Refinancing Term Loans shall be prepaid and repaid on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) with all voluntary prepayments and mandatory prepayments of the other Classes of Term Loans, it being understood that the amortization schedule applicable to the Refinancing Term Loans shall be determined by the applicable Borrower and the Lenders providing the Refinancing Term Loans. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 3.2(a) and, to the extent reasonably requested by Administrative Agent, receipt by Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Second Restatement Effective Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by Administrative Agent (including Mortgage amendments) in order to ensure that the Refinancing Term Loans are provided with the benefit of the applicable Credit Documents. Each tranche of Credit Agreement Refinancing Indebtedness incurred under this Section 2.24 shall be in an aggregate principal amount that is not less than $50,000,000. Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Credit Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Term Loans and Term Loan Commitments subject thereto as Refinancing Term Loans and/or Refinancing Term Commitments), (ii) provide certain class protection to the Lenders and Additional Refinancing Lenders providing such Credit Agreement Refinancing Indebtedness with respect to voluntary prepayments and mandatory prepayments, (iii) make such other changes to this Agreement and the other Credit Documents consistent with the provisions and intent of Section 10.5(g) (without the consent of the Requisite Lenders called for therein) and (iv) effect such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of Administrative Agent and Parent Borrower, to effect the provisions of this Section, and the Requisite Lenders hereby expressly authorize Administrative Agent to enter into any such Refinancing Amendment.

2.25. Extensions of Revolving Loans and Revolving Commitments.

(a) Any Borrower may at any time and from time to time request that all or a portion of any Class of Revolving Commitments (including any New Revolving Loan Commitments and any outstanding Classes of Permitted Replacement Revolving Commitments), each existing at the time of such request (each, an “Existing Revolving Commitment” and any related Revolving Loans thereunder, “Existing Revolving Loans”) be replaced with or reclassified or converted into commitments and loans that extend the termination date thereof (any such Existing Revolving Commitments which have been so extended, “Permitted Replacement Revolving Commitments” and any related Loans, “Permitted Replacement Revolving Loans”) and to provide for other terms consistent with this Section 2.25. In order to establish any Permitted Replacement Revolving Commitments, Parent Borrower shall provide a notice to Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the Existing Revolving Commitments) (a “Permitted Replacement Revolving Commitment Request”) setting forth the proposed terms of the Permitted Replacement Revolving Commitments to be established, which terms shall be identical to those applicable to Existing Revolver Commitments; provided that (i) the Revolving Commitment Termination Date of the Permitted Replacement Revolving Commitments may be delayed to a later date than the Revolving Commitment Termination Date of the Existing Revolving Commitment; (ii) the Effective Yield with respect to extensions of credit under the Permitted Replacement Revolving Commitment (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield for extensions of credit under the Existing Revolving Commitment; (iii) all borrowings under the applicable Revolving Commitments and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Permitted Replacement Revolving Commitments (and related outstandings) and (II) repayments required upon the Revolving Commitment Termination Date of the Existing Revolving Commitments); and (iv) the Permitted Replacement Revolving Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Permitted Replacement Revolving Amendment; provided, further, that in no event shall the final maturity date of any Permitted Replacement Revolving Commitments of a given Class at the time of establishment thereof be earlier than the then Latest Maturity Date of any Existing Revolving Commitments. Any Permitted Replacement Revolving Commitments shall constitute a separate Class or Classes, as the case may be, of Revolving Commitments from the Classes constituting the Existing Revolving Commitments.

(b) The applicable Borrower shall provide the applicable Permitted Replacement Revolving Commitment Request at least ten (10) Business Days prior to the date on which Lenders of the applicable Class of Revolving Loans are requested to respond (or by such later date as the Administrative Agent may agree in its reasonable discretion). Any Lender (together with any new Lender committing to provide a Permitted Replacement Revolving Commitment pursuant to Section 2.25(c) below, a “Permitted Replacement Revolving Lender”) wishing to have its Existing Revolving Commitments subject to such Permitted Replacement Revolving Commitment Request converted into Permitted Replacement Revolving Commitments shall notify Administrative Agent (a “Permitted Replacement Revolving Election”) on or prior to the date specified in such Permitted Replacement Revolving Commitment Request of its election to convert into Permitted Replacement Revolving Commitments. In the event that the aggregate amount of Existing Revolving Commitments subject to Permitted Replacement Revolving Elections exceeds the amount of Permitted Replacement Revolving Commitments requested pursuant to the Permitted Replacement Revolving Commitment Request, the Existing Revolving Commitments subject to Permitted Replacement Revolving Elections shall be converted to Permitted Replacement Revolving Commitments on a pro rata basis based on the amount of Existing Revolving Commitments included in each such Permitted Replacement Revolving Election. Notwithstanding the conversion of any Existing Revolving Commitment (to the extent constituting a U.S. Revolving Commitment or a Permitted Replacement Revolving Commitment thereof) into a Permitted Replacement Revolving Commitment, such Permitted Replacement Revolving Commitment shall be treated identically to all other U.S. Revolving Commitments for purposes of the obligations of a Lender of Revolving Loans in respect of Swing Line Loans under Section 2.3 and Letters of Credit under Section 2.4, except that the applicable Permitted Replacement Revolving Amendment may provide that the termination date of obligations to make Swing Line Loans and/or to issue Letters of Credit may be extended and the related obligations to make Swing Line Loans and issue Letters of Credit may be continued so long as Swing Line Lender and/or Issuing Bank, as applicable, have consented to such extensions (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(c) In the event that a Borrower has submitted a Permitted Replacement Revolving Commitment Request in respect of all (but not less than all) of a Class of Existing Revolving Commitments and the aggregate amount of Existing Revolving Commitments subject to Permitted Replacement Revolving Elections is less than the entire aggregate amount of such Class of Existing Revolving Commitments, such Borrower, at its election, may allocate all (but not less than all) of the remaining amount of the Permitted Replacement Revolving Commitments requested and not provided by Lenders with an Existing Revolving Commitment to any other Persons that are Eligible Assignees, and the Existing Revolving Commitments not subject to Permitted Replacement Revolving Elections (“Non-Extended Revolving Commitments”) shall be terminated.

(d) Permitted Replacement Revolving Commitments shall be established pursuant to an amendment (a “Permitted Replacement Revolving Amendment”) to this Agreement (which, notwithstanding anything to the contrary set forth in Section 10.5, shall not require the consent of any Lender other than the Permitted Replacement Revolving Lenders with respect to the Permitted Replacement Revolving Commitments established thereby) executed by the Credit Parties, Administrative Agent and the Permitted Replacement Revolving Lenders. No Permitted Replacement Revolving Amendment shall provide for any tranche of Permitted Replacement Revolving Commitments in an aggregate principal amount that is less than $50,000,000. In connection with any Permitted Replacement Revolving Amendment, Administrative Agent may request that Parent Borrower deliver a customary opinion of counsel in connection with such amendment.

(e) Such Permitted Replacement Revolving Commitments shall become effective as of such date of effectiveness of such Permitted Replacement Revolving Amendment (the “Permitted Replacement Revolving Effective Date”); provided that (1) no Default or Event of Default shall exist on such Permitted Replacement Revolving Effective Date after giving effect to such Permitted Replacement Revolving Commitments; (2) after giving effect to the Permitted Replacement Revolving Amendment, each of the conditions set forth in Section 3.2(a) shall be satisfied; (3) the Permitted Replacement Revolving Commitments shall be effected pursuant to a Permitted Replacement Revolving Amendment, and shall be recorded in the Register, and each Permitted Replacement Revolving Lender shall be subject to the requirements set forth in Sections 2.20(e), (f) and (h); and (4) if applicable, Parent Borrower shall make any payments required pursuant to Section 2.18(c) in connection with the Permitted

Replacement Revolving Commitments. The proceeds of any Revolving Loans borrowed on the Permitted Replacement Revolving Effective Date shall not be used to refinance, redeem, retire, defease or otherwise make any payment on unsecured Indebtedness of Holdings or any of its Subsidiaries (other than working capital revolving credit facilities), nor shall such Revolving Loans be made in exchange for any such unsecured Indebtedness (other than working capital revolving credit facilities).

(f) Notwithstanding anything to the contrary contained in this Agreement, including Sections 2.15 and 2.17, on any date of any Permitted Replacement Revolving Amendment, (x) any Existing Revolving Loans (and any related participations) of any Permitted Replacement Revolving Lender outstanding under the applicable Existing Revolving Commitments, shall be deemed to be allocated as Permitted Replacement Revolving Loans (and related participations) and Existing Revolving Loans (and related participations) in the same proportion as such Permitted Replacement Revolving Lender’s Existing Revolving Commitments to Permitted Replacement Revolving Commitments, and (y) all Existing Revolving Loans (and related participations) outstanding under any Non-Extended Revolving Commitment being terminated pursuant to Section 2.25(c) shall be paid with the proceeds of a Borrowing of Permitted Replacement Revolving Loans requested by Parent Borrower on such date.

2.26. Extension of Term Loans.

(a) Extension of Term Loans. Parent Borrower may at any time and from time to time request that all or a portion of the Term Loans of a given Class (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.26. In order to establish any Extended Term Loans, Parent Borrower shall provide a notice to Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are to be amended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; (ii) the Effective Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have optional prepayment terms (including call protection) as may be agreed by Parent Borrower and the Lenders thereof; provided that no Extended Term Loans may be optionally prepaid prior to the date on which all Term Loans with an earlier final stated maturity (including Term Loans under the Existing Term Loan Tranche from which they were amended) are repaid in full, unless such optional prepayment is accompanied by a pro rata optional prepayment of such other Term Loans; provided, however, that (A) in no event shall the final maturity date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Term Loans hereunder, (B) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of any other Term Loans then outstanding (except by virtue of amortization or prepayment of such Term Loans prior to the incurrence of the Extended Term Loans of such Term Loan Extension Series), and (C) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche. Each Term Loan Extension Series of Extended Term Loans incurred under this Section 2.26 shall be in an aggregate principal amount that is not less than $50,000,000.

(b) Extension Request. Parent Borrower shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the Existing Term Loan Tranche, as applicable, are requested to respond (or by such later date as the Administrative Agent may agree in its reasonable discretion), and shall agree to such procedures, if any, as may be established by, or acceptable to, Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.26. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans pursuant to any Extension Request. Any existing Term Lender wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans (each, an “Extending Term Lender”) shall notify Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche which it has elected to request be amended into Extended Term Loans (subject to any minimum denomination requirements imposed by Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche in respect of which applicable Term Lenders shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans requested to be extended pursuant to the Extension Request, Term Loans subject to Extension Elections shall be amended to Extended Term Loans on a pro rata basis (subject to rounding by Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans included in each such Extension Election.

(c) Extension Amendment. Extended Term Loans shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the applicable Borrower, Administrative Agent and each Extending Term Lender providing an Extended Term Loan thereunder which shall be consistent with the provisions set forth in Section 2.26(a) above (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 3.2 and, to the extent reasonably requested by Administrative Agent, receipt by Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Original Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by Administrative Agent in order to ensure that the Extended Term Loans are provided with the benefit of the applicable Credit Documents. Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Credit Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.12 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.12), (iii) modify the prepayments set forth in Section 2.15 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, (iv) make such other changes to this Agreement and the other Credit Documents consistent with the provisions and intent of Section 10.5(f) (without the consent of the Requisite Lenders called for therein) and (v) effect such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of Administrative Agent and the applicable Borrower, to effect the provisions of this Section, and the Requisite Lenders hereby expressly authorize Administrative Agent to enter into any such Extension Amendment.

(d) No conversion of Loans pursuant to any Extension in accordance with this Section 2.26 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(e) Notwithstanding anything in Sections 2.23, 2.24, 2.25 and this Section 2.26 to the contrary, the Borrowers shall not be permitted to have more than six (6) Classes of Term Loans outstanding under this Agreement at any time.

SECTION 3.	CONDITIONS PRECEDENT

3.1. Second Restatement Effective Date. The conditions to effectiveness of this amendment and restatement of the Amended and Restated Credit Agreement in the form of this Agreement, and to the obligation of each Lender to make a Credit Extension on the Second Restatement Effective Date are set forth in Section 5 of the Amendment.

3.2. Conditions to Each Credit Extension.

(a) Conditions Precedent. The obligation of each Lender to make any Loan, or Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Second Restatement Effective Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i) Administrative Agent shall have received a fully executed and delivered Funding Notice or Letter of Credit Application, as the case may be;

(ii) after making the Credit Extensions requested on such Credit Date, the Total Utilization of U.S. Revolving Commitments, the Total Utilization of Japanese Revolving Commitments or the Total Utilization of Swiss/Multicurrency Revolving Commitments, as applicable, shall not exceed the U.S. Revolving Commitments, the Japanese Revolving Commitments or the Swiss/Multicurrency Revolving Commitments, as applicable, then in effect;

(iii) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents, in each case, shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

(iv) Except in the case of the Credit Extensions on the Original Closing Date, as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default; and

(v) on or before the date of issuance of any Letter of Credit, Administrative Agent shall have received all other information required by the applicable Letter of Credit Application, and such other documents or information as Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

(b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent and, if applicable, Issuing Bank. In lieu of delivering a Notice, a Borrower may give Administrative Agent and, if applicable, Issuing Bank telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent and, if applicable, Issuing Bank on or before the close of business on the date that such borrowing, continuation/conversion or issuance is requested by telephonic notice. In the event of a discrepancy between the telephone notice and the written Notice, the written Notice shall govern. In the case of any Notice that is irrevocable once given, if a Borrower provides telephonic notice in lieu thereof, such telephone notice shall also be irrevocable once given. None of Administrative Agent, Issuing Bank or any Lender shall incur any liability to a Borrower in acting upon any telephonic notice referred to above that Administrative Agent or Issuing Bank, if applicable, believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of such Borrower or for otherwise acting in good faith.

SECTION 4.	REPRESENTATIONS AND WARRANTIES

In order to induce Lenders and Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender and Issuing Bank, on the Second Restatement Effective Date and on each Credit Date, that the following statements are true and correct:

4.1. Organization; Requisite Power and Authority; Qualification. Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of organization, and as of the Original Closing Date, the jurisdiction of organization of each such Person is as identified in Schedule 4.1 to the Original Credit Agreement, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated to be carried out by such Person thereby, and (c) is qualified to do business and in good standing (where applicable) in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and would not be reasonably expected to have, a Material Adverse Effect.

4.2. Equity Interests and Ownership. The outstanding Equity Interests of each of Parent Borrower and its Subsidiaries are fully paid and with respect to corporate shares, non assessable. Except as set forth on Schedule 4.2 to the Original Credit Agreement, as of the Original Closing Date, there is no existing option, warrant, call, right, commitment or other agreement to which Parent Borrower or any of its Subsidiaries is a party requiring, and there is no membership interest or other Equity Interests of Parent Borrower or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Parent Borrower or any of its Subsidiaries of any additional membership interests or other Equity Interests of Parent Borrower or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of Parent or any of its Subsidiaries. Schedule 4.2 to the Original Credit Agreement correctly sets forth the ownership interest of Parent Borrower and each of its Subsidiaries in their respective Subsidiaries as of the Original Closing Date after giving effect to the Transactions.

4.3. Due Authorization. The execution, delivery and performance of each Credit Document has been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

4.4. No Conflict. The execution, delivery and performance by each Credit Party of the Credit Documents to which such Person is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries in any material respect, (ii) any of the Organizational Documents of Holdings or any of its Subsidiaries, or (iii) any material order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries except to the extent such conflict, breach or default would not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Permitted Lien); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Second Restatement Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

4.5. Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the Transactions do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except (1) as otherwise set forth in the Acquisition Agreement, (2) for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Second Restatement Effective Date and (3) those approvals, consents, registrations, notices or other actions, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

4.6. Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by Debtor Relief Laws or by equitable principles and principles of good faith and fair dealing relating to enforceability.

4.7. Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended.

4.8. Projections. On and as of the Second Restatement Effective Date, the projections of Holdings and its Subsidiaries for the period of Fiscal Year 2012 through and including Fiscal Year 2014 (the “Projections”) have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time such Projections were furnished to any Commitment Party or the Lenders; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material.

4.9. No Material Adverse Change. On each Credit Date after the Original Closing Date, since December 31, 2009, no event, circumstance or change has occurred that has caused, either in any case or in the aggregate, a Material Adverse Effect.

4.10. Adverse Proceedings, Etc. There are no Adverse Proceedings, individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

4.11. Taxes. Except as otherwise permitted under Section 5.3, all federal income tax returns and all material state, local and other tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all Taxes shown on such tax returns to be due and payable and all other material Taxes, assessments, fees, and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable (taking into account extensions). Holdings knows of no proposed tax assessment against Holdings or any of its Subsidiaries which is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate actions and for which adequate reserves or other appropriate provisions, if any, as required in conformity with GAAP, have been made.

4.12. Properties.

(a) Title. Each of Holdings and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property) and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.8. Except as permitted by this Agreement (including, without limitation, the Permitted Liens), all such properties and assets are free and clear of Liens.

(b) Real Estate. As of the Original Closing Date, Schedule 4.12 to the Original Credit Agreement contains a true, accurate and complete list of all Real Estate Assets. Holdings does not have knowledge of any default that has occurred or is continuing under any lease, sublease or assignment of leases (together with all amendments, modifications, supplements, renewals of extensions of any thereof) affecting any Real Estate Asset of any Credit Party and each such agreement constitutes a legal, valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as in any such case as would not, individually or in the aggregate, result in a Material Adverse Effect.

4.13. Environmental Matters. Neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries has received any letter or request for information under Section 104 of the

Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law with respect to a matter or matters that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. There are and, to each of Holdings’ and its Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which would reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (i) neither Holdings nor any of its Subsidiaries nor, to any Credit Party’s knowledge, any predecessor of Holdings or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and (ii) none of Holdings’ or any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or would reasonably be expected to have, a Material Adverse Effect.

4.14. No Defaults. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where such default or defaults, if any, would not reasonably be expected to have a Material Adverse Effect.

4.15. Governmental Regulation. Neither Holdings nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.16. Margin Stock. The Borrowers are not engaged in nor will they engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loans or drawings under any Letter of Credit will be used for any purpose that violates Regulation U.

4.17. Employee Matters. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the knowledge of Holdings and Parent Borrower, threatened in writing against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the knowledge of Holdings and Parent Borrower, threatened in writing against any of them, (b) no strike or work stoppage in existence or, to the knowledge of Holdings and Parent Borrower, threatened in writing involving Holdings or any of its Subsidiaries, and (c) to the knowledge of Holdings and Parent Borrower, no union organization activity that is taking place, except, with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate, such as is not reasonably likely to have a Material Adverse Effect.

4.18. Employee Benefit Plans. Holdings, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all obligations under each Employee Benefit Plan except, in each case, as would not be reasonably likely to have a Material Adverse Effect. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and, to the knowledge of Holdings nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status, except as would not be reasonably likely to have Material Adverse Effect. No liability to the PBGC (other than required premium payments) has been or is expected to be incurred by Holdings, any of its Subsidiaries or any of their ERISA Affiliates, except as would not be reasonably likely to have a Material Adverse Effect. No ERISA Event has occurred or is expected to occur, except as would not be reasonably likely to have a Material

Adverse Effect. Except to the extent required under Section 4980B of the Internal Revenue Code or similar laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates, except as would not be reasonably likely to have a Material Adverse Effect. Except as would not be reasonably likely to have a Material Adverse Effect, the present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Holdings, any of its Subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Holdings, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA would not be reasonably likely to have a Material Adverse Effect. Except as would not be reasonably likely to have a Material Adverse Effect, Holdings, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

4.19. Certain Fees. Except as set forth on Schedule 4.19 to the Original Credit Agreement, no broker’s or finder’s fee or commission will be payable with respect to the transactions contemplated by the Related Agreements, except as payable to Agents and Lenders.

4.20. Solvency. On the Second Restatement Effective Date, after giving effect to the Loans made hereunder on the Second Restatement Effective Date, Parent Borrower will be Solvent. On the first date hereunder on which any Subsidiary Borrower borrows any Loans hereunder, such Subsidiary Borrower, after giving effect to such borrowing, will be Solvent.

4.21. Creation, Perfection, Etc. Except as otherwise contemplated hereby or under any other Credit Document, including without limitation in Section 3, all filings and other actions necessary to perfect the Liens on the Collateral created under, and in the manner contemplated by, the Collateral Documents have been duly made or taken or otherwise provided for (to the extent required hereby or by the applicable Collateral Documents), and the Collateral Documents create in favor of Collateral Agent for the benefit of the Secured Parties (or the Swiss Secured Parties, as applicable), or in favor of the Secured Parties (or the Swiss Secured Parties, as applicable), a valid and, together with such filings and other actions (to the extent required hereby or by the applicable Collateral Documents), perfected First Priority Lien in the Collateral, securing the payment of the Obligations (or the Swiss Obligations, as applicable), subject to Permitted Liens.

4.22. Compliance with Statutes, Etc. Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Holdings or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

4.23. Disclosure. No representation or warranty of any Credit Party contained in any Credit Document (as modified or supplemented by other information so furnished) or in any other documents, certificates or written statements (as modified or supplemented by other information so furnished) furnished to any Agent or Lender by or on behalf of Holdings or any of its Subsidiaries for use in connection with the Transactions when taken as a whole contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or Parent Borrower, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made; provided, that any projections and pro forma financial information contained in such materials were prepared based upon good faith estimates and assumptions believed by Holdings or Parent Borrower to be reasonable at the time of preparation, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that such differences may be material.

4.24. First Lien Senior Indebtedness. The Obligations are not subordinated in right of payment to any other Indebtedness of any Credit Party.

4.25. PATRIOT Act. To the extent applicable, each Credit Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.26. Related Agreements. Holdings and Parent Borrower have delivered to Administrative Agent and Syndication Agent complete and correct copies of (i) each Related Agreement as in effect on the Original Closing Date and (ii) any material amendment, restatement, supplement or other modification to or waiver of each Related Agreement entered into after the Original Closing Date.

SECTION 5.	AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations that are accrued and payable (other than Obligations under any Cash Management Agreement or Hedge Agreement) and cancellation or expiration of all Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or, if satisfactory to Issuing Bank in its sole discretion, a backstop letter of credit is in place), each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1. Financial Statements and Other Reports. Each of Holdings and Parent Borrower will deliver to Administrative Agent (for distribution to the Arranger and Lenders):

(a) Quarterly Financial Statements. As soon as available, and in any event within 45 days (or in the case of the first three Fiscal Quarters ending after the Original Closing Date, 60 days) after the end of each Fiscal Quarter of each Fiscal Year (other than the fourth Fiscal Quarter of any such Fiscal Year), commencing with the Fiscal Quarter in which the Original Closing Date occurs, the consolidated balance sheet of Parent Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statement of income of Parent Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter and the related consolidated statements of stockholders’ equity and cash flows from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; provided, that any financial statements delivered prior to the required delivery of the financial statements for the Fiscal Year ending December 31, 2010 shall not be required to contain all purchase accounting adjustments relating to the Transactions to the extent it is not practicable to include any such adjustments in such financial statements;

(b) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year, commencing with the Fiscal Year in which the Original Closing Date occurs, (i) the consolidated balance sheet of Parent Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Parent Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Parent Borrower, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Parent Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);

(c) Compliance Certificate. Together with each delivery of financial statements pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate; provided, that if such Compliance Certificate demonstrates an Event of Default in respect of any covenant under Section 6.7, Parent Borrower may deliver, together with such Compliance Certificate, notice of its intent to cure such Event of Default pursuant to Section 8.2(a);

(d) Statements of Reconciliation After Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements delivered pursuant to Section 5.1(a) or 5.1(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to Administrative Agent;

(e) Notice of Default. Promptly (and in any event within 5 days) upon any Authorized Officer of Holdings or Parent Borrower obtaining actual knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or Parent Borrower with respect thereto; (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused, either in any case or in the aggregate, a Material Adverse Effect, a certificate of an Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Parent Borrower has taken, is taking and proposes to take with respect thereto;

(f) Notice of Litigation. Promptly upon any Authorized Officer of Holdings or Parent Borrower obtaining knowledge of (i) any Adverse Proceeding not previously disclosed in writing by Parent Borrower to Lenders, or (ii) any development in any Adverse Proceeding that, in the case of either clause (i) or (ii), would be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of the Transactions or any Credit Extension, written notice thereof together with such other information as may be reasonably available to Holdings or Parent Borrower to enable Lenders and their counsel to evaluate such matters;

(g) ERISA. (i) Promptly upon any Authorized Officer of Holdings or Parent Borrower obtaining knowledge of the occurrence of or forthcoming occurrence of any ERISA Event that would be reasonably likely to have a Material Adverse Effect, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan, as requested; (2) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

(h) Financial Plan. As soon as practicable and in any event no later than 90 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and each Fiscal Year (or portion thereof) through the final maturity date of the Loans (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Parent Borrower and its Subsidiaries for such Fiscal Year, and an explanation of the assumptions on which such forecasts are based and (ii) forecasted consolidated statements of income and cash flows of Parent Borrower and its Subsidiaries for each fiscal quarter of such Fiscal Year;

(i) [Reserved.];

(j) Insurance Report. Concurrently with the delivery of the annual financial statements required to be delivered pursuant to Section 5.1(b) above, a certificate from Parent Borrower’s insurance broker(s) in form reasonably satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such certificate by Holdings and its Subsidiaries;

(k) Information Regarding Collateral. Parent Borrower will furnish to Collateral Agent prompt written notice of any change (i) in any Credit Party’s corporate name, (ii) in any Credit Party’s identity or corporate form or organization, (iii) in any Credit Party’s jurisdiction of organization or (iv) in any Credit Party’s Federal Taxpayer Identification Number or state organizational identification number. Parent Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Collateral Documents. Parent Borrower also agrees promptly to notify Collateral Agent if any material portion of the Collateral is damaged or destroyed;

(l) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(b), Parent Borrower shall deliver to Collateral Agent a certificate of its Authorized Officer either confirming that there has been no change in the information since the date of the Collateral Questionnaire delivered on the Second Restatement Effective Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes;

(m) Other Information. (A) Promptly upon their becoming publicly available, copies of all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration on Form S-8), and (B) such other information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent, Collateral Agent or Syndication Agent; and

(n) Certification of Public Information. Holdings, Parent Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that Holdings or Parent Borrower has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such Public Lenders. Each of Holdings and Parent Borrower agrees to clearly designate all information provided to Administrative Agent by or on behalf of Holdings or Parent Borrower which is suitable to make available to Public Lenders. If Holdings or Parent Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains Non-Public Information, Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material non-public information with respect to Holdings, its Subsidiaries and their securities.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.1 may be satisfied with respect to financial information of Holdings and its Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any direct or indirect parent thereof) or (B) Parent Borrower’s or Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, the other applicable requirements of such paragraphs (a) and (b) are complied with and with respect to clauses (A) and (B), to the extent such information relates to Holdings or a direct or indirect parent, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings or such parent, on the one hand, and the information relating to Parent Borrower and its Subsidiaries on a standalone basis, on the other hand.

5.2. Existence. Except as otherwise permitted under Section 6.8, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, that no Credit Party (other than each Borrower with respect to existence and other than as permitted under Section 6.8) or any of its Subsidiaries (other than as permitted under Section 6.8) shall be required to preserve any such existence, right or franchise, licenses and permits (a) if such Person’s board of directors (or similar governing body) or management shall determine that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders or (b) except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.3. Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable or that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate actions promptly taken and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings operate to stay the sale of, or such Lien shall not have been enforced with respect to, any material portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings, any direct or indirect parent thereof or any of its Subsidiaries).

5.4. Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have a Material Adverse Effect, each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all properties used or useful in the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

5.5. Insurance. Holdings will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Holdings will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) in the case of each general liability insurance policy, name Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy, contain a customary loss payable clause or endorsement that names Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder and provide that the insurer affording coverage (with respect to casualty and liability insurance) will provide at least thirty days’ prior written notice to Collateral Agent of any modification or cancellation of such policy.

5.6. Books and Records; Inspections. Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which entries in conformity in all material respects with GAAP shall be made of all material dealings and transactions in relation to its business and activities. To the extent permitted by Law, each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, subject to the customary policies and procedures of such independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, that, excluding any such visits and inspections during the continuation of any Event of Default, (i) only Administrative Agent, Collateral Agent or Syndication Agent on behalf of the Lenders may exercise the rights of the Lenders under this Section 5.6 and such Agents may (either individually, or at the request of the Requisite Lenders) make no more than two (2) such visits or inspections during any calendar year, and (ii) Borrower shall be required to reimburse such Agent for the costs of such visit or inspection only one (1) such time during any calendar year; provided further, that during the continuation of any Event of Default, Administrative Agent, Collateral Agent or Syndication Agent (or any of their representatives) may do any of the foregoing (but not more than once during the period such Event Default is outstanding) at the expense of Parent Borrower upon reasonable notice and during normal business hours Administrative Agent and the Lenders shall give Parent Borrower the opportunity to participate in any discussions with Parent Borrower’s or any of its Subsidiaries’ independent public accountants.

5.7. Lenders Meetings. Holdings and Parent Borrower will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Parent Borrower’s corporate offices (or at such other location as may be agreed to by Parent Borrower and Administrative Agent) at such time as may be agreed to by Parent Borrower and Administrative Agent.

5.8. Compliance with Laws. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable Laws of any Governmental Authority (including all Environmental Laws), noncompliance with which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.9. Environmental.

(a) Environmental Disclosure. Holdings will deliver to Administrative Agent and Lenders:

(i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims in either case that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(ii) promptly following the occurrence thereof, written notice describing in reasonable detail (1) any Release at, on, under or from any Facility required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws (except for Releases which could not reasonably be expected to result in a Material Adverse Effect), (2) any remedial action taken by Holdings or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) Holdings or Parent Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that would reasonably be expected to cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii) as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all material written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release at, on, under or from any Facility required to be reported to any federal, state or local governmental or regulatory agency and requiring notice to Administrative Agent and Lenders pursuant to sub-section (a)(ii)(1) of this Section 5.9, and (3) any request for information from any governmental agency that suggests such agency is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity and that relates to a matter that would reasonably be expected to result in a Material Adverse Effect;

(iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that would reasonably be expected to (A) expose

Holdings or any of its Subsidiaries to, or result in, Environmental Claims that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Holdings or any of its Subsidiaries to modify current operations in a manner that would reasonably be expected to subject Holdings or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).

(b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.10. Subsidiaries. In the event that any Person becomes a Wholly-Owned Domestic Subsidiary of Parent Borrower (other than a Disregarded Domestic Subsidiary), Parent Borrower shall promptly (and in any event within 45 days (or 90 days in the case of any Required Real Estate Documents) thereof or by such later date as designated by Administrative Agent in its sole discretion) (a) cause such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b) and 3.1(i), in each case of the Original Credit Agreement and, in the case of any Material Real Estate Assets, all Required Real Estate Documents. In the event that any Person becomes a Foreign Subsidiary or Disregarded Domestic Subsidiary of Parent Borrower, and the voting Equity Interests of such Foreign Subsidiary or Disregarded Domestic Subsidiary are owned by Parent Borrower or by any Wholly-Owned Domestic Subsidiary (other than a Disregarded Domestic Subsidiary) thereof, Parent Borrower shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in Section 3.1(i)(i) of the Original Credit Agreement and (as applicable in the case of a Material First-Tier Foreign Subsidiary (as defined in the Pledge and Security Agreement)) the actions required by Section 4.4 of the Pledge and Security Agreement, necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, or in favor of the Secured Parties, pursuant to the Pledge and Security Agreement, in 66% of such voting Equity Interests (but no other Equity Interests). In the event that any Person that is organized under the laws of Switzerland becomes a Wholly-Owned Subsidiary of a Swiss Subsidiary Borrower, Swiss Subsidiary Borrower shall promptly (and in any event within 45 days thereof or by such later date as designated by Administrative Agent in its sole discretion) (a) cause such Subsidiary to become a Swiss Guarantor under the Swiss Guaranty and a grantor under such agreements as are analogous to the Foreign Collateral Documents, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are analogous to those described in Sections 3.1(b) and 3.1(i), in each case of the Original Credit Agreement. With respect to each such Subsidiary, Parent Borrower shall promptly (and in any event with 45 days of the date on which such Person became a Subsidiary) send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Parent Borrower, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Parent Borrower; and such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof.

5.11. Additional Material Real Estate Assets. In the event that any Credit Party (other than any Swiss Credit Party) acquires a Material Real Estate Asset or a Real Estate Asset owned or leased on the Original Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of the Secured Parties, or in favor of the Japanese Secured Parties, as applicable, then such Credit Party shall promptly (and in any event no later than 90 days after acquiring such Material Real Estate Asset or by such later time as designated by Collateral Agent in its sole discretion) take all such actions and execute and deliver, or cause to be executed and delivered, all Required Real

Estate Documents with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of the Secured Parties, or in favor of the Japanese Secured Parties, as applicable, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets. In addition to the foregoing, Parent Borrower shall, at the request of Collateral Agent, deliver, from time to time, to Collateral Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien. This Section 5.11 shall not apply to any Real Estate Asset owned by the Swiss Credit Parties, which shall not be pledged or otherwise become Collateral hereunder.

5.12. Interest Rate Protection. No later than ninety (90) days following the Original Closing Date, Parent Borrower shall obtain, and at all times thereafter until the third anniversary of the Original Closing Date, cause to be maintained protection against fluctuations in interest rates pursuant to one or more Interest Rate Agreements with counterparties reasonably satisfactory to Syndication Agent, in order to ensure that no less than 50% of the aggregate principal amount of the total Indebtedness (other than Revolving Loans) for borrowed money of Holdings and its Subsidiaries then outstanding is either (i) subject to such Interest Rate Agreements or (ii) Indebtedness that bears interest at a fixed rate.

5.13. Further Assurances. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to ensure that (x) the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Holdings and its Subsidiaries and all of the outstanding Equity Interests of Parent Borrower and its Subsidiaries (subject to limitations and exceptions contained in the Credit Documents, including with respect to Foreign Subsidiaries), (y) the Swiss Obligations are guaranteed by the Swiss Guarantors and are secured by the assets of the Swiss Credit Parties to the extent required by the applicable Foreign Collateral Documents and (z) the Japanese Obligations are secured by the assets of Japanese Subsidiary Borrower to the extent required by the applicable Foreign Collateral Documents.

5.14. Miscellaneous Covenants. Unless otherwise consented to by Agents or Requisite Lenders:

(a) Maintenance of Ratings. At all times, Parent Borrower shall use commercially reasonable efforts to maintain (x) a corporate family rating issued by Moody’s and a corporate credit rating issued by S&P, and (y) public ratings issued by Moody’s and S&P with respect to its senior secured debt.

(b) Cash Management Systems. Holdings and its Subsidiaries shall establish and maintain cash management systems that are consistent with the past practice of Parent Borrower and its Subsidiaries or otherwise customary and appropriate for businesses similar to Parent Borrower as determined in good faith by its management.

5.15. Designation of Restricted and Unrestricted Subsidiaries.

(a) Parent Borrower’s Board of Directors may designate any of its Subsidiaries, including any newly formed Subsidiary or any Person that will become a Subsidiary of Parent Borrower by way of acquisition, to be an “Unrestricted Subsidiary,” upon which designation such Unrestricted Subsidiary shall cease to be deemed a “Subsidiary” within the meaning of this Agreement. Such designation subject to the following conditions:

(i) such Subsidiary has no Indebtedness other than Indebtedness that is non-recourse to the property and assets of Holdings, Parent Borrower or any other Subsidiary;

(ii) such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Parent Borrower or any of its other Subsidiaries;

(iii) the designation of such Subsidiary as an Unrestricted Subsidiary would not cause a Default or Event of Default;

(iv) Parent Borrower and its Subsidiaries shall be in pro forma compliance with the covenant set forth in Section 6.7 (b) as of the last day of the most recently ended Fiscal Quarter for which a Compliance Certificate has been (or was required to have been) delivered to Administrative Agent pursuant to Section 5.1(c) after giving effect to such designation; and

(v) after giving effect to such designation, the Consolidated Total Assets of all Unrestricted Subsidiaries and their respective Subsidiaries shall be no greater than 4.00% of the Consolidated Total Assets of Parent Borrower and its subsidiaries (including Unrestricted Subsidiaries).

(b) Upon any such designation of a Subsidiary of Parent Borrower as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Parent Borrower and its Subsidiaries in the newly designated Unrestricted Subsidiary will be deemed to be an Investment made as of the time of that designation and will reduce the amount available for Investments under Section 6.6.

(c) Parent Borrower’s Board of Directors may redesignate any Unrestricted Subsidiary to be a Subsidiary of Parent Borrower subject to the following conditions:

(1) such Subsidiary executes and delivers to Administrative Agent a Counterpart Agreement providing for a Guarantee; and

(2) the redesignation of such Unrestricted Subsidiary as a Subsidiary would not cause a Default or Event of Default; it being understood that any Indebtedness, Liens, agreements or transactions of such Unrestricted Subsidiary outstanding at the time of such redesignation shall be deemed to be incurred or entered into at such time.

5.16. Intentionally Omitted.

5.17. Swiss Withholding Tax Rules. Swiss Subsidiary Borrower shall ensure that while it is a Borrower it shall comply with the Swiss Withholding Tax Rules, subject to the Lenders complying with their obligations under Section 10.6 and their representations and undertakings otherwise set forth herein. Swiss Subsidiary Borrower shall assume, for the purposes of determining the total number of creditors which are Non-Eligible Swiss Banks with respect to the Twenty Non-Bank Rule, that at all times, with respect to the Obligations of the Swiss Subsidiary Borrower hereunder, there are 10 Non-Eligible Swiss Banks.

SECTION 6.	NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations that are accrued and payable (other than Obligations under any Cash Management Agreement or Hedge Agreement) and cancellation or expiration of all Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or, if satisfactory to Issuing Bank in its sole discretion, a backstop letter of credit is in place), such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1. Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a) the Obligations;

(b) (i) Senior Notes not to exceed $1,000,000,000 in the aggregate (less the aggregate principal amount of the Senior Exchange Notes), (ii) Senior Exchange Notes not to exceed $1,000,000,000 in the aggregate (less the aggregate principal amount of the Senior Notes) and (iii) New Senior Notes not to exceed $500,000,000 in the aggregate;

(c) Indebtedness existing on the Second Restatement Effective Date, described in Schedule 6.1 (other than Indebtedness described in clauses (a) and (b) of this Section 6.1);

(d) (x) Attributable Debt in connection with any Designated Sale and Lease-Back Transaction so long as the total Attributable Debt permitted under this clause (d)(x) does not exceed $75,000,000 outstanding at any time, and (y) Indebtedness (including obligations under Capital Leases) incurred by Parent Borrower or any of its Subsidiaries within 270 days of the related purchase, lease or improvement, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount (together with any Refinancing Indebtedness in respect thereof) not to exceed, together with all other Indebtedness issued and outstanding under this clause (d)(y), $75,000,000 at any time outstanding;

(e) Indebtedness incurred by Parent Borrower or any of its Subsidiaries (i) in the ordinary course of business constituting reimbursement obligations with respect to letters of credit (other than any Letter of Credit hereunder), including letters of credit issued in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence and (ii) any reimbursement obligations with respect to letters of credit issued in favor of Issuing Bank or Swing Line Lender to support any Defaulting Lender’s participation in Letters of Credit or Swing Line Loans, respectively, as contemplated by Section 2.4(a)(iii)(E) or 2.3(b), respectively;

(f) Indebtedness arising from agreements of Parent Borrower or its Subsidiaries providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a subsidiary for the purpose of financing such acquisition; provided, however, that

(i) such Indebtedness is not reflected on the balance sheet of Parent Borrower or any of its Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (f)(i)); and

(ii) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Parent Borrower and its Subsidiaries in connection with such disposition;

(g) Indebtedness of Parent Borrower to a Wholly-Owned Subsidiary (including any Subsidiary Borrower) or a Guarantor Subsidiary; provided that (i) any such Indebtedness to a Wholly-Owned Subsidiary that is not a Guarantor Subsidiary is expressly subordinated in right of payment to the Obligations, (ii) all such Indebtedness shall be evidenced by an Intercompany Note, and, if owed to a Credit Party, shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement or the applicable Foreign Collateral Documents and (iii) any subsequent issuance or transfer of any Capital Stock or any other event which results in any Subsidiary ceasing to be a Wholly-Owned Subsidiary or a Guarantor Subsidiary or any other subsequent transfer of any such Indebtedness (except to Parent Borrower or another Wholly-Owned Subsidiary or a Guarantor Subsidiary, or any collateral agent under this Agreement or the Collateral Documents) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (g);

(h) Indebtedness of a Wholly-Owned Subsidiary (including any Subsidiary Borrower) or a Guarantor Subsidiary to Parent Borrower or another Wholly-Owned Subsidiary (including any Subsidiary Borrower) or a Guarantor Subsidiary; provided that (i) if a Guarantor Subsidiary incurs such Indebtedness to a Subsidiary that is not a Guarantor Subsidiary, such Indebtedness is expressly subordinated in right of payment to the Guaranty of the Obligations of such Guarantor Subsidiary, (ii) all such Indebtedness shall be evidenced by the Intercompany Note, and, if owed to a Credit Party, shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement or the applicable Foreign Collateral Documents, (iii) any subsequent transfer of any such Indebtedness (except to

Parent Borrower or another Wholly-Owned Subsidiary or a Guarantor Subsidiary, or any collateral agent under this Agreement or the Collateral Documents) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (h) and (iv) the aggregate principal amount of all Indebtedness of Subsidiaries that are not Guarantor Subsidiaries owed to Parent Borrower or Guarantor Subsidiaries at any one time outstanding shall not exceed the aggregate amount to be permitted to be made as an Investment pursuant to Section 6.6;

(i) Indebtedness in respect of (x) Hedge Agreements (and guarantees thereof) other than those entered into for speculative purposes and (y) Cash Management Agreements (and guarantees thereof);

(j) obligations incurred in the ordinary course of business in respect of self-insurance and performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by Parent Borrower or any of its Subsidiaries;

(k) the incurrence or issuance by Parent Borrower or any Subsidiary of Parent Borrower of Indebtedness which serves to extend, replace, refund, renew, defease or refinance any Indebtedness incurred as permitted under clause (b), (c), (d), (k), (q), (r), (v) and (w) of this Section 6.1 or any Indebtedness issued to so extend, replace, refund, renew, defease or refinance such Indebtedness (the “Refinanced Indebtedness”), or any Indebtedness, including additional Indebtedness, incurred to pay accrued and unpaid interest on such Refinanced Indebtedness, premiums (including tender premiums), defeasance costs and fees and expenses (including upfront fees and original issue discount) in connection therewith (the “Refinancing Indebtedness”); provided, however, that such Refinancing Indebtedness:

(i) has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of, the Refinanced Indebtedness (except by virtue of amortization or prepayment of such Refinanced Indebtedness prior to the time of incurrence of such Refinancing Indebtedness); provided, solely to the extent such Refinancing Indebtedness is incurred in connect with a Permitted Acquisition or other Investment permitted by Section 6.6, that Refinancing Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long-term indebtedness, in which case, on or prior to the first anniversary of the incurrence of such “bridge” or other credit facility, this clause (i) shall not prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions;

(ii) to the extent such Refinancing Indebtedness extends, replaces, refunds, renews, defeases or refinances (x) Indebtedness subordinated or pari passu to the Obligations, such Refinancing Indebtedness is subordinated or pari passu to the Obligations at least to the same extent as the Indebtedness being extended, replaced, renewed, defeased, refinanced or refunded or (y) Disqualified Stock, such Refinancing Indebtedness must be Disqualified Stock,

(iii) shall not include:

(A) Indebtedness of a Subsidiary of Parent Borrower that is not a Guarantor that refinances Indebtedness of Parent Borrower or a Guarantor Subsidiary; or

(B) Indebtedness of Parent Borrower or a Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary, and

(iv) shall not be secured by any assets which did not secure the Indebtedness being extended, replaced, renewed, defeased, refunded or refinanced;

(l) the incurrence or issuance by any Foreign Subsidiary of Parent Borrower of Indebtedness for working capital purposes in an aggregate principal amount for all Foreign Subsidiaries under this clause (l) not to exceed $75,000,000 at any time outstanding;

(m) Indebtedness arising in the ordinary course of business from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness (x) is extinguished within two Business Days of its incurrence or (y) arises in respect of one or more accounts of any Subsidiary that is a Foreign Subsidiary with any bank or other financial institution subject to a pooling or similar arrangement with one or more accounts of any other Subsidiaries that are Foreign Subsidiaries with such bank or other financial institution to the extent the net aggregate amount of funds in all such accounts subject to such pooling or similar arrangement with such bank or other financial institution is positive;

(n) (i) any guarantee by Holdings, Parent Borrower or a Subsidiary of Indebtedness or other obligations of any Subsidiary so long as the incurrence of such Indebtedness incurred by such Subsidiary is permitted under the terms of this Agreement, or (ii) any guarantee by a Subsidiary of Indebtedness of Parent Borrower or Holdings; provided, that such Subsidiary simultaneously becomes a Guarantor of the Obligations and complies with Sections 5.10, 5.11 and 5.13, as applicable; provided, that the aggregate principal amount of all such Indebtedness of Subsidiaries that are not Guarantor Subsidiaries guaranteed by Holdings, Parent Borrower or any Guarantor Subsidiary at any one time outstanding shall not exceed the amount permitted to be made as an Investment pursuant to Section 6.6;

(o) Indebtedness of Parent Borrower or any of its Subsidiaries incurred in the ordinary course of business consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements;

(p) Indebtedness of Parent Borrower or any of its Subsidiaries to future, current or former officers, consultants, directors and employees thereof, and their respective Controlled Investment Affiliates or Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of Parent Borrower or any direct or indirect parent company of Parent Borrower to the extent described in Section 6.4(e) hereof;

(q) unsecured Indebtedness incurred by Parent Borrower or any Guarantor Subsidiary to finance all or a portion of a Permitted Acquisition; provided, that (x) both immediately prior and after giving effect to such incurrence, (1) no Default or Event of Default shall exist or result therefrom and (2) Parent Borrower and its Subsidiaries will be in pro forma compliance with the covenant set forth in Section 6.7 (b) and (y) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the Tranche B Term Loan Maturity Date; provided, further, that any such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long-term indebtedness, in which case, on or prior to the first anniversary of the incurrence of such “bridge” or other credit facility, the preceding clause (y) shall not prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions;

(r) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary or Indebtedness attaching to assets that are acquired by Parent Borrower or any Subsidiary; provided that: (x) both immediately prior and after giving effect thereto, (1) no Default shall exist or result therefrom and (2) Parent Borrower and its Subsidiaries will be in pro forma compliance with the covenant set forth in Section 6.7(b), (y) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof and (z) such Indebtedness is not guaranteed in any respect by Holdings or any Subsidiary (other than by any such Person that so becomes a Subsidiary);

(s) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(t) incurrence by Parent Borrower or any Guarantor Subsidiary of additional Indebtedness in an aggregate principal amount not to exceed $200,000,000 at any time outstanding;

(u) Indebtedness incurred by Parent Borrower or any Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business;

(v) Permitted Unsecured Refinancing Debt;

(w) Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt; and

(x) Indebtedness of Parent Borrower in respect of one or more series of senior unsecured notes, senior secured first lien or junior lien notes or subordinated notes, in each case issued in a public offering, Rule 144A or other private placement in lieu of the foregoing or secured or unsecured mezzanine Indebtedness that will be secured by the Collateral on a pari passu or junior basis with the Obligations, that are issued or made in lieu of New Revolving Loan Commitments and/or New Term Loan Commitments pursuant to an indenture or a note purchase agreement or otherwise (the “Incremental Equivalent Debt”); provided that (i) the aggregate principal amount of all Incremental Equivalent Debt issued pursuant to this Section 6.1(x) shall not, together with any New Revolving Loan Commitments and/or New Term Loan Commitments established pursuant to Section 2.23, exceed the greater of (x) $300,000,000 and (y) the amount of Incremental Equivalent Debt such that the Senior Secured Leverage Ratio shall be no greater than 3.50 to 1.00 as of the end of the Test Period most recently ended after giving pro forma effect to such Incremental Equivalent Debt and any New Term Loan Commitments and/or New Revolving Loan Commitments established pursuant to Section 2.23, (ii) such Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Credit Party, (iii) in the case of Incremental Equivalent Debt that is secured, the obligations in respect thereof shall not be secured by any Lien on any asset of Holdings, Parent Borrower or any Restricted Subsidiary other than any asset constituting Collateral, (iv) no Default or Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence, (v) if such Incremental Equivalent Debt is secured, the security agreements relating to such Incremental Equivalent Debt shall be substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (vi) if such Incremental Equivalent Debt is (a) secured on a pari passu basis with the Obligations, then such Incremental Equivalent Debt shall be subject to a First Lien Intercreditor Agreement or (b) secured on a junior basis to the Obligations, then such Incremental Equivalent Debt shall be subject to a Second Lien Intercreditor Agreement, and (vii) the documentation with respect to any Incremental Equivalent Debt shall contain no mandatory prepayment, repurchase or redemption provisions except with respect to change of control, asset sale and casualty event mandatory offers to purchase and customary acceleration rights after an event of default that are customary for financings of such type, and (viii) provided that, solely for the purposes of clause (i)(y) of this Section 6.1(x), any Incremental Equivalent Debt which is to be unsecured shall be considered secured.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, and the payment of interest or dividends in the form of additional Indebtedness shall in each case not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.1.

With respect to any U.S. dollar-denominated restriction on the incurrence of Indebtedness or related baskets in this Section 6.1:

(1) the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, however, that the U.S. dollar-equivalent principal amount of all Term Loans and Revolving Loans denominated in a foreign currency, including for the avoidance of doubt, any such Term Loans incurred prior to the Second Restatement Effective Date and any Revolving Loans incurred under Revolving Commitments provided prior to the Second Restatement Effective Date, shall be calculated based on the relevant currency exchange rate in effect on the Second Restatement Effective Date;

(2) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced; and

(3) the principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

6.2. Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, except:

(a) (i) Liens in favor of Collateral Agent for the benefit of the Secured Parties, or in favor of the Secured Parties (or the Swiss Secured Parties), granted pursuant to any Credit Document and (ii) Liens on cash or deposits granted in favor of Swing Line Lender or Issuing Bank to Cash Collateralize any Defaulting Lender’s participation in Swing Line Loans or Letters of Credit, respectively, as contemplated by Section 2.3(b) and 2.4(a)(iii)(E), respectively;

(b) pledges, deposits or security by such Person under workers’ compensation laws, unemployment insurance, employers’ health tax and other social security laws or similar legislation (including in respect of deductibles, self-insured retention amounts and premium and adjustments thereto), or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(c) Liens imposed by applicable law, such as landlord’s, carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(d) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently pursued, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(e) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(f) survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(g) zoning, building codes or similar laws or rights reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(h) Liens securing obligations relating to any Indebtedness permitted to be incurred pursuant to clauses (d) and (k) of Section 6.1; provided such Liens do not at any time encumber any property except for additions and accessions to such property other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits;

(i) Liens existing on the Second Restatement Effective Date and described in Schedule 6.2;

(j) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that (i) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; (ii) such Liens may not extend to any other property owned by Parent Borrower or any of its Subsidiaries; and (iii) the Indebtedness secured by such Lien shall be permitted under Section 6.1(d) or 6.1(r) or any Refinancing Indebtedness thereof permitted under Section 6.1(k); provided, that in the case of Liens securing Indebtedness under Section 6.1(r), such Liens shall be purchase money liens or Capital Leases and not “blanket” liens;

(k) Liens existing on property or other assets at the time Parent Borrower or a Subsidiary acquired the property or such other assets, including any acquisition by means of an amalgamation, merger or consolidation with or into Parent Borrower or any of its Subsidiaries; provided, however, that (i) such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation, (ii) such Liens may not extend to any other property owned by Parent Borrower or any of its Subsidiaries and (iii) the Indebtedness secured by such Lien shall be permitted under Section 6.1(d) or 6.1(r) or any Refinancing Indebtedness thereof permitted under Section 6.1(k); provided, that in the case of Liens securing Indebtedness under Section 6.1(r), such Liens shall be purchase money liens or Capital Leases and not “blanket” liens;

(l) Liens securing obligations relating to any Indebtedness or other obligations of a Subsidiary owing to Parent Borrower or a Guarantor Subsidiary permitted to be incurred in accordance with Section 6.1 hereof; provided that any such Lien on Collateral shall be expressly junior in priority to the Liens on such Collateral granted to the Collateral Agent for the benefit of the Secured Parties, or in favor of the Secured Parties, under the Credit Documents and all documentation with respect thereto shall be in the form and substance reasonably satisfactory to the Collateral Agent;

(m) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or commercial letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(n) leases, subleases, licenses or sublicenses, covenants not to sue, releases, consents and other forms of license granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of Parent Borrower or any of its Subsidiaries and do not secure any Indebtedness;

(o) Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by Parent Borrower and its Subsidiaries in the ordinary course of business;

(p) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (h), (i), (j) and (k); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (h), (i), (j) and (k) at the time the original Lien was permitted to be created pursuant to this Section 6.2 under this Agreement, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(q) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(r) other Liens on assets other than the Collateral securing obligations (including Indebtedness) that do not exceed $75,000,000 in the aggregate at any one time outstanding;

(s) Liens securing judgments for the payment of money not constituting an Event of Default under clause (h) under Section 8.1 hereof so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(t) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(u) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising in the ordinary course of business as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(v) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(w) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Parent Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Parent Borrower and its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Parent Borrower or any of its Subsidiaries, in each case under this clause (w), arising in the ordinary course of business;

(x) Liens arising in the ordinary course of business to secure accounts payable or similar trade obligations not constituting Indebtedness;

(y) Liens deemed to exist in connection with Investments in repurchase obligations constituting Cash Equivalents contemplated by clause (5) of the definition of “Cash Equivalents” permitted under this Agreement; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(z) Liens deemed to exist by reason of the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by Parent Borrower or any Subsidiary thereof or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(aa) Liens deemed to exist by reason of (x) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement or (y) any encumbrance or restriction imposed under any contract for the sale by Parent Borrower or any of its Subsidiaries of the Capital Stock of any Subsidiary, or any business unit or division of Parent Borrower or any Subsidiary permitted under this Agreement;

(bb) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by Parent Borrower or any Subsidiary in the ordinary course of business;

(cc) Liens solely on any cash earnest money deposits made by Parent Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement in connection with a proposed acquisition of another Person, or any asset, business unit or division of another Person;

(dd) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(ee) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(ff) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(gg) Liens described on a Title Policy delivered pursuant to Section 3.1(h) of the Original Credit Agreement;

(hh) any interest or title or a lessor or sublessor under any lease of real estate permitted hereunder and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject;

(ii) zoning, building codes or similar laws or rights reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(jj) any proxy agreement relating to IMS Government Solutions, Inc. and its Equity Interests entered into with the Defense Security Service; and

(kk) Liens on Collateral securing obligations relating to any Indebtedness permitted to be incurred pursuant to Section 6.1(w); provided that such Liens are subject to the applicable Intercreditor Agreement.

6.3. No Further Negative Pledges. No Credit Party shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations, except with respect to:

(a) contractual encumbrances, licenses or restrictions in effect on the Second Restatement Effective Date, including pursuant to this Agreement and the related documentation and Hedge Agreements and related documentation;

(b) contractual restrictions contained in the Senior Notes Indenture, the Senior Notes, the Senior Exchange Notes Indenture, the Senior Exchange Notes, the New Senior Notes Indenture, the New Senior Notes and related guarantees and related documentation;

(c) purchase money obligations for property acquired in the ordinary course of business and Capital Leases that impose restrictions on the property so acquired;

(d) applicable Law or any applicable rule, regulation or order;

(e) any agreement, license or other instrument of a Person acquired by or merged, consolidated or amalgamated with or into Parent Borrower or any of its Subsidiaries in existence at the time of such acquisition, merger, consolidation or amalgamation (but in any such case not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its subsidiaries, or the property or assets of the Person and its subsidiaries, so acquired;

(f) secured Indebtedness (to the extent such Indebtedness is permitted to be incurred pursuant to Section 6.1 hereof and the related Liens are permitted to be incurred pursuant to Section 6.2(h), (j), (k), (p), (r) or (ee) hereof) that limits the right of the debtor to dispose of the assets (other than any Collateral) securing such Indebtedness;

(g) customary provisions in any joint venture agreement or similar agreement to the extent prohibiting the pledge of the Equity Interests of such joint venture;

(h) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which Parent Borrower or any of its Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of Parent Borrower or such Subsidiary that are subject to such agreement, the payment rights arising thereunder or the proceeds thereof and not any other asset or property of Parent Borrower or such Subsidiary or the assets or property of any other Subsidiary;

(i) any encumbrances or restrictions of the type referred to above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (e) of this Section 6.3; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Parent Borrower, no more restrictive with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

6.4. Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare, pay or make, any sum for any Restricted Junior Payment except for:

(a) the declaration and payment of dividends or the making of other distributions by any Subsidiary of Parent Borrower ratably to its direct equity holders;

(b) the making of regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued;

(c) the redemption, repurchase, retirement or other acquisition of any Equity Interests, including any accrued and unpaid dividends thereon (“Treasury Capital Stock”), or Subordinated Indebtedness of Parent Borrower or any Equity Interests of any direct or indirect parent company of Parent Borrower, in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary) of, Equity Interests of Parent Borrower or any direct or indirect parent company of Parent Borrower to the extent contributed to Parent Borrower (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”);

(d) the redemption, repurchase, exchange, defeasance or other acquisition or retirement of (x) Subordinated Indebtedness of Parent Borrower or a Guarantor Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of Parent Borrower or a Guarantor Subsidiary or (y) Disqualified Stock of Parent Borrower made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of Parent Borrower, which, in each case, is incurred in compliance with Section 6.1(k) or 6.1(t) hereof;

(e) any Restricted Junior Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of Parent Borrower or any of its direct or indirect parent companies held by any future, present or former employee, director, officer or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of Parent Borrower or any of its Subsidiaries or any direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by Parent Borrower or any direct or indirect parent company of Parent Borrower in connection with any such repurchase, retirement or other acquisition), or any stock subscription or shareholder agreement, including any Equity Interest rolled over by management of Parent Borrower or any direct or indirect parent company of Parent Borrower in connection with the Transactions; provided, however, that the aggregate amount of Restricted Junior Payments made under this clause (e) shall not exceed in any calendar year $20,000,000 (which shall increase to $40,000,000 subsequent to the consummation of a Qualified Public Offering (with unused amounts for any year being carried over to the next succeeding year, but not to any subsequent year, and the permitted amount for each year shall be used prior to any amount carried over from the previous year)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(1) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of Parent Borrower and, to the extent contributed to Parent Borrower, the cash proceeds from the sale of Equity Interests of any of Parent Borrower’s direct or indirect parent companies, in each case to any future, present or former employees, directors, officers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of Parent Borrower or any of its Subsidiaries that occurs after the Original Closing Date and not in connection with the consummation of the Transactions; plus

(2) the cash proceeds of key man life insurance policies received by Parent Borrower or its Subsidiaries (or any direct or indirect parent company to the extent contributed to common equity of Parent Borrower) after the Original Closing Date; less

(3) the amount of any Restricted Junior Payments previously made with the cash proceeds described in clauses (1) and (2) of this clause (e);

provided further that cancellation of Indebtedness representing the consideration for the purchase of the Equity Interests of Parent Borrower or any of its direct or indirect parent companies owing to Parent Borrower or any of its Subsidiaries from any future, present or former employees, directors, officers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of Parent Borrower, any direct or indirect parent company, or any of Parent Borrower’s Subsidiaries in connection with a repurchase of Equity Interests of Parent Borrower or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Junior Payment for purposes of this Section 6.4 or any other provision of this Agreement;

(f) cashless repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(g) other Restricted Junior Payments in an aggregate amount taken together with all other Restricted Junior Payments made pursuant to this clause (g) not to exceed (i) $150,000,000 in the aggregate since the Original Closing Date plus (ii) at any time on or after the third anniversary of the Original Closing Date, an additional $150,000,000 in the aggregate since the Original Closing Date; provided that, in the case of this clause (ii), the Leverage Ratio of Parent Borrower and its Subsidiaries, based on the most recent Compliance Certificate received by Administrative Agent pursuant to Section 5.1(c), would be less than 3.50:1.00 on a pro forma basis after giving effect to any Restricted Junior Payments made pursuant to this clause (g);

(h) any Restricted Junior Payment used to fund (or otherwise made in connection with) the Transactions to the extent permitted by Section 6.11(d) hereof;

(i) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Parent Borrower or any direct or indirect parent company of Parent Borrower;

(j) the declaration and payment of dividends or distributions by Parent Borrower to, or the making of loans to, Holdings (or any direct or indirect parent entities the sole direct or indirect assets of which consist of the Capital Stock of Holdings and cash) in amounts required for Holdings or any such direct or indirect parent companies to pay, in each case without duplication,

(1) franchise and excise taxes and other fees, taxes and expenses required to maintain their legal existence;

(2) foreign, federal, state and/or local income, franchise or similar tax liability attributable to the income of Parent Borrower and its Subsidiaries (and, to the extent of the amount actually received from its Unrestricted Subsidiaries, its Unrestricted Subsidiaries) in respect of consolidated, combined, unitary or affiliated tax returns filed by a direct or indirect parent of Parent Borrower; provided that in each case the amount of such payments in any Fiscal Year does not exceed (i) the amount of such taxes actually paid by Holdings or such direct or indirect parent companies on account of such taxes, and (ii) the amount that Parent Borrower and its Subsidiaries would be required to pay in respect of foreign, federal, state and local income and similar taxes for such Fiscal Year were Parent Borrower, its Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes as a group separate from any such parent entity, reduced by any such taxes actually paid or to be paid directly by Parent Borrower, its Subsidiaries or its Unrestricted Subsidiaries;

(3) customary salary, bonus and other benefits payable to officers and employees of Holdings or any such direct or indirect parent company of Parent Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Parent Borrower and its Subsidiaries;

(4) general operating and overhead costs and expenses of Holdings or any such direct or indirect parent company to the extent such costs and expenses are attributable to the ownership, operations or business of Parent Borrower and its Subsidiaries; and

(5) reasonable fees and expenses owed by Holdings or any such direct or indirect parent company to the extent related to any unsuccessful equity or debt offering of Holdings or such parent entity;

(k) payments made pursuant to the Management Agreement as in effect on the Original Closing Date to the extent permitted by clauses (g) or (j) of Section 6.11;

(l) the declaration and payment of dividends by Parent Borrower to Holdings (and by Holdings to its direct or indirect parent entities) on or around the Second Restatement Effective Date in an aggregate amount not to exceed $1,250,000,000; and

(m) Restricted Junior Payments not to exceed the Cumulative Consolidated Net Income Amount, unless, at the time of and immediately after giving effect to such Restricted Junior Payment, on a pro forma basis, the Fixed Charge Coverage Ratio of the Parent Borrower for the most recently ended Test Period for which internal financial statements are available immediately preceding the date on which such Restricted Junior Payment is made, would not have been at least 2.00 to 1.00;

provided, however, that, at the time of and after giving effect to any Restricted Junior Payment permitted under clauses (e), (g) and (m) of this Section 6.4, no Specified Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

6.5. Restrictions on Subsidiary Distributions. Except as provided herein, Parent Borrower shall not, and shall not permit any of its Subsidiaries that are not Credit Parties to, create or otherwise cause to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any such Subsidiary of Parent Borrower to (1) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Parent Borrower or any other Credit Party, (2) repay or prepay any Indebtedness owed by such Subsidiary to Parent Borrower or any other Credit Party, (3) make loans or advances to Parent Borrower or any other Credit Party, or (4) sell, lease or transfer any of its property or assets to Parent Borrower or any other Credit Party other than by reason of:

(a) contractual encumbrances, licenses or restrictions in effect on the Second Restatement Effective Date, including pursuant to this Agreement and the related documentation and Hedge Agreements and related documentation;

(b) contractual restrictions contained in the Senior Notes Indenture, the Senior Notes, the Senior Exchange Notes Indenture, the Senior Exchange Notes, the New Senior Notes Indenture, the New Senior Notes and related guarantees and related documentation;

(c) purchase money obligations for property acquired in the ordinary course of business and Capital Leases that impose restrictions of the nature discussed in clause (4) of the introductory paragraph to this Section 6.5 on the property so acquired;

(d) applicable Law or any applicable rule, regulation or order;

(e) any agreement, license or other instrument of a Person acquired by or merged, consolidated or amalgamated with or into Parent Borrower or any of its Subsidiaries in existence at the time of such acquisition, merger, consolidation or amalgamation (but in any such case not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its subsidiaries, or the property or assets of the Person and its subsidiaries, so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of Parent Borrower, pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such subsidiary;

(g) secured Indebtedness (to the extent such Indebtedness is permitted to be incurred pursuant to Section 6.1 hereof and the related Liens are permitted to be incurred pursuant to Section 6.2 hereof) that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) customary provisions in any joint venture agreement or similar agreement;

(j) any transfer, lease, sublease, covenant not to sue, release, consent, license or sublicense of Intellectual Property and other assets, in each case, entered into in the ordinary course of business;

(k) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which Parent Borrower or any of its Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of Parent Borrower or such Subsidiary that are subject to such agreement, the payment rights arising thereunder or the proceeds thereof and not any other asset or property of Parent Borrower or such Subsidiary or the assets or property of any other Subsidiary;

(l) Indebtedness of Foreign Subsidiaries that are not Credit Parties incurred subsequent to the Original Closing Date in compliance with Section 6.1 hereof; provided that Parent Borrower has determined in its good faith judgment that the incurrence of such Indebtedness and the terms thereof are on commercially reasonable terms and reasonably necessary to the business of such Foreign Subsidiary and will not materially impair Parent Borrower’s ability to make payments under the Obligations when due; and

(m) any encumbrances or restrictions of the type referred to above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) of this Section 6.5; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Parent Borrower, no more restrictive with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

6.6. Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make any Investment in any Person, including any Joint Venture, except:

(a) any Investment in Parent Borrower, any of its Wholly-Owned Subsidiaries or any of the Guarantor Subsidiaries; provided that the aggregate amount of Investments by Parent Borrower or any Guarantor Subsidiary in any Wholly-Owned Subsidiary that is not a Guarantor Subsidiary (other than any Investment constituting a Permitted Foreign Subsidiary Restructuring), when aggregated with the Acquisition Consideration for all Investments made pursuant to Section 6.6(c)(iii), shall not exceed $200,000,000 at any one time outstanding;

(b) any Investment in Cash Equivalents;

(c) (i) Permitted Acquisitions of Persons that become Guarantor Subsidiaries, (ii) Permitted Acquisitions by Wholly-Owned Foreign Subsidiaries of Persons that do not become Guarantor Subsidiaries, so long as (x) any such Permitted Acquisition shall not be financed, directly or indirectly, with the proceeds of the Revolving Loans or any Investment made by a Credit Party (unless such Investment was made by a Credit Party under another provision of this Section 6.6) and (y) the Leverage Ratio of Parent Borrower and its Subsidiaries, based on the most recent Compliance Certificate received by Administrative Agent pursuant to Section 5.1(c), would be less than 5.0:1.0, on a pro forma basis after giving effect to such Permitted Acquisition, and (iii) Permitted

Acquisitions of Persons that do not become Guarantor Subsidiaries, the Acquisition Consideration for which, together with all other Permitted Acquisitions of Persons that do not become Guarantor Subsidiaries pursuant to this clause (iii), and when aggregated with all outstanding Investments made pursuant to Section 6.6(a) which are subject to the limitation in the proviso therein, shall not exceed $200,000,000;

(d) the SDI Acquisition;

(e) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 6.8(b)(10) hereof or any other disposition of assets not constituting an Asset Sale;

(f) any Investment existing on the Second Restatement Effective Date or made pursuant to a binding commitment in effect on the Second Restatement Effective Date, in each case as reflected on Schedule 6.6, or an Investment consisting of any extension, modification, replacement or renewal of any such Investment or binding commitment existing on the Second Restatement Effective Date; provided that the amount of the original Investment is not increased by such extension, modification, replacement or renewal (other than as a result of any change in the Dollar Equivalent of any Investment denominated in a foreign currency);

(g) any Investment acquired by Parent Borrower or any of its Subsidiaries:

(1) in exchange for any other Investment or accounts receivable held by Parent Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade creditor or customer); or

(2) in satisfaction of judgments against other Persons; or

(3) as a result of a foreclosure by Parent Borrower or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h) Investments with respect to Hedge Agreements (and guarantees thereof) permitted under Section 6.1(i) hereof;

(i) any guarantee of Indebtedness (including any Guarantee) permitted under Section 6.1 hereof and any performance guarantees and Contingent Obligations in the ordinary course of business and any Liens on the assets of Parent Borrower or any Subsidiary incurred in compliance with Section 6.2 hereof;

(j) any Investment consisting of a purchase or other acquisition of inventory, supplies, material, equipment, or Intellectual Property, or the licensing or contribution of Intellectual Property to another Person pursuant to any distribution, service, joint marketing, co-branding, co-distribution, or other similar arrangements with other Persons, however denominated;

(k) additional Investments in an aggregate amount, taken together with all other Investments made pursuant to this clause (k) that are at that time outstanding, not to exceed $150,000,000;

(l) loans and advances to officers, directors and employees of any direct or indirect parent of Parent Borrower, Parent Borrower or any of its Subsidiaries (A) to finance the purchase of Capital Stock of any direct or indirect parent of Parent Borrower (provided that the amount of such loans and advances used to acquire such Capital Stock shall be contributed to Parent Borrower in cash as common equity), (B) for reasonable and customary business-related travel expenses, moving expenses and similar expenses, in each case incurred in the ordinary course of business, and (C) for additional purposes not contemplated by subclause (A) or (B) above, in an aggregate principal amount at any time outstanding with respect to this subclause (C) not exceeding $10,000,000;

(m) any Investment the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of Parent Borrower or any of its direct or indirect parent companies;

(n) any Investments in prepaid expenses, checks or other similar negotiable instruments held for collection and lease, utility and workers’ compensation, performance and similar deposits entered into as a result of the operations of the business, in each of the foregoing cases of this clause (n), in the ordinary course of business; and

(o) so long as immediately after giving effect to any such Investment, no Default has occurred and is continuing, and Parent Borrower and its Subsidiaries will be in pro forma compliance with the covenant set forth in Sections 6.7 (b), other Investments in an amount not to exceed the Cumulative Growth Amount immediately prior to the time of the making of any Investment.

Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which also constitutes a Restricted Junior Payment not otherwise permitted under the terms of Section 6.4.

6.7. Financial Covenants.

(a) Intentionally omitted.

(b) Leverage Ratio. Parent Borrower shall not permit the Leverage Ratio as of the last day of any Test Period, beginning with the Test Period ending June 30, 2010 to exceed the correlative ratio indicated:

Fiscal Quarter	Leverage Ratio
June 30, 2010	6.00:1.00
September 30, 2010	6.00:1.00
December 31, 2010	6.00:1.00
March 31, 2011	6.00:1.00
June 30, 2011	6.00:1.00
September 30, 2011	6.00:1.00
December 31, 2011	6.00:1.00
March 31, 2012	5.75:1.00
June 30, 2012	5.75:1.00
September 30, 2012	6.75:1.00
December 31, 2012	6.75:1.00
March 31, 2013	6.75:1.00
June 30, 2013	6.75:1.00
September 30, 2013	6.75:1.00
December 31, 2013	6.50:1.00
March 31, 2014	6.50:1.00
June 30, 2014	6.50:1.00
September 30, 2014	6.25:1.00

Fiscal Quarter	Leverage Ratio
December 31, 2014	6.25:1.00
March 31, 2015	6.00:1.00
June 30, 2015	6.00:1.00
September 30, 2015	5.75:1.00
December 31, 2015	5.75:1.00
March 31, 2016	5.50:1.00
June 30, 2016	5.50:1.00
September 30, 2016	5.50:1.00
December 31, 2016	5.50:1.00
March 31, 2017	5.25:1.00
June 30, 2017	5.00:1.00

(c) Maximum Consolidated Capital Expenditures. Holdings shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year, in an aggregate amount for Holdings and its Subsidiaries in excess of $125,000,000; provided, such amount for any Fiscal Year shall be increased by an amount equal to the excess, if any (but in no event more than $62,500,000), of such amount for the immediately preceding Fiscal Year (with the above scheduled amount for any Fiscal Year being used prior to any amount carried over from the preceding Fiscal Year) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year; provided, further, so long as no Default shall have occurred and being continuing or would result therefrom, Holdings and its Subsidiaries may also make Consolidated Capital Expenditures in an amount not to exceed the Cumulative Growth Amount immediately prior to the making of such Consolidated Capital Expenditures (but the amount of Consolidated Capital Expenditures made from the Cumulative Growth Amount in any Fiscal Year shall not exceed 50% of the above scheduled amount of Consolidated Capital Expenditures that would have otherwise been permitted to made in such Fiscal Year pursuant to this Section 6.7(c)); and provided, further that for each Permitted Acquisition consummated in any Fiscal Year and, if consummated, the SDI Acquisition in the Fiscal Year ending December 31, 2011, the maximum amounts set forth above for such Fiscal Year and for every Fiscal Year thereafter shall be increased by an amount equal to 110% of the quotient obtained by dividing (A) the amount of Consolidated Capital Expenditures made by the acquired Person or business for the thirty-six month period immediately preceding the consummation of such Permitted Acquisition or SDI Acquisition as determined by the financial statements for such acquired Person or business by (B) three (3).

6.8. Fundamental Changes; Dispositions.

(a) No Credit Party shall, nor shall it permit any of its Subsidiaries to, merge, consolidate, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or sell, lease, transfer or otherwise dispose (in one transaction or a series of transactions) all or substantially all of the assets of Parent Borrower and its Subsidiaries taken as a whole, except that:

(1) any Subsidiary of Parent Borrower (other than a Subsidiary Borrower) may be merged with or into Parent Borrower or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Parent Borrower or any Guarantor Subsidiary; provided, in the case of such a merger, Parent Borrower or such Guarantor Subsidiary, as applicable shall be the continuing or surviving Person;

(2) (i) any Subsidiary of Parent Borrower that is not a Guarantor (other than a Subsidiary Borrower or a Swiss Guarantor) may merge or consolidate with or into any other Subsidiary of Parent Borrower that is not a Guarantor (other than a Subsidiary Borrower), (ii) any Subsidiary (other than a Subsidiary Borrower or a Swiss Guarantor) may liquidate or dissolve or change its legal form if Parent Borrower determines in good faith that such action is in the best interests of Parent Borrower and its Subsidiaries and if not materially disadvantageous to the Lenders and (iii) any Swiss Guarantor may merge or consolidate with or into any other Swiss Credit Party;

(3) any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Subsidiary of Parent Borrower that is not a Guarantor; provided, that such Investment in such Subsidiary is permitted by Section 6.6;

(4) so long as (x) no Default exists or would result therefrom, (y) Parent Borrower and its Subsidiaries shall be in compliance with the financial covenant set forth in Section 6.7 (b) on a pro forma basis after giving effect thereto as of the last day of the Test Period most recently ended (as determined in accordance with Section 1.10) and (z) if in connection with an Investment under Section 6.6, the requirements thereof shall be complied with, any Borrower may merge with any other Person; provided that (i) in the case of a merger involving Parent Borrower, Parent Borrower shall be the continuing or surviving corporation or (ii) in the case of a merger involving a Subsidiary Borrower, if the Person formed by or surviving any such merger or consolidation is not such Subsidiary Borrower (any such Person, the “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the laws of: (x) in the case of the Japanese Subsidiary Borrower, Japan and (y) in the case of the Swiss Subsidiary Borrower, Switzerland, (B) the Successor Borrower shall expressly assume all the obligations of such Borrower under this Agreement and the other Credit Documents to which such Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to Administrative Agent, (C) in the case of any such transaction involving Swiss Subsidiary Borrower, each Swiss Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Swiss Guaranty confirmed that its guarantee of the Swiss Obligations shall apply to the Successor Borrower’s obligations under this Agreement, and (D) such Borrower shall have delivered to Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, such Borrower under this Agreement;

(5) so long as no Default exists or would result therefrom, any Subsidiary (other than a Subsidiary Borrower) may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 6.6;

(6) the Acquisition may be consummated; and

(7) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Asset Sale, the purpose of which is to effect an Asset Sale permitted pursuant to Section 6.8(b).

Notwithstanding the foregoing, Parent Borrower and its Subsidiaries shall not merge or consolidate with Holdings or any direct or indirect parent of Holdings.

(b) No Credit Party shall, nor shall it permit any of its Subsidiaries to, make or consummate an Asset Sale, other than:

(1) any disposition of Cash Equivalents or obsolete or worn out equipment, vehicles or other similar assets in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business (excluding any dispositions by operations or divisions discontinued or to be discontinued);

(2) the disposition of all or substantially all of the assets of a Credit Party in a manner permitted pursuant to Section 6.8(a);

(3) the making of any Restricted Junior Payment that is permitted to be made, and is made, under Section 6.4 hereof or the making of any Investment permitted under Section 6.6 hereof;

(4) (A) any (i) disposition of property or assets by Parent Borrower or a Guarantor Subsidiary or (ii) issuance of securities by a Guarantor Subsidiary, in each case, to Parent Borrower or any Guarantor Subsidiary; and (B) any (i) disposition of property or assets by a Subsidiary that is not a Guarantor Subsidiary or (ii) issuance of Securities by a Subsidiary that is not a Guarantor Subsidiary, in each case, to Parent Borrower, any of its Wholly-Owned Subsidiaries or any Guarantor Subsidiary;

(5) to the extent allowable under Section 1031 of the Internal Revenue Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business between Parent Borrower or any of its Subsidiaries and another Person with a Fair Market Value in an aggregate amount for all such exchanges from the Second Restatement Effective Date not to exceed $25,000,000;

(6) any leases, subleases, assignments, transfers, licenses or sublicenses of any real or personal property, including any Intellectual Property, in the ordinary course of business;

(7) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(8) the granting of Liens not prohibited by this Agreement or foreclosures, expropriations, condemnations or similar actions with respect to assets;

(9) any financing transaction with respect to property built or acquired by Parent Borrower or any Subsidiary, including sale and lease-back transactions, in each case, permitted by this Agreement;

(10) other Asset Sales; provided, that (1) the consideration received for such assets shall be in an amount at least equal to the Fair Market Value thereof, (2) with respect to any Asset Sale (or series of related Asset Sales) for a purchase price exceeding $50,000,000, no less than 75% thereof shall be paid in Cash or Cash Equivalents (which shall be deemed to include the following for purposes of this proviso: (A) any liabilities (as shown on Parent Borrower’s or such Subsidiary’s most recent balance sheet or in the footnotes thereto) of Parent Borrower or such Subsidiary, other than liabilities that are by their terms subordinated to the Loans, that are assumed by the transferee of any such assets and for which Parent Borrower and all of its Subsidiaries have been validly released by all creditors in writing, and (B) any securities, notes or other obligations or assets received by Parent Borrower or such Subsidiary from such transferee that are converted by Parent Borrower or such Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days following the closing of such Asset Sale), and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.14(a) and to the extent that the Net Asset Sale Proceeds in any Fiscal Year exceed $150,000,000, all Net Asset Sale Proceeds in excess of such amount shall be applied to prepay the Terms Loans in accordance with Section 2.14(a) and may not be reinvested in the business of Parent Borrower and its Subsidiaries;

(11) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(12) a Designated Sale and Leaseback Transaction;

(13) the voluntary unwinding of any Hedge Agreements; and

(14) dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business.

6.9. Disposal of Subsidiary Interests. Except for (i) any sale of all of its interests in the Equity Interests of any of its Subsidiaries in compliance with the provisions of Section 6.6 or Section 6.8, (ii) any sale of its interests in the Equity Interests of a Guarantor Subsidiary (or a Subsidiary which was required to become a Guarantor hereunder) to the extent such Guarantor Subsidiary remains (or becomes, as applicable) a Guarantor following such sale or (iii) a Permitted Foreign Subsidiary Restructuring, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly issue, sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to qualify directors and shares issued to foreign nationals if required by applicable Law; or (b) permit any of its Subsidiaries directly or indirectly to issue, sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law. Under no circumstances shall any Foreign Subsidiary or any Disregarded Domestic Subsidiary issue, sell or otherwise dispose of any non-voting Equity Interests of such Subsidiary.

6.10. Sales and Lease-Backs. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease, other than a Designated Sale and Leaseback Transaction.

6.11. Transactions with Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Holdings on terms that are materially less favorable to Holdings or that Subsidiary, as the case may be, than those that would be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to:

(a) transactions between or among Parent Borrower and any of its Subsidiaries;

(b) Restricted Junior Payments permitted by Section 6.4 hereof and Investments permitted under Section 6.6 hereof;

(c) the payment of reasonable and customary fees, compensation and benefits paid to, and indemnities and reimbursements provided on behalf of, or for the benefit of, current or former officers, directors, employees or consultants of Parent Borrower, any of its direct or indirect parent companies or any of its Subsidiaries;

(d) (i) the Transactions and the payment of all reasonable fees and expenses related to the Transactions, including Transaction Costs, (ii) the First Restatement Transactions and the payment of all reasonable fees and expenses related to the First Restatement Transactions, including First Restatement Transaction Costs and (iii) the Second Restatement Transactions and the payment of all reasonable fees and expenses related to the Second Restatement Transactions, including Second Restatement Transaction Costs;

(e) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement which are fair to Parent Borrower and its Subsidiaries, in the reasonable determination of the board of directors of Parent Borrower or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party;

(f) the issuance of Equity Interests (other than Disqualified Stock) of Parent Borrower to any direct or indirect parent company of Parent Borrower or to any Sponsor or to any director, officer, employee or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of Parent Borrower, any of its direct or indirect parent companies or any of its Subsidiaries;

(g) payments by Parent Borrower or any of its Subsidiaries to the Sponsors or any of their Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the disinterested members of the board of directors of Parent Borrower in good faith;

(h) payments by or Indebtedness (and cancellation thereof) and Preferred Stock of Parent Borrower and its Subsidiaries in the ordinary course of business to any future, current or former employee, director, officer or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of Parent Borrower, any of its subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement or any distributor equity plan or agreement; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, distributors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) that are, in each case, approved by the board of directors of Parent Borrower in good faith;

(i) investments by any Sponsor in securities of Parent Borrower or any of its Subsidiaries (and payment of reasonable out of pocket expenses incurred by such Persons in connection therewith) so long as the investment is being offered generally to other investors on the same or more favorable terms;

(j) (1) so long as no Specified Default or Event of Default shall have occurred or is continuing or shall result therefrom, the payment of management, consulting, monitoring and advisory fees pursuant to the Management Agreement as in effect on the Original Closing Date, (2) so long as no Event of Default shall have occurred or is continuing or shall result therefrom, payment of all customary termination and transaction fees up to the amounts set forth in such Management Agreement as in effect on the Original Closing Date and (3) payment of all indemnities and reimbursement of expenses under such Management Agreement as in effect on the Original Closing Date;

(k) the existence of, or the performance by Parent Borrower or any of its Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Second Restatement Effective Date; provided that the existence of, or the performance by Parent Borrower or any of its Subsidiaries of obligations under any future amendment to, any such existing agreement or under any similar agreement entered into after the Second Restatement Effective Date shall only be permitted by this clause (k) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect in the good faith judgment of the board of directors of Parent Borrower to the Lenders when taken as a whole as compared to the original agreement in effect on the Second Restatement Effective Date;

(l) payments on (x) the Senior Notes in accordance with the terms of the Senior Notes Indenture and (y) the Loans in accordance with the terms of this Agreement;

(m) transactions in which Parent Borrower or any of its Subsidiaries, as the case may be, delivers to Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to Parent Borrower or such Subsidiary from a financial point of view or stating that the terms are not materially less favorable to Parent Borrower or its relevant Subsidiary than those that would have been obtained in a comparable transaction by Parent Borrower or such Subsidiary with an unrelated Person on an arm’s-length basis;

(n) any agreement as in effect as of the Second Restatement Effective Date and set forth on Schedule 6.11 hereof or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect in the good faith judgment of the board of directors of Parent Borrower to the Lenders when taken as a whole as compared to the applicable agreement as in effect on the Second Restatement Effective Date); and

(o) payments by Parent Borrower (and any direct or indirect parent company thereof) and its Subsidiaries pursuant to tax sharing agreements among Parent Borrower (and any such parent company) and its Subsidiaries; provided that in each case the amount of such payments in any Fiscal Year does not exceed the amount that Parent Borrower, its Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from

Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such Fiscal Year were Parent Borrower, its Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity, reduced by any such taxes actually paid or to be paid directly by Parent Borrower, its Subsidiaries or its Unrestricted Subsidiaries.

6.12. Conduct of Business. No Credit Party shall, nor shall it permit any of its Subsidiaries, to engage in any business other than a Similar Business.

6.13. Permitted Activities of Holdings. Holdings shall not (a) incur, directly or indirectly, any Indebtedness other than the Indebtedness and obligations under this Agreement, the other Credit Documents and the Related Agreements; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased or licensed by it other than the Liens created under the Collateral Documents to which it is a party or Permitted Liens; (c) engage in any business or own any assets other than (i) holding 100% of the Equity Interests of Parent Borrower (excluding any interests held by a general partner, managing member or equivalent entity which is itself a direct Wholly-Owned Subsidiary of Holdings), (ii) performing its obligations and activities incidental thereto under the Credit Documents, and to the extent not inconsistent therewith, the Related Agreements; and (iii) making Restricted Junior Payments and Investments to the extent permitted by this Agreement; (d) consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Equity Interests of any of its direct Subsidiaries; (f) create or acquire any Subsidiary or make or own any Investment in any Person other than Parent Borrower or any Investment to be contributed to Parent Borrower or any Subsidiary thereof; or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

6.14. Amendments or Waivers of Organizational Documents and Certain Related Agreements. Except as set forth in Section 6.15, no Credit Party shall nor shall it permit any of its Subsidiaries to, agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its Organizational Documents after the Second Restatement Effective Date or any of its material rights under any Related Agreement after the Original Closing Date if the effect thereof would be materially adverse to the Lenders in the good faith judgment of the board of directors or management of Parent Borrower without in each case obtaining the prior written consent of Requisite Lenders to such amendment, restatement, supplement or other modification or waiver; provided, that each Person that becomes a Subsidiary of a Credit Party after the Second Restatement Effective Date may amend, restate, supplement, or otherwise modify, any of its Organizational Documents in a manner consistent with the Organizational Documents of the Credit Parties. For purposes of this Section 6.14, any amendment, restatement, supplement or other modification to, or any waiver of, any fees or other economic terms in the Management Agreement shall be deemed material and subject in all respect to this Section 6.14. Notwithstanding the foregoing, for the avoidance of doubt, no consent of Lenders shall be required under this Section 6.14 with respect to any amendments or modifications to the Senior Notes Indenture to become effective on the Second Restatement Effective Date as described in the Consent Solicitation and Exchange Offer.

6.15. Amendments or Waivers with respect to Certain Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, if the effect of such amendment or change is to increase the current cash interest costs with respect to such Subordinated Indebtedness (after giving effect to any concurrent reduction of the principal amount of such Subordinated Indebtedness as a result of such amendment), change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of any Subordinated Indebtedness (or of any guaranty thereof), or if such amendment or change, together with all other amendments or changes made, would be materially adverse to the Lenders without in each case obtaining the prior written consent of Administrative Agent to such amendment or change.

6.16. Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from December 31 without the consent of Administrative Agent not to be unreasonably withheld or delayed.

SECTION 7.	GUARANTY

7.1. Guaranty of the Obligations.

(a) Subject to the provisions of Section 7.2, U.S. Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (or comparable provisions under other applicable Debtor Relief Laws)) (collectively, the “U.S. Guaranteed Obligations”).

(b) Parent Borrower hereby irrevocably and unconditionally guaranties to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Foreign Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (or comparable provisions under other applicable Debtor Relief Laws)) (collectively, the “Foreign Guaranteed Obligations” and, together with the U.S. Guaranteed Obligations, the “Guaranteed Obligations”).

7.2. Contribution by Guarantors. All Guarantor Subsidiaries desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor Subsidiary (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor Subsidiary is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3. Payment by Guarantors.

(a) Subject to Section 7.2, U.S. Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of any Borrower to pay any of the U.S Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (or comparable provisions under other applicable Debtor Relief Laws)), U.S. Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all U.S Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such U.S. Guaranteed Obligations (including interest which, but for such Borrower’s becoming the subject of a case under the Bankruptcy Code or other applicable Debtor Relief Law, would have accrued on such U.S. Guaranteed Obligations, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy case) and all other U.S. Guaranteed Obligations then owed to Beneficiaries as aforesaid.

(b) Parent Borrower hereby agrees, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against Parent Borrower by virtue hereof, that upon the failure of any Subsidiary Borrower to pay any of the Foreign Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (or comparable provisions under other applicable Debtor Relief Laws)), Parent Borrower will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Foreign Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Foreign Guaranteed Obligations (including interest which, but for such Borrower’s becoming the subject of a case under the Bankruptcy Code or other applicable Debtor Relief Law, would have accrued on such Foreign Guaranteed Obligations, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy case) and all other Foreign Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4. Liability of Guarantors Absolute. To the extent permitted by applicable Law, each Guarantor agrees that its Obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the U.S. Guaranteed Obligations (other than (x) obligations under Hedge Agreements and Cash Management Agreements not yet due and payable, and (y) contingent indemnification obligations not yet accrued and payable) or Foreign Guarantee Obligations, as applicable. In furtherance of the foregoing and without limiting the generality thereof, to the extent permitted by applicable Law, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) [reserved];

(c) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(d) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may, subject to compliance with the provisions of Section 10.5 and similar provisions governing amendments and waivers in any other Credit Document, (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement or Cash Management Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or any Hedge Agreements or Cash Management Agreements; and

(e) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations (other than (x) obligations under Hedge Agreements and Cash Management Agreements not yet due and payable, and (y) contingent indemnification obligations not yet accrued and payable)), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or any Hedge Agreements or Cash Management Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or Cash Management Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or Cash Management Agreement or any agreement relating to such other guaranty or security (provided, that except as expressly provided therein, no Credit Document to which any Guarantor is a party may be amended or otherwise modified without the consent of such Guarantor); (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or Cash Management Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which any Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5. Waivers by Guarantors. To the extent permitted by applicable Law, each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against the applicable Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the applicable Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of the applicable Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the applicable Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the applicable Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations (other than (x) obligations under Hedge Agreements and Cash Management Agreements not yet due and payable, and (y) contingent indemnification obligations not yet accrued and payable); (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements, the Cash Management Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to any Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6. Guarantors’ Rights of Subrogation, Contribution, Etc. To the extent permitted by applicable Law, until the Guaranteed Obligations shall have been paid in full (other than (x) obligations under Hedge Agreements and Cash Management Agreements not yet due and payable, and (y) contingent indemnification obligations not yet accrued and payable) and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled (or back-up standby letters of credit in form and substance reasonably satisfactory to Issuing Bank or deposits of Cash Collateral in respect of all Letters of Credit shall have been furnished to Issuing Bank), each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against any Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been paid in full (other than (x) obligations under Hedge Agreements and Cash Management Agreements not yet due and payable, and (y) contingent indemnification obligations not yet accrued and payable) and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled (or back-up standby letters of credit in form and substance reasonably satisfactory to Issuing Bank or deposits of Cash Collateral in respect of all Letters of Credit shall have been furnished to Issuing Bank), each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against such Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally paid in full (other than (x) obligations under Hedge Agreements and Cash Management Agreements not yet due and payable, and (y) contingent indemnification obligations not yet accrued and payable), such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the applicable Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7. Subordination of Other Obligations. Any Indebtedness of any Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the U.S. Guaranteed Obligations or Foreign Guaranteed Obligations, as applicable.

7.8. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full (other than (x) obligations under Hedge Agreements and Cash Management Agreements not yet due and payable, and (y) contingent indemnification obligations not yet accrued and payable) and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled (or back-up standby letters of credit in form and substance reasonably satisfactory to

Issuing Bank or deposits of Cash Collateral in respect of all Letters of Credit shall have been furnished to Issuing Bank). To the extent permitted by applicable law, each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9. Authority of Guarantors or Borrowers. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or any Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

7.10. Financial Condition of Parent Borrower. Any Credit Extension may be made to any Borrower or continued from time to time, and any Hedge Agreements or Cash Management Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of such Borrower at the time of any such grant or continuation or at the time such Hedge Agreement or Cash Management Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of any Borrower. Each Guarantor has adequate means to obtain information from each Borrower on a continuing basis concerning the financial condition of each Borrower and its ability to perform its obligations under the Credit Documents, the Hedge Agreements and the Cash Management Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of each Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. To the extent permitted by law, each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of any Borrower now known or hereafter known by any Beneficiary.

7.11. Bankruptcy, Etc.

(a) So long as any Guaranteed Obligations remain outstanding (other than (x) obligations under Hedge Agreements and Cash Management Agreements not yet due and payable, and (y) contingent indemnification obligations not yet accrued and payable), no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against any Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or any other Guarantor or by any defense which any Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) To the extent permitted by applicable Law, each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve any Borrower of any portion of such Guaranteed Obligations, and Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by any Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

7.12. Discharge of Guaranty upon Sale or Designation of Guarantor Subsidiary. If (i) all of the Equity Interests of any Guarantor Subsidiary or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof or (ii) a

Guarantor Subsidiary shall be designated as an Unrestricted Subsidiary in accordance with the provisions of Section 5.15, the Guaranty of such Guarantor Subsidiary or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale, and upon any such discharge and release, Administrative Agent and Collateral Agent agree to take any actions and execute and/or file any documents promptly upon the reasonable request of Parent Borrower, at the sole expense of Parent Borrower and the applicable Guarantor Subsidiary.

SECTION 8.	EVENTS OF DEFAULT

8.1. Events of Default. If any one or more of the following conditions or events shall occur:

(a) Failure to Make Payments When Due. Failure by any Borrower to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due (including with proceeds from a Revolving Loan deemed to be requested by Parent Borrower as contemplated by Section 2.4(c)) any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within five days after the date due; or

(b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount, including any payment in settlement, payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount or aggregate principal amount (or Termination Value) of $25,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.6, Sections 5.1(e), Section 5.2 (solely as to the existence of any Borrower) or Section 6; or

(d) Breach of Representations, Etc. Any representation, warranty, certification or other statement of fact made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time required to be delivered in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty days after receipt by Parent Borrower of notice from Administrative Agent or any Lender of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings, any Borrower or any Significant Subsidiary or any group of Subsidiaries that, taken together (as of the most recent unaudited consolidated financial statements of Parent Borrower), would constitute a Significant Subsidiary in an involuntary case under the Bankruptcy Code or under any other applicable Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted at the request of Holdings, any Borrower or any Significant Subsidiary or any group of Subsidiaries that, taken together (as of the most recent unaudited consolidated financial statements of Parent Borrower), would constitute a Significant Subsidiary under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings, any Borrower or any Significant Subsidiary or any group of Subsidiaries that, taken together (as of the most recent unaudited consolidated financial statements of Parent Borrower), would constitute a Significant Subsidiary, under the Bankruptcy Code or under any other applicable Debtor Relief Law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, any Borrower or any Significant Subsidiary or any group of Subsidiaries that, taken together (as of the most recent unaudited consolidated financial statements of Parent Borrower), would constitute a Significant Subsidiary, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings, any Borrower or any Significant Subsidiary or any group of Subsidiaries that, taken together (as of the most recent unaudited consolidated financial statements of Parent Borrower), would constitute a Significant Subsidiary, for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings, any Borrower or any Significant Subsidiary or any group of Subsidiaries that, taken together (as of the most recent unaudited consolidated financial statements of Parent Borrower), would constitute a Significant Subsidiary, and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Holdings, any Borrower or any Significant Subsidiary or any group of Subsidiaries that, taken together (as of the most recent unaudited consolidated financial statements of Parent Borrower), would constitute a Significant Subsidiary, shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable Debtor Relief Law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such Law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings, any Borrower or any Significant Subsidiary or any group of Subsidiaries that, taken together (as of the most recent unaudited consolidated financial statements of Parent Borrower), would constitute a Significant Subsidiary, shall make any assignment for the benefit of creditors; or (ii) Holdings, any Borrower or any Significant Subsidiary or any group of Subsidiaries that, taken together (as of the most recent unaudited consolidated financial statements of Parent Borrower), would constitute a Significant Subsidiary, shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Holdings, any Borrower or any Significant Subsidiary or any group of Subsidiaries that, taken together (as of the most recent unaudited consolidated financial statements of Parent Borrower), would constitute a Significant Subsidiary (or any committee thereof), shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

(h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process requiring payment by Holdings or any of its Subsidiaries of an amount in excess of $25,000,000 individually or in the aggregate at any time (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days; or

(i) [Reserved.]

(j) Employee Benefit Plans. There shall occur one or more ERISA Events which individually or in the aggregate results in or would reasonably be expected to result in a Material Adverse Effect;

(k) Change of Control. A Change of Control shall occur; or

(l) Guaranties, Collateral Documents and Other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations (other than (x) obligations under Hedge Agreements and Cash Management Agreements not yet due and payable, and (y) contingent indemnification obligations not yet accrued and payable), shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void by a court of competent jurisdiction or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations (other than (x) obligations under Hedge Agreements and Cash Management Agreements not yet due and payable, and (y) contingent indemnification obligations not yet accrued and payable) in accordance with the terms hereof) or shall be declared null and void by a court of competent jurisdiction, or Collateral Agent shall not have or shall cease to have (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations (other than (x) obligations under Hedge Agreements and Cash Management Agreements not yet due and payable, and (y) contingent indemnification obligations not yet accrued and payable)) a valid and perfected Lien in any material portion of Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, the failure of Administrative Agent or Collateral Agent to maintain possession of certificates actually delivered to it representing the securities pledged under the Collateral Documents or to file UCC continuation statements and except as to any immaterial portion of Collateral consisting of real property to the extent that such losses are covered by a lender’s title policy and such insurer has not denied coverage or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Collateral Documents;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Parent Borrower by Administrative Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party to the extent permitted by applicable Law: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.4(b)(v) or Section 2.4(c); (C) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents; and (D) Administrative Agent shall direct Parent Borrower to Cash Collateralize (and Parent Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Sections 8.1(f) and (g) to Cash Collateralize) the L/C Obligations (in an amount equal to the then Outstanding Amount thereof).

8.2. Parent Borrower’s Right to Cure. Notwithstanding anything to the contrary contained in Section 8.1, for purposes of determining whether an Event of Default has occurred under the financial covenant set forth in Section 6.7(b), any equity contribution (in the form of common equity) made to Parent Borrower after the last day of any Fiscal Quarter and on or prior to the day that is 10 days after the day on which financial statements are required to be delivered for that Fiscal Quarter will, at the request of Parent Borrower, be included in the calculation of Consolidated Adjusted EBITDA solely for the purposes of determining compliance with the financial covenant at the end of such Fiscal Quarter and any subsequent period that includes such Fiscal Quarter (any such equity contribution, a “Specified Equity Contribution”); provided that (a) Parent Borrower shall not be permitted to so request that a Specified Equity Contribution be included in the calculation of Consolidated Adjusted EBITDA with respect to any Fiscal Quarter unless, after giving effect to such requested Specified Equity Contribution, there will be a period of at least two Fiscal Quarters in the Relevant Four Fiscal Quarter Period in which no Specified Equity Contribution has been made, (b) no more than three Specified Equity Contributions will be made in the aggregate, (c) the amount of any Specified Equity Contribution and the use of proceeds therefrom will be no greater than the amount required to cause Parent Borrower to be in compliance with the financial covenant, (d) all Specified Equity Contributions and the use of proceeds therefrom will be disregarded for all other purposes under the Credit Documents (including calculating Consolidated Adjusted EBITDA for purposes of determining basket levels, Applicable Margin, Applicable Revolving Commitment Fee Percentage, and other items governed by reference to Consolidated Adjusted EBITDA, and for purposes of the Restricted Junior Payments covenant in Section 6.4), and (e) the proceeds of all Specified Equity Contributions will be applied to prepay the Term Loans. To the extent that the proceeds of the Specified Equity Contribution are used to repay Indebtedness, such Indebtedness shall not be deemed to have been repaid for purposes of calculating the financial covenant set forth in Section 6.7(b) for the Relevant Four Fiscal Quarter Period. For purposes of this paragraph, the term “Relevant Four Fiscal Quarter Period” shall mean, with respect to any requested Specified Equity Contribution, the four Fiscal Quarter period ending on (and including) the Fiscal Quarter in which Consolidated Adjusted EBITDA will be increased as a result of such Specified Equity Contribution.

SECTION 9.	AGENTS

9.1. Appointment and Authority. GSLP is hereby appointed Syndication Agent hereunder, and each Lender and Issuing Bank hereby authorizes GSLP to act as Syndication Agent in accordance with the terms hereof and the other Credit Documents. Bank of America is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and each Lender and Issuing Bank hereby authorizes Bank of America to act as Administrative Agent and Collateral Agent on its behalf, including executing Credit Documents on its behalf, and to exercise such powers as are delegated to Administrative Agent and the Collateral Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Each of Barclays Capital, DB, HSBC Securities, JPM and Wells is hereby appointed Co-Documentation Agent hereunder, and each Lender and Issuing Bank hereby authorizes each of Barclays Capital, DB, HSBC Securities, JPM and Wells to act as Co-Documentation Agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable. Except as set forth in Section 9.6, Section 9.9 and Section 9.10, the provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to assume any relationship of agency or trust with or for Holdings or any of its Subsidiaries. Each of the Syndication Agent and each Co-Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Second Restatement Effective Date, neither GSLP, in its capacity as Syndication Agent, nor Barclays Capital, DB, HSBC Securities, JPM and Wells, in their capacities as Co-Documentation Agent, nor the senior managing agents, shall have any obligations but shall be entitled to all benefits of this Section 9. Each of the Syndication Agent and each Co-Documentation Agent may resign from such role at any time, with immediate effect, by giving prior written notice thereof to Administrative Agent and Parent Borrower.

9.2. Rights as a Lender. Each Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Agent hereunder in such Person’s individual capacity. Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, Parent Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Agent hereunder and without any duty to account therefor to the Lenders.

9.3. Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall (i) be liable to any Lender for any action taken or omitted by any Agent under or in connection with any of the Credit Documents or (ii) have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, the Agents, in such capacity:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that such Agent is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided, that no Agent shall be required to take any action requested by such Lenders that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable Law; and

(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of Holdings, Parent Borrower or any of their respective Affiliates that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.5 and 8.1) or (ii) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until notice in writing describing such Default is given to such Agent by Parent Borrower, a Lender or Issuing Bank.

No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

Administrative Agent hereby agrees that it shall (i) furnish to GSLP, in its capacity as Arranger, upon GSLP’s request, a copy of the Register, (ii) cooperate with GSLP in granting access to any Lenders (or potential lenders) who GSLP identifies to the Platform and (iii) maintain GSLP’s access to the Platform.

9.4. Reliance by Administrative Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or Issuing Bank, such Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless such Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for Parent Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5. Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 9 shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent.

9.6. Resignation of Administrative Agent. Administrative Agent and Collateral Agent may at any time give notice of their respective resignations to the Lenders, Issuing Bank and Parent Borrower. Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, in consultation with Parent Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Collateral Agent, as applicable, gives notice of its resignation, then the retiring Administrative Agent or Collateral Agent, as applicable, may on behalf of the Lenders and Issuing Bank, appoint a successor Agent or Collateral Agent, as the case may be, meeting the qualifications set forth above; provided that if Administrative Agent or Collateral Agent, as the case may be, shall notify Parent Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by Collateral Agent on behalf of the Lenders or Issuing Bank under any of the Credit Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through Administrative Agent or Collateral Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time as the Requisite Lenders appoint a successor Administrative Agent or Collateral Agent, as applicable, as provided for above in this Section 9.6. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or Collateral Agent, as the case may be, and the retiring Administrative Agent or Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section 9.6) other than its confidentiality obligations under Section 10.17. The fees payable by Parent Borrower to a successor Administrative Agent or Collateral Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between Parent Borrower and such successor. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 9 and Section 10.3 shall continue in effect for the benefit of such retiring Administrative Agent or Collateral Agent, their respective sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent or while the retiring Collateral Agent was acting as Collateral Agent, and such retiring Administrative Agent or Collateral Agent, their respective sub-agents and their respective Related Parties shall continue to be bound by Section 10.17.

9.7. Non-Reliance on Agents and Other Lenders. Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such analysis on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.8. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of Arranger, Syndication Agent or any Co-Documentation Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as Agent, a Lender or Issuing Bank hereunder.

9.9. Collateral and Guaranty Matters. The Lenders and Issuing Bank irrevocably authorize Administrative Agent or Collateral Agent, as applicable, at its option and in its discretion:

(a) to release any Lien on any property granted to or held by Collateral Agent under any Credit Document (i) upon termination of the Commitments and payment in full of all Obligations (other than (x) obligations under Hedge Agreements and Cash Management Agreements not yet due and payable, and (y) contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which backstop standby letters of credit in form and substance reasonably satisfactory to Issuing Bank or deposits of Cash Collateral shall have been furnished to Issuing Bank), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Credit Document, or (iii) subject to Section 10.5, if approved, authorized or ratified in writing by the Requisite Lenders;

(b) to subordinate any Lien on any property granted to or held by Collateral Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 6.2; and

(c) to release any Guarantor Subsidiary from its obligations under the Guaranty or any Swiss Guarantor from its obligations under the Swiss Guaranty, in each case, if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by Administrative Agent or Collateral Agent, as applicable, at any time, the Requisite Lenders will confirm in writing Administrative Agent’s authority to take any action pursuant to this Section 9.9, including, without limitation, to release any Guarantor Subsidiary from its obligations under the Guaranty or any Swiss Guarantor from its obligations under the Swiss Guaranty, in each case, pursuant to this Section 9.9.

9.10. Lenders’ Representations, Warranties and Acknowledgment.

(a) (i) Each Lender, by delivering its signature page to the Original Credit Agreement, an Assignment Agreement or a Joinder Agreement and funding its Tranche B Term Loan (as defined in the Original Credit Agreement) and/or Revolving Loans on the Original Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Original Closing Date.

(ii) Each Lender, by delivering its signature page to the First Amendment, an Assignment Agreement or a Joinder Agreement and funding its Tranche B Term Loan (as defined in the Amended and Restated Credit Agreement) and/or Revolving Loans on the First Restatement Effective Date, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the First Restatement Effective Date.

(iii) Each Lender, by delivering its signature page to the Amendment, an Assignment Agreement or a Joinder Agreement and funding its Tranche B Term Loan and/or Revolving Loans on the Second Restatement Effective Date or by the funding of any New Term Loans, New Revolving Loans, Permitted Replacement Revolving Loans or Loans of any Extension Series, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Second Restatement Effective Date or as of the date of funding of such New Revolving Loans, Permitted Replacement Revolving Loans, New Term Loans or Loans of any Extension Series.

(b) Each Lender acknowledges that Affiliated Lenders are Eligible Assignees hereunder and may purchase Loans and/or Commitments hereunder from Lenders from time to time, subject to the restrictions set forth in the definition of Eligible Assignee and Section 10.6(i).

(c) Each Lender participating in any Loan to the Swiss Subsidiary Borrower represents and warrants at the Original Closing Date, Second Restatement Effective Date and on each Credit Date of such Loan as to its status as either (i) an Eligible Swiss Bank, or (ii) not an Eligible Swiss Bank, and each Lender becoming a Lender of the Swiss Subsidiary Borrower by assignment pursuant to Section 10.6(c) shall represent and warrant as of the effective date of such assignment as to its status as either (i) an Eligible Swiss Bank or (ii) not an Eligible Swiss Bank.

9.11. Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, that in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, that this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

9.12. Withholding Taxes. To the extent required by any applicable Law, Administrative Agent may withhold from any payment to any Lender (which term shall include any Issuing Bank for purposes of this Section 9.12) an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other

Governmental Authority asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff any amounts owing to such Lender under any Credit Document agreement any amount that such Lender owes the Administrative Agent under this Section 9.12).

9.13. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, Issuing Bank and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, Issuing Bank and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, Issuing Bank and Administrative Agent under Sections 2.11, 10.2 and 10.3) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders and Issuing Bank, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.11, 10.2 and 10.3.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank to authorize Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

SECTION 10.	MISCELLANEOUS

10.1. Notices.

(a) Notices Generally. Any notice or other communication herein required or permitted to be given to a Credit Party, Syndication Agent, Collateral Agent, Administrative Agent, Swing Line Lender, Issuing Bank or Co-Documentation Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Except as otherwise set forth in Section 3.2(b) or paragraph (b) below, each notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, that no notice to any Agent shall be effective until received by such Agent; provided further, that any such notice or other communication shall at the request of Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.5 hereto as designated by Administrative Agent from time to time.

(b) Electronic Communications.

(i) Notices and other communications to Lenders and Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Section 2 if such Lender or Issuing Bank, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent or Parent Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(ii) Each Credit Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii) The Platform and any Approved Electronic Communications are provided “as is” and “as available.” In no event shall any of Agent or Arranger or any of their respective partners, officers, directors, employees, agents, trustees, advisors or representatives (collectively, the “Agent Affiliates”) have any liability to any Borrower, any Lender, Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or Administrative Agent’s transmission of Borrower materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Affiliate; provided, however, that in no event shall any Agent Affiliate have any liability to any Borrower, any Lender, Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). No warranty of any kind, express, implied or statutory, including any warranty of viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communication.

(iv) Each Credit Party, each Lender, each Issuing Bank and each Agent agrees that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies.

(c) Private Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Non-Public Information with respect to Holdings, its Subsidiaries or their securities for purposes of United States federal or state securities laws.

10.2. Expenses. Whether or not the transactions contemplated hereby shall be consummated, Parent Borrower agrees to pay promptly (a) all the actual and reasonable out of pocket costs and expenses incurred in connection with the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Parent Borrower and the other Credit Parties; (c) the reasonable fees, expenses and disbursements of counsel to Administrative Agent, Syndication Agent, Collateral Agent, Issuing Bank and their Affiliates in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Parent Borrower; provided, that so long as a Default or Event of Default shall not have occurred and be continuing, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, reasonable attorney’s fees shall be limited to one primary external counsel and, if reasonably required, local or specialist counsel, for all indemnified persons; provided, further, that such limitation shall not apply in the case of Administrative Agent, Syndication Agent or Collateral Agent and each of Administrative Agent, Syndication Agent and Collateral Agent shall each be entitled to its own separate representation in all instances; and provided, further, that no such limitation shall apply if counsel for Syndication Agent or Administrative Agent determines in good faith that there is a conflict of interest that requires separate representation for Administrative Agent, Syndication Agent, Collateral Agent or Issuing Bank; (d) all the actual costs and reasonable expenses of creating, perfecting, recording, maintaining and preserving Liens in favor of Collateral Agent, for the benefit of the Secured Parties (or the Swiss Secured Parties, as applicable), to the extent such actions are required or permitted by any applicable Credit Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to Administrative Agent, Syndication Agent, Collateral Agent or Issuing Bank and of counsel providing any opinions that Administrative Agent, Syndication Agent or Collateral Agent, Issuing Bank or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the actual and reasonable out of pocket costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all the actual and reasonable out of pocket costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by Administrative Agent, Syndication Agent or Collateral Agent in connection with the syndication of the Loans and Commitments and the transactions contemplated by the Credit Documents and any consents, amendments, waivers or other modifications thereto and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by any Administrative Agent, Syndication Agent, Collateral Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

10.3. Indemnity.

(a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to indemnify, pay and hold harmless, each Agent, Issuing Bank and Lender and the officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and Affiliates of each Agent, Issuing Bank and each Lender (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, that no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of any such Indemnitee, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction. To the extent that the undertakings to indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any Law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. This paragraph shall not apply with respect to Taxes that are the subject of, or excluded from, Section 2.20.

(b) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against each Lender, each Agent, Issuing Bank, Arranger and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Credit Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

10.4. Set-Off. In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust, payroll, 401(k) and other employee benefit accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the then accrued and payable obligations and liabilities of any Credit Party to such Lender hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Notwithstanding anything to the contrary in this Section 10.4, no Lender may set-off or appropriate and apply any such deposits or any other Indebtedness held or owing by such Lender to or for the credit or the account of any Swiss Credit Party against any Obligations of Parent Borrower or Japanese Subsidiary Borrower, or any Obligations of any U.S. Guarantor in respect of its Guaranty of the Obligations of either Parent Borrower or Japanese Subsidiary Borrower hereunder.

10.5. Amendments and Waivers.

(a) Requisite Lenders’ Consent. Except as provided in Sections 10.5(b) for amendments, modifications, terminations, waivers and consents described therein, and subject to the limitations set forth in Section 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided, that Administrative Agent may, with the consent of Parent Borrower only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect, mistake or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or Issuing Bank.

(b) Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender with respect to clauses (ii), (v) and (vii) through (xiii) below) that would be directly affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of any Loan or Note;

(ii) waive, reduce or postpone any scheduled repayment (but not prepayment) of principal;

(iii) extend the stated expiration date of any Letter of Credit beyond the Revolving Commitment Termination Date;

(iv) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee or any premium payable hereunder, it being understood that any change to the definition of Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate of interest; and further provided that only the consent of Requisite Lenders shall be necessary to amend the default rate in Section 2.10 or to waive any obligation of any Borrower to pay interest at the default rate;

(v) extend the time for payment of any such interest, fees or premium (if any);

(vi) reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

(vii) amend, modify, terminate or waive any provision of Section 2.13(b)(ii), this Section 10.5(b), Section 10.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(viii) amend the definition of “Requisite Lenders” or “Pro Rata Share”; provided, that with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Original Closing Date;

(ix) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents;

(x) except to the extent permitted by the Credit Documents, consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document;

(xi) amend Section 1.6 (except to shorten or waive any time periods provided for therein) or the definition of “Foreign Currency”;

(xii) make any Loan, interest, fee or other amount payable in any currency other than as expressly provided herein; or

(xiii) change the jurisdiction of organization, incorporation or formation of any Borrower (provided that the jurisdiction of incorporation of Parent Borrower may be changed so long as the new jurisdiction of incorporation is the United States, any state thereof or the District of Columbia or any territory thereof);

provided that, for the avoidance of doubt, all Lenders shall be deemed directly affected thereby with respect to any amendment described in clauses (vii), (viii), (ix) and (x).

(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

(i) increase any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

(ii) amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of Swing Line Lender;

(iii) alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.15 without the consent of Lenders holding more than 50% of the aggregate Tranche B Term Loan Exposure of all Lenders, Revolving Exposure of all Lenders, New Term Loan Exposure of all Lenders or Permitted Replacement Revolving Exposure of all Lenders, as applicable, of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, Requisite Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;

(iv) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.4(c), amend or modify any provision affecting the rights and duties of Issuing Bank under this Agreement or any instrument or agreement relating to any Letter of Credit or amend Section 1.6 (except to shorten or waive any time periods provided for therein) or the definition of “Foreign Currency” without the written consent of Administrative Agent and of Issuing Bank;

(v) amend, modify or waive this Agreement or the Pledge and Security Agreement so as to alter the ratable treatment of Obligations arising under the Credit Documents and Obligations arising under Hedge Agreements or Cash Management Agreements or the definition of “Lender Counterparty,” “Hedge Agreement,” “Cash Management Agreement,” “Obligations,” or “Secured Obligations” (as defined in any applicable Collateral Document) in each case in a manner adverse to any Lender Counterparty with Obligations then outstanding without the written consent of any such Lender Counterparty; or

(vi) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

(d) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except as expressly set forth in Section 10.5(b) above.

(e) Execution of Amendments, Etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party. Administrative Agent shall be apprised of any such amendment, modifications, waivers or consents with reasonable advance notice and shall receive reasonable advance notice of any amendment, modification, waiver or consent prior to such amendment, modification, waiver or consent becoming effective in order for it to perform its duties and obligations.

(f) [Reserved.]

(g) Notwithstanding anything else to the contrary in this Section 10.5, (i) the adoption of a Permitted Replacement Revolving Amendment, Refinancing Amendment or Extension Amendment shall require only the consent of the Lender relating thereto and (ii) the adoption of amendments to this Agreement and the other Credit Documents pursuant to Joinder Agreements, Refinancing Amendments, Permitted Replacement Revolving Amendments or Extension Amendments entered into pursuant to Section 2.23, Section 2.24, Section 2.25 or Section 2.26 shall require only the consents set forth in Section 2.23, Section 2.24, Section 2.25 or Section 2.26, as applicable.

10.6. Successors and Assigns; Participations.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders and any purported assignment or delegation without such consent shall be null and void. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register. Borrowers, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.6(d). Each assignment shall be recorded in the Register promptly following receipt by Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to Parent Borrower and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments; provided, further, that notwithstanding any assignment of any Commitment or Loan, neither Swing Line Lender nor Issuing Bank shall be permitted to assign its obligations in such capacity hereunder pursuant to this Section 10.6(c)); and provided, further, that no assignment of a Revolving Loan or a Permitted Replacement Revolving Loan in the form of a Foreign Currency Loan shall be effective unless the assignee of such Foreign Currency Loan shall have represented in the Assignment Agreement that such assignee is able to make Revolving Loans or a Permitted Replacement Revolving Loan to the applicable Borrower in all applicable Foreign Currencies:

(i) to any Person meeting the criteria of clause (i)(x) of the definition of the term of “Eligible Assignee” (with respect to Assignments of Term Loans) or clause (i)(y) of such definition (with respect to assignments of Revolving Loans, Revolving Commitments, Permitted Replacement Revolving Loans, Permitted Replacement Revolving Commitments, New Revolving Loans and New Revolving Loan Commitments) upon the giving of notice to Parent Borrower and Administrative Agent; and

(ii) to any Person meeting the criteria of clause (ii) of the definition of the term of “Eligible Assignee” upon giving of notice to Parent Borrower and Administrative Agent and, in the case of assignments of Revolving Loans or Revolving Commitments to any such Person (except in the case of assignments made by or to GSLP), consented to by each of Parent Borrower and Administrative Agent (such consent not to be (x) unreasonably withheld or delayed or, (y) in the case of Parent Borrower, required at any time an Event of Default shall have occurred and then be continuing); provided, further each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than (A) the Dollar Equivalent of $2,500,000 (or such lesser amount as may be agreed to by Parent Borrower and Administrative Agent or as shall constitute the aggregate amount of the applicable Class of the Revolving Commitments and Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments and Revolving Loans and (B) the Dollar Equivalent of $1,000,000 (or such lesser amount as may be agreed to by Parent Borrower and Administrative Agent or as shall constitute the aggregate amount of the Tranche B Term Loan or New Term Loans of a Series of the assigning Lender) with respect to the assignment of Term Loans.

Notwithstanding the foregoing, no assignment shall be made without the consent of Parent Borrower (such consent not to be (x) unreasonably withheld or delayed or (y) required at any time an Event of Default shall have occurred and then be continuing (except in the case of clause (ii) below)) in the case of (i) an assignment of Japanese Revolving Loans or Japanese Revolving Commitments to a Person who is not an Eligible Japanese Investor or (ii) an assignment of Swiss/Multicurrency Revolving Loans or Swiss/Multicurrency Revolving Commitments to a Non-Eligible Swiss Bank, unless such Non-Eligible Swiss Bank is a Lender which is a Permitted Non-Eligible Swiss Bank. The consent of Parent Borrower shall be deemed to be reasonably withheld if such assignment would result in a breach of the Ten Non-Bank Rule.

Each Lender participating in any Loan to the Swiss Subsidiary Borrower that is an Eligible Swiss Bank undertakes to:

(i) promptly notify Administrative Agent and Parent Borrower if it has ceased or will or is likely to cease to be an Eligible Swiss Bank; and

(ii) upon request of Parent Borrower provide an assignee which is an Eligible Swiss Bank and transfer all its rights and obligations under this Agreement to such assignee.

(d) Mechanics. Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date (which shall be determined by Administrative Agent pursuant to its customary procedures). In connection with all assignments there shall be delivered to Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters, Japanese income tax withholding matters and withholding tax matters of any other jurisdiction as the assignee under such Assignment Agreement may be required to deliver pursuant to Sections 2.20(e), (f) and (h), together with payment to Administrative Agent of a registration and processing fee of $3,500 (except that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee; provided that neither Arranger nor any of its affiliates shall be required to pay a registration and processing fee in connection with any assignment by or to Arranger or any of its affiliates). Prior to date of, and as a condition to, the Assignment Effective Date, each assignee that is not a Lender shall deliver to Administrative Agent an Administrative Questionnaire.

(e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Second Restatement Effective Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

(f) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder other than its confidentiality obligations under Section 10.17 (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon the applicable Borrower shall issue and deliver new Notes (at such Borrower’s expense), if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the Revolving Commitments and/or the New Revolving Loan Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(g) Participations.

(i) Each Lender shall have the right at any time to sell one or more participations to any Person (other than Holdings, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. Notwithstanding the foregoing, no participation shall be sold, and no sub-participations shall be sold in such participation, without the consent of Parent Borrower (such consent not to be (x) unreasonably withheld or delayed or (y) required at any time an Event of Default shall have occurred and then be continuing (except in the case of clause (ii) below)) in the case of (i) a sale of a participation in any Japanese Revolving Loans or Japanese Revolving Commitments to a Person who is not an Eligible Japanese Investor or (ii) a sale of a participation in any Swiss/Multicurrency Revolving Loans or Swiss/Multicurrency Revolving Commitments to a Non-Eligible Swiss Bank, and any purported sale of a participation or a sub-participation without the receipt of required consent shall be null and void. The consent of Parent Borrower shall be deemed to be reasonably withheld if such participation or sub-participation would result in a breach of the Ten Non-Bank Rule. Each Lender that sells a participation shall acting solely for this purpose as an agent of the Borrowers maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error.

(ii) The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates, it being understood that any change to the definition of Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate of interest) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating.

(iii) Parent Borrower agrees that each participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 (with respect to participants that have elected to receive the benefits thereof, solely to the extent such participants are also subject to the requirements of Section 2.20) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, that a participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Parent Borrower’s prior written consent (not to be unreasonably withheld); provided further that, except as specifically set forth in the first proviso of this sentence, nothing herein shall require any notice to Parent Borrower or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such participant agrees to be subject to Section 2.17 as though it were a Lender. Notwithstanding anything in the foregoing to the contrary, the Borrowers shall continue to deal solely with the Lender granting the participation.

(h) Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.6 any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between Borrowers and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder. For the avoidance of doubt, and with respect to any Swiss Subsidiary Borrower, nothing in Subsection (g) above restricts any Lender, participant or subparticipant, from entering into any agreement with another person under which payments are made by reference to this Agreement or to any hereto related participation or subparticipation agreement, provided such agreement does not result in application of the Swiss Withholding Tax Rules.

(i) Affiliate Lender Assignments. (A) Notwithstanding the definition of “Eligible Assignee” or anything else to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans to any Person who, after giving effect to such assignment, would be an Affiliated Lender (with the consent of Administrative Agent (not to be unreasonably withheld or delayed)); provided that:

(i) the assigning Lender and the Affiliated Lender purchasing such Lender’s Term Loans shall execute and deliver to Administrative Agent an assignment agreement substantially in the form of Exhibit D to the Amended and Restated Credit Agreement (an “Affiliated Lender Assignment Agreement”);

(ii) for the avoidance of doubt, Lenders shall not be permitted to assign Revolving Commitments or Revolving Loans to an Affiliated Lender and any purported assignment of Revolving Commitments or Revolving Loans to an Affiliated Lender shall be null and void; and

(iii) at the time of such assignment on a pro forma basis after giving affect to such assignment, the aggregate principal amount of all Term Loans held by Affiliated Lenders shall not exceed 10% of the aggregate principal amount of all Term Loans outstanding under this Agreement.

(B) Notwithstanding anything to the contrary in this Agreement, no Affiliated Lender shall have any right to (i) attend (including by telephone) any meeting or discussions (or portion thereof) among Administrative Agent or any Lender to which representatives of the Credit Parties are not invited, (ii) receive any information or material prepared by Administrative Agent or any Lender or any communication by or among Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to any Credit Party or its representatives, or (iii) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against any Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Credit Documents.

(C) Each Affiliated Lender, solely in its capacity as a Term Lender, hereby agrees, and each Affiliated Lender Assignment Agreement shall provide a confirmation that, if any Credit Party shall be subject to any voluntary or involuntary proceeding commenced under any Debtor Relief Laws (“Bankruptcy Proceedings”), (i) such Affiliated Lender shall not take any step or action in such Bankruptcy Proceeding to object to, impede, or delay the exercise of any right or the taking of any action by Administrative Agent (or the taking of any action by a third party that is supported by Administrative Agent) in relation to such Affiliated Lender’s claim with respect to its Loans (a “Claim”) (including, without limitation, objecting to any debtor in possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise, or plan of reorganization) so long as such Affiliated Lender is treated in connection with such exercise or action on the same or better terms as the other Term Lenders and (ii) with respect to any matter requiring the vote of Term Lenders during the pendency of a Bankruptcy Proceeding (including, without limitation, voting on any plan of reorganization), the Loans held by such Affiliated Lender (and any Claim with respect thereto) shall be deemed to be voted in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliated Lenders so long as such Affiliated Lender is treated in connection with the exercise of such right or taking of such action on the same or better terms as the other Term Lenders. For the avoidance of doubt, the Lenders and each Affiliated Lender agree and acknowledge that the provisions set forth in clauses (i) and (ii) of this Section 10.6(i)(C), and the related provisions set forth in each Affiliated Lender Assignment Agreement, shall be enforceable as if such provisions constituted a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the United States Bankruptcy Code (or the comparable provision of any other Debtor Relief Law), and, as such, would be enforceable for all purposes in any case where a Credit Party has filed for protection under any Debtor Relief Law applicable to such Credit Party.

10.7. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18(c), 2.19, 2.20, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.17, 9.3 and 9.11 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

10.9. No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements or Cash Management Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.10. Marshalling; Payments Set Aside. Neither any Agent, Issuing Bank nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent, Issuing Bank or Lenders (or to Administrative Agent or Issuing Bank, on behalf of Lenders), or any Agent, Issuing Bank or any Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11. Severability. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12. Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.15. CONSENT TO JURISDICTION.

(a) SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY AGREEMENT GOVERNED BY A LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN

ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(B) EACH CREDIT PARTY THAT IS ORGANIZED UNDER THE LAWS OF A JURISDICTION OUTSIDE THE UNITED STATES HEREBY APPOINTS PARENT BORROWER AS ITS AGENT FOR SERVICE OF PROCESS IN ANY MATTER RELATED TO THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS AND SHALL PROVIDE WRITTEN EVIDENCE OF ACCEPTANCE OF SUCH APPOINTMENT BY SUCH AGENT ON OR BEFORE THE ORIGINAL CLOSING DATE.

10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.17. Confidentiality. Each Agent (which term shall for the purposes of this Section 10.17 include the Arranger) and each Lender (which term shall for the purposes of this Section 10.17 include Issuing Bank) shall hold all non public information regarding Parent Borrower and its Subsidiaries and their businesses obtained by such Agent or such Lender pursuant to the requirements hereof in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Parent Borrower that, in any event, Administrative Agent may disclose such information to the Lenders and each Agent and each Lender may make (i) disclosures of such information to Affiliates of such Lender or Agent and to their respective agents, advisors and investors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17) (it being understood that the Persons to whom such disclosure is made shall be informed of the confidential nature of such information and instructed to keep such Information confidential), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to Parent Borrower and its obligations (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Credit Parties received by it from any Agent or any Lender, (iv) disclosures in connection with the exercise of any remedies hereunder or under any other Credit Document and (v) disclosures required or requested by applicable law, any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender and each Agent shall make reasonable efforts to notify Parent Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non public information prior to disclosure of such information. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents.

10.18. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Parent Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the applicable Borrower.

10.19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

10.20. Effectiveness; Entire Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Parent Borrower and Administrative Agent of written notification of such execution and authorization of delivery thereof. With the exception of those terms contained in Sections 3, 4, 5 (including Annex A), 7 and 9 of the Amended and Restated Commitment Letter, dated November 26, 2009, among GSLP, and certain affiliates of GSLP, Bank of America, Banc of America Securities LLC, Barclays Bank PLC, HSBC Securities, HSBC Bank USA, National Association and Royal Bank of Canada (collectively, the “Commitment Parties”) and Healthcare Technology Holdings, Inc. (the “Commitment Letter”), which by the terms of the Commitment Letter remain in full force and effect (such terms the “Surviving Terms”), all of the Commitment Parties’ obligations under the Commitment Letter shall terminate and be superseded by the Credit Documents and the Commitment Parties shall be released from all liability in connection therewith, including any claim for injury or damages, whether consequential, special, direct, indirect, punitive or otherwise. Parent Borrower hereby assumes all obligations of Healthcare Technology Holdings, Inc. under the Commitment Letter with respect to the Surviving Terms.

10.21. PATRIOT Act. Each Lender subject to the PATRIOT Act and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify such Credit Party in accordance with the PATRIOT Act.

10.22. Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.23. No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of Parent Borrower, its stockholders and/or its affiliates. Parent Borrower agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and Parent Borrower, its stockholders or its affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and Parent Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of Parent Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise Parent Borrower, its stockholders or its Affiliates on other matters) or any other obligation to Parent Borrower except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of Parent Borrower, its management, stockholders, creditors or any other Person. Parent Borrower acknowledges and agrees that Parent Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Parent Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Parent Borrower, in connection with such transaction or the process leading thereto.

10.24. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Borrower in respect of any such sum due from it to Administrative Agent or Lenders hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by Administrative Agent of any sum adjudged to be so due in the Judgment Currency, Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to Administrative Agent from the applicable Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Administrative Agent in such currency, Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable Law).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

IMS HEALTH INCORPORATED, as Parent Borrower

By:	/s/ Jeffrey J. Ford
	Name:	Jeffrey J. Ford
	Title:	Vice President and Treasurer

HEALTHCARE TECHNOLOGY INTERMEDIATE HOLDINGS, INC., as Holdings

By:	/s/ Jeffrey J. Ford
	Name:	Jeffrey J. Ford
	Title:	Vice President and Treasurer

Amended and Restated Credit and Guaranty Agreement Signature Pages

IMS JAPAN K.K., as Japanese Subsidiary Borrower

By:	/s/ Jeffrey J. Ford

	Name:	Jeffrey J. Ford
	Title:	Attorney-in-fact

Amended and Restated Credit and Guaranty Agreement Signature Pages

IMS AG, as Swiss Subsidiary Borrower

By:	/s/ Jeffrey J. Ford
	Name:	Jeffrey J. Ford
	Title:	Attorney-in-fact

By:	/s/ Margaret F. Cupp
	Name:	Margaret F. Cupp
	Title:	Attorney-in-fact

Amended and Restated Credit and Guaranty Agreement Signature Pages

ARSENAL HOLDING COMPANY
ARSENAL HOLDING (II) COMPANY
DATA NICHE ASSOCIATES, INC.
IMS HEALTH INDIA HOLDING CORPORATION
IMS HEALTH TRADING CORPORATION
RX INDIA CORPORATION
VALUEMEDICS RESEARCH, LLC
IMS HEALTH HOLDING CORPORATION
IMS HEALTH INVESTING CORPORATION
IMS HEALTH INVESTMENTS, INC.
IMS HEALTH PURCHASING, INC., as Guarantors

By:	/s/ Jeffrey J. Ford
	Name:	Jeffrey J. Ford
	Title:	President

Amended and Restated Credit and Guaranty Agreement Signature Pages

IMS CONTRACTING & COMPLIANCE, INC.
IMS GOVERNMENT SOLUTIONS, INC.
IMS HEALTH TRANSPORTATION SERVICES CORPORATION
HEALTH BENCHMARKS, INC.
HEALTH VANGUARD, INC.
IMS SOFTWARE SERVICES LTD.
PHARMETRICS, INC., as Guarantors

By:	/s/ Jeffrey J. Ford
	Name:	Jeffrey J. Ford
	Title:	Treasurer

Amended and Restated Credit and Guaranty Agreement Signature Pages

IMS HEALTH LICENSING ASSOCIATES, L.L.C., as Guarantor

By:	/s/ Maryanne Piorek
	Name:	Maryanne Piorek
	Title:	Responsible Officer

Amended and Restated Credit and Guaranty Agreement Signature Pages

IMS TRADING MANAGEMENT, INC., as Guarantor

By:	/s/ Jeffrey J. Ford
	Name:	Jeffrey J. Ford
	Title:	President

Amended and Restated Credit and Guaranty Agreement Signature Pages

THE TAR HEEL TRADING COMPANY, LLC, as Guarantor

By:	/s/ Jeffrey J. Ford
	Name:	Jeffrey J. Ford
	Title:	Vice President & Treasurer

Amended and Restated Credit and Guaranty Agreement Signature Pages

IMS HEALTH FINANCE, INC., as Guarantor

By:	/s/ Jeffrey J. Ford
	Name:	Jeffrey J. Ford
	Title:	President

Amended and Restated Credit and Guaranty Agreement Signature Pages

MARKET RESEARCH MANAGEMENT, INC., as Guarantor

By:	/s/ Margaret F. Cupp
	Name:	Margaret F. Cupp
	Title:	President

Amended and Restated Credit and Guaranty Agreement Signature Pages

COORDINATED MANAGEMENT HOLDINGS, L.L.C., as Guarantor

By:	/s/ Margaret F. Cupp
	Name:	Margaret F. Cupp
	Title:	President

Amended and Restated Credit and Guaranty Agreement Signature Pages

COORDINATED MANAGEMENT SYSTEMS, INC., as Guarantor

By:	/s/ Margaret F. Cupp
	Name:	Margaret F. Cupp
	Title:	President

Amended and Restated Credit and Guaranty Agreement Signature Pages

SPARTAN LEASING CORPORATION, as Guarantor

By:	/s/ Margaret F. Cupp
	Name:	Margaret F. Cupp
	Title:	President

Amended and Restated Credit and Guaranty Agreement Signature Pages

IMS CHINAMETRIK INCORPORATED, as Guarantor

By:	/s/ Margaret F. Cupp
	Name:	Margaret F. Cupp
	Title:	Vice President

Amended and Restated Credit and Guaranty Agreement Signature Pages

INTERCONTINENTAL MEDICAL STATISTICS INTERNATIONAL, LTD., as Guarantor

By:	/s/ Harvey A. Ashman
	Name:	Harvey A. Ashman
	Title:	President

Amended and Restated Credit and Guaranty Agreement Signature Pages

ENTERPRISE ASSOCIATES L.L.C., as Guarantor

By:	/s/ Jeffrey J. Ford
	Name:	Jeffrey J. Ford
	Title:	Vice President

Amended and Restated Credit and Guaranty Agreement Signature Pages

IMS HOLDING INC., Guarantor

By:	/s/ Margaret F. Cupp
	Name:	Margaret F. Cupp
	Title:	Vice President

Amended and Restated Credit and Guaranty Agreement Signature Pages

IMS SERVICES, LLC, as Guarantor

By:	/s/ Jeffrey J. Ford
	Name:	Jeffrey J. Ford
	Title:	President

Amended and Restated Credit and Guaranty Agreement Signature Pages

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Kevin L. Ahart
	Name:	Kevin L. Ahart
	Title:	Vice President

BANK OF AMERICA, N.A., as Issuing Bank, Swing Line Lender and a Lender

By:	/s/ Frank Byrne
	Name:	Frank Byrne
	Title:	Vice President

Amended and Restated Credit and Guaranty Agreement Signature Pages

APPENDIX A-2

TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

U.S. Revolving Commitments

Lender	Revolving Commitment	Pro Rata Share
Goldman Sachs Credit Partners L.P.	$9,655,681.81	5.517532463%
Barclays Bank PLC	$9,655,681.81	5.517532463%
Bank of America, N.A.	$9,655,681.81	5.517532463%
HSBC Bank USA, National Association	$9,655,681.81	5.517532463%
Royal Bank of Canada	$9,655,681.81	5.517532463%
SunTrust Bank	$9,655,681.81	5.517532463%
Fifth Third Bank, an Ohio Banking Corporation	$6,818,181.82	3.896103897%
General Electric Capital Corporation	$10,988,636.38	6.279220789%
Mizuho Corporate Bank, Ltd.	$11,564,772.73	6.608441560%
Export Development Canada	$4,090,909.10	2.337662342%
CIBC Inc.	$12,000,000.00	6.857142857%
JPMorgan Chase Bank, N.A.	$23,867,803.04	13.638744594%
Deutsche Bank AG New York Branch	$23,867,803.04	13.638744594%
Wells Fargo Bank, N.A.	$23,867,803.03	13.638744589%

Total	$175,000,000.00	100%

Japanese Revolving Commitments

Lender	Revolving Commitment	Pro Rata Share
Goldman Sachs Credit Partners L.P.	$10,954,545.46	10.954545460%
Barclays Bank PLC	$10,954,545.46	10.954545460%
Banks of America, N.A.	$10,954,545.46	10.954545460%
HSBC Bank USA, National Association	$10,954,545.46	10.954545460%
Royal Bank of Canada	$10,954,545.46	10.954545460%
SunTrust Bank	$10,954,545.45	10.954545450%
Fifth Third Bank, an Ohio Banking Corporation	$9,090,909.09	9.090909090%
General Electric Capital Corporation	$7,272,727.26	7.272727260%
Mizuho Corporate Bank, Ltd.	$9,090,909.09	9.090909090%
JPMorgan Chase Bank, N.A.	$2,939,393.93	2.939393930%
Deutsche Bank AG New York Branch	$2,939,393.94	2.939393940%
Wells Fargo Bank, N.A.	$2,939,393.94	2.939393940%

Total	$100,000,000.00	100%

Swiss/Multicurrency Revolving Commitments

Lender	Revolving Commitment	Pro Rata Share
Goldman Sachs Credit Partners L.P.	$9,136,363.64	9.136363640%
Barclays Bank PLC	$9,136,363.64	9.136363640%
Bank of America, N.A.	$9,136,363.64	9.136363640%
HSBC Bank USA, National Association	$9,136,363.64	9.136363640%
Royal Bank of Canada	$9,136,363.64	9.136363640%
SunTrust Bank	$9,136,363.65	9.136363650%
Fifth Third Bank, an Ohio Banking Corporation	$9,090,909.09	9.090909090%
General Electric Capital Corporation	$7,272,727.26	7.272727260%
Mizuho Corporate Bank, Ltd.	$9,090,909.09	9.090909090%
Export Development Canada	$10,909,090.90	10.909090900%
JPMorgan Chase Bank, N.A.	$2,939,393.94	2.939393940%
Deutsche Bank AG New York Branch	$2,939,393.93	2.939393930%
Wells Fargo Bank, N.A.	$2,939,393.94	2.939393940%

Total	$100,000,000.00	100%

APPENDIX B

TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

Notice Addresses

IMS HEALTH INCORPORATED

HEALTHCARE TECHNOLOGY INTERMEDIATE HOLDINGS, INC.

IMS JAPAN K.K.

IMS A.G.

ARSENAL HOLDING COMPANY

ARSENAL HOLDING (II) COMPANY

COORDINATED MANAGEMENT HOLDINGS, L.L.C.

COORDINATED MANAGEMENT SYSTEMS, INC.

DATA NICHE ASSOCIATES, INC.

ENTERPRISE ASSOCIATES L.L.C.

HEALTH BENCHMARKS, INC.

HEALTH VANGUARD, INC.

IMS CHINAMETRIK INCORPORATED

IMS CONTRACTING & COMPLIANCE, INC.

IMS GOVERNMENT SOLUTIONS, INC.

IMS HEALTH FINANCE, INC.

IMS HEALTH HOLDING CORPORATION

IMS HEALTH INDIA HOLDING CORPORATION

IMS HEALTH INVESTING CORPORATION

IMS HEALTH INVESTMENTS, INC.

IMS HEALTH LICENSING ASSOCIATES, L.L.C.

IMS HEALTH PURCHASING, INC.

IMS HEALTH TRADING CORPORATION

IMS HEALTH TRANSPORTATION SERVICES CORPORATION

IMS HOLDING INC.

IMS SERVICES, LLC

IMS SOFTWARE SERVICES LTD.

IMS TRADING MANAGEMENT, INC.

INTERCONTINENTAL MEDICAL STATISTICS INTERNATIONAL, LTD.

MARKET RESEARCH MANAGEMENT, INC.

PHARMETRICS, INC.

RX INDIA CORPORATION

SPARTAN LEASING CORPORATION

VALUEMEDICS RESEARCH, LLC

901 Main Avenue

Suite 612

Norwalk, CT 06851

Attention: Jeffrey Ford

Facsimile: (203) 845-5303

GOLDMAN SACHS LENDING PARTNERS LLC,

As Syndication Agent and a Lender:

Goldman Sachs Lending Partners LLC

c/o Goldman, Sachs & Co.

30 Hudson Street, 36th Floor

Jersey City, NJ 07302

Attention: Andrew Caditz

Attention: John Makrinos

Email: gsd.link@gs.com and ficc-sbdagency-nydallas@ny.email.gs.com with a copy to:

Goldman Sachs Lending Partners LLC

1 New York Plaza

New York, New York 10004

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as a Lender

Goldman Sachs Credit Partners L.P.

c/o Goldman, Sachs & Co.

30 Hudson Street, 36th Floor

Jersey City, NY 07302

Attention: Andrew Caditz

Facsimile: (646) 769-7700

E-mail: gsd.link@gs.com

GSLP I OFFSHORE HOLDINGS FUND A, L.P.,

as a Lender:

GSLP I OFFSHORE HOLDINGS FUND B, L.P.,

as a Lender:

GSLP I OFFSHORE HOLDINGS FUND C, L.P.,

as a Lender:

GSLP I ONSHORE HOLDINGS FUND, L.L.C.,

as a Lender:

Goldman Sachs & Co.

200 West Street

New York, NY 10001

Attention: Oliver Thym

Facsimile: (212) 357-5505

E-mail: Oliver.Thym@gs.com

BANK OF AMERICA, N.A.,

as Administrative Agent,

Collateral Agent, Issuing Bank, Swing Line Lender and a Lender

Administrative Agent’s Principal Office:

(for payments and Funding Notices)

Bank of America, N.A.

101 N. Tryon Street

Mail Code: NC1-001-04-39

Charlotte, North Carolina 28255

Attention: James Hood

Facsimile: (704) 409-0599

E-mail: james.p.hood_iii@baml.com

Administrative Agent’s Principal Office:

(for all other purposes)

Bank of America, N.A.

1455 Market Street

Mail Code: CA5-701-05-19

San Francisco, California 94103

Attention: Kevin Ahart

Facsimile: (415) 503-5000

E-mail: kevin.ahart@baml.com

Swing Line Lender’s Principal Office:

Bank of America, N.A.

101 N. Tryon Street

Mail Code: NC1-001-04-39

Charlotte, North Carolina 28255

Attention: James Hood

Facsimile: (704) 409-0599

E-mail: james.p.hood_iii@baml.com

Issuing Bank’s Principal Office:

Bank of America, N.A.

1 Fleet Way

Mail code: PA6-580-02-30

Scranton, PA 18507

Attention: Michael Grizzanti

Facsimile: (800) 755-08743

E-mail: michael.a.grizzanti@bankofamerica.com

BARCLAYS BANK PLC,

as Co-Documentation Agent and as a Lender

Barclays Capital

745 7th Avenue, 26th Floor

New York, NY 10119

Attention: Michael Mozer

Facsimile: (212) 526-5115

E-mail: Michael.mozer@barcap.com

With a copy to:

Barclays Capital

70 Hudson Street

Jersey City, NJ 07302

Attention: Michael Mozer

Facsimile: (212) 412-7401

E-mail: xrausloanops1@barcap.com

HSBC SECURITIES (USA) INC.,

as Co-Documentation Agent

HSBC BANK USA, NATIONAL ASSOCIATION,

as a Lender

HSBC Securities (USA) Inc.

452 5th Avenue, 3rd Floor

New York, NY 10018

Attention: John McCann

Facsimile: (646) 366-2482

E-mail: john.b.mccann@us.hsbc.com

ROYAL BANK OF CANADA,

as Co-Documentation Agent and as a Lender

Royal Bank of Canada

3 World Financial Center

200 Vesey Street, 12th Floor,

New York, NY 10281-8098

Attention: Mustafa Topiwalla

Facsimile: (212) 428-6460

E-mail: mustafa.topiwalla@rbccm.com

FIFTH THIRD BANK, AN OHIO BANKING CORPORATION,

as Senior Managing Agent and a Lender

Fifth Third Bank, National Healthcare Group

424 Church Street, Suite 500

Nashville, TN 37219

Attention: Bill Priester

Facsimile: (615) 687-3067

E-mail: bill.priester@53.com

GENERAL ELECTRIC CAPITAL CORPORATION,

as Senior Managing Agent and a Lender

GE Healthcare Financial Services

2 Bethesda Metro Center

Suite 600

Bethesda, MD 20814

Attention: IMS - Account Manager

Facsimile: (301) 664-9855

E-mail: keith.bird@ge.com

With a copy to:

GE Healthcare Financial Services

2 Bethesda Metro Center

Suite 600

Bethesda, MD 20814

Attention: IMS - Internal Counsel

Facsimile: (866) 877-2268

E-mail: christian.barnette@ge.com

MIZUHO CORPORATE BANK, LTD.,

as Senior Managing Agent and a Lender

Mizuho Corporate Bank Limited

1251 Avenue of Americas

New York, NY 10020

Attention: James R. Fayen

Facsimile: (212) 282-9705

E-mail: james.fayen@mizuhocbus.com

SUNTRUST BANK,

as Senior Managing Agent and a Lender

SunTrust Bank

303 Peachtree Street NE, 23rd Floor

Atlanta, GA 30308

Attention: Ben Cumming

Facsimile: (404) 588-7497

E-mail: ben.cumming@suntrust.com

Schedule 6.1

Certain Indebtedness

1.	The following capital lease contracts:

Global Data Center Capital Leases:	$2,450,000
Australia Capital Leases	$350,000

Schedule 6.2

Certain Liens

1.	Liens in respect of the capital lease contracts set forth on Schedule 6.1.

2.	The Liens set forth in the chart below:

Debtor’s Name	Filing Office	Type	Secured Party	Collateral Description	File #	File Date
IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # C94489	6086249 0	3/14/2006

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # C94475, C95171	6088305 8	3/15/2006

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # C90703	6089773 6	3/16/2006

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # C90703	6091500 9	3/17/2006

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # C97653	6105475 8	3/29/2006

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # C93011, C93778	6110761 4	4/3/2006

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D01862	6180042 4	5/26/2006

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D10410, D10535, D10890, D11393, D11396	6204739 7	6/15/2006

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D15183	6235587 3	7/10/2006

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D20395	6263623 1	7/31/2006

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D21435	6292547 7	8/22/2006

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D24366	6298894 7	8/28/2006

Debtor’s Name	Filing Office	Type	Secured Party	Collateral Description	File #	File Date
IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D28232	6322402 9	9/19/2006

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D33983	6365217 9	10/20/2006

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D34566	6393223 3	11/10/2006

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D42262	6424168 3	12/6/2006

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D43600	6432398 6	12/11/2006

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D28059	6437487 2	12/14/2006

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D44469	6458178 1	12/29/2006

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D53454	2007 0582766	2/14/2007

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D55391	2007 0681659	2/22/2007

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D59142	2007 0875905	3/8/2007

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D58809	2007 1088367	3/23/2007

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D60282	2007 1214849	4/2/2007

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D60532	2007 1373116	4/12/2007

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D67311	2007 1406064	4/16/2007

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D62917	2007 1446698	4/18/2007

Debtor’s Name	Filing Office	Type	Secured Party	Collateral Description	File #	File Date
IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D67813	2007 1526424	4/24/2007

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D67807	2007 1634228	5/1/2007

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D71671, D71731, D72064	2007 2017043	5/30/2007

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D73062	2007 2034253	5/31/2007

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D78724	2007 2339447	6/20/2007

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # D87320	2007 3008918	8/8/2007

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # DB90BB	2007 3197349	8/22/2007

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # F18l37	2007 4749742	12/17/2007

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # F19624, F20266	2007 4844477	12/21/2007

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # F18326	2007 4924865	12/31/2007

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # F27366	2008 0365666	1/30/2008

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # F28989	2008 0558419	2/14/2008

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # F34238	2008 0837276	3/10/2008

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # F36042	2008 1113230	3/31/2008

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # F495l7	2008 2011268	6/12/2008

Debtor’s Name	Filing Office	Type	Secured Party	Collateral Description	File #	File Date
IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # F51279, F54141, F54209, F54218, F54239, F54327, F54353, F54797	2008 2232898	6/30/2008

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # F55840	2008 2828786	8/19/2008

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # F58365	2008 2848032	8/20/2008

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # F63515, F63543	2008 3024971	9/8/2008

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # F62141	2008 3261011	9/25/2008

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # F67073	2008 3329750	10/1/2008

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # F70703	2008 3530381	10/20/2008

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # F73789	2008 3836929	11/17/2008

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # F73779	2008 3857222	11/18/2008

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # F82661	2009 0307899	1/29/2009

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # F83621	2009 0326709	1/30/2009

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # F86358	2009 0699832	3/5/2009

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # F85l39	2009 1020855	3/31/2009

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # F92446	2009 1202404	4/15/2009

Debtor’s Name	Filing Office	Type	Secured Party	Collateral Description	File #	File Date
IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # F92658, F94643, F95l54, F95l62	2009 1515524	5/13/2009

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # F98111	2009 2030010	6/24/2009

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # G04734	2009 2460050	7/31/2009

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # G12634	2009 3188098	10/5/2009

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # G12627	2009 3188999	10/5/2009

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # G14696	2009 3194831	10/5/2009

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # G19643	2009 3760292	11/23/2009

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # G20788	2009 4053879	12/18/2009

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # G20788	2009 4053887	12/18/2009

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # G26911	2010 0276307	1/26/2010

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # G28521	2010 0601876	2/23/2010

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Computer Equipment with IBM Credit LLC Supplement (s) # G27697, G28532, G28925, G28933, G29131	2010 0642045	2/25/2010

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	Wells Fargo Bank, N.A.	Equipment - 1 Secap SPSS Shipping System serial number 1997881	2010 0880082	3/15/2010

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #G32583, G32606, G32614, G32633, G32639, G32641, G32958	2010 1035991	3/25/2010

Debtor’s Name	Filing Office	Type	Secured Party	Collateral Description	File #	File Date
IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #G35126	2010 1089865	3/30/2010

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #G32297, G32477	2010 1125537	4/1/2010

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #G39032, G39050	2010 1523533	4/30/2010

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #G44327, G44487	2010 2215253	6/24/2010

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #G32634	2010 2229643	6/25/2010

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #G53391	2010 3069105	9/1/2010

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #G51923, G53391	2010 3069360	9/1/2010

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #G51833, G51946	2010 3100124	9/3/2010

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #G61989	2010 4183533	11/30/2010

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #G70149	2010 4650499	12/31/2010

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) # G78779	2011 1267171	4/6/2011

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) # G80607, G83664	2011 1558694	4/26/2011

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) # G86711	2011 2463696	6/27/2011

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #G 87679	2011 2554676	7/1/2011

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #G94906, G98021, G98253, H00236	2011 3710459	9/27/2011

Debtor’s Name	Filing Office	Type	Secured Party	Collateral Description	File #	File Date
IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #	2011 3725580	9/28/2011

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #G99984	2011 3767848	9/30/2011

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #H00748	2011 3902056	10/11/2011

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #H12566	2012 1238791	3/30/2012

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #H10533	2012 1239211	3/30/2012

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #H10513	2012 1239237	3/30/2012

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #H13385, H15712, H15786, H16557	2012 1694977	5/1/2012

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #H17180	2012 1998337	5/23/2012

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #H18168	2012 2060418	5/29/2012

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #H17712	2012 2078865	5/30/2012

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #H18382	2012 2129759	6/4/2012

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #H19519	2012 2268151	6/12/2012

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #H21741, H21820	2012 2533885	6/29/2012

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #H23886	2012 3107267	8/10/2012

IMS Health Incorporated	Delaware Secretary of State	UCC Debtor	IBM Credit LLC	Equipment under IBM Credit LLC Supplement(s) #H23886	2012 3134980	8/14/2012

Debtor’s Name	Filing Office	Type	Secured Party	Collateral Description	File #	File Date
PharMetrics, Inc.	Delaware Secretary of State	UCC Debtor	De Lage Landen Financial Services, Inc.	Computer equipment in regards to lease # 4655542	63395480	10/2/2006
PharMetrics, Inc.	Delaware Secretary of State	UCC Debtor	Banc of America Leasing & Capital, Inc.	Specific CLARiiON equipment	93747844	11/23/2009

3. Liens existing or deemed to exist in connection with the various legal proceedings in Portugal between IMS Health Lda and ANF, and the seizure order related thereto, which has arisen from an ex parte interlocutory injunction filed by ANF.

Schedule 6.5

Certain Restrictions on Subsidiary Distributions

None.

Schedule 6.6

Certain Investments

1.	The following Investments of Parent Borrower:

Company	Book Value
CMEA Venture Partners VI, L.P.	$7,475,000	[1]
CliniWorks, Inc.	$4,500,000

2.	IMS Software Services Ltd. holds 4.859 shares of common stock of Holdings.

3.	The intercompany loans set forth below:

Lender	Borrower	Principal Amount	Loan Currency

IMS Health Australia Pty. Ltd.	Farmer Crow Pty Ltd.	6,601,239	AUD

IMS Health (Australia) Partnership	IMS Health Australia Holding Pty. Ltd.	96,375,000	AUD

IMS AG	Operaciones Centralizadas Latinoamericana Limitada	200,000	USD

IMS AG	Medical Radar Holding AB	71,295,618	SEK

IMS AG	IPP Informacion Promocional y Publicitaria S.A. de C.V.	1,150,000	USD

IMS AG	IMS Health Global Holdings UK Ltd.	130,000,000	GBP

IMS AG	IMS Health Incorporated	29,200,000	EUR

IMS Health Limited	IMS Health UK Investments Ltd.	15,600,000	GBP

IMS AG (UK Branch)	IMS Holdings (U.K.) Limited	83,400,000	GBP

IMSWorld Publications Ltd.	IMS Health UK Investments Ltd.	17,000,000	GBP

IMS Health Global Holdings UK Ltd.	IMS Health HQ Limited	13,000,000	GBP

IMS Health Global Holdings UK Ltd.	IMS Health UK Investments Ltd.	135,000,000	GBP

IMS (Gibraltar) Holding Limited	IMS AG	234,490,000	USD

IMS ChinaMetrik Limited	IMS AG	18,300,000	USD

IMS ChinaMetrik Limited	IMS Japan K.K.	400,000,000	JPY

IMS ChinaMetrik Limited	Meridian Research Vietnam Ltd.	1,400,000	USD

IMS Health S.P.A.	Aboutpharma S.r.l.	200,000	EUR

IMS Japan K.K.	IMS Health Finance Ltd.	17,662,470,000	JPY

[1]	Amount represents book value as of the Original Closing Date. As of the Original Closing Date, Parent Borrower has contributed $8,900,000 of it total commitment of $10,000,000.

Lender	Borrower	Principal Amount	Loan Currency

Interdata S.R.L. de C.V.	IPP Informacion Promocional y Publicitaria S.A. de C.V.	11,741,110	MXN

IMS Health Finance B.V.	IMS Holdings (U.K.) Limited.	30,064,746	USD

IMS Health Finance B.V.	IMS Health Sweden AB	101,892,000	SEK

IMS Health Finance B.V.	IMS (Gibraltar) Holding Limited	10,600,000	USD

IMS Health Tibbi Istatistik Ticaret ve Musavirlik Ltd Sirketi	IMS Health Finance B.V.	24,000,000	USD

IMS Health Finance, Inc.	IMS Health Incorporated	40,387,049	USD

IMS Health Finance, Inc.	IMS Health Incorporated	130,004,172	USD

IMS Health Finance, Inc.	IMS Health Incorporated	74,572,906	USD

IMS Health Finance, Inc.	IMS Health Incorporated	241,054,189	USD

IMS Health Finance, Inc.	IMS Health Incorporated	775,000	USD

Spartan Leasing Corporation	IMS Health Incorporated	1,210,438,026	USD

IMS Trading Management, Inc.	IMS Health Finance Ltd.	128,600,000	USD

IMS Health Incorporated	IMS Japan K.K.	24,361,000,000	JPY

IMS Health Do Brasil Ltda.	IMS AG	6,500,000	USD

IMS Health Tibbi Istatistik Ticaret ve Musavirlik Ltd Sirketi	IMS Health Incorporated	19,000,000	USD

IMS Health Australia Holding Pty. Ltd.	IMS Health Incorporated	24,782,672	AUD

IMS Health Australia Pty. Ltd.	IMS Health Australia Holding Pty. Ltd.	9,000,000	AUD

IMS Health GmbH	IMS AG	3,500,000	CHF

IMS AG	IMS Health Incorporated	107,000,000	USD

IMS AG	IMS Health Incorporated	16,260,065	USD

IMS Health Global Holdings UK Ltd. (UK)	IMS Health Incorporated	54,500,000	GBP

Mercados Y Analisis, S.A. (Spain)	IMS Health Incorporated	6,200,000	EUR

IMS Production Hubs S.L. (Spain)	IMS Health Incorporated	1,200,000	EUR

IMS Finance BV (Netherlands)	IMS Health Incorporated	8,025,900	USD

IMS Health S.P.R.L. (Belgium)	IMS Health Incorporated	6,500,000	EUR

IMS (N.Z.) Limited (New Zealand)	IMS Health Incorporated	2,000,000	NZD

IMS Health Argentina S.A. (Argentina)	IMS Health Incorporated	900,000	USD

IMS Health del Peru S.A. (Peru)	IMS Health Incorporated	1,100,000	USD

Lender	Borrower	Principal Amount	Loan Currency

IMS Health Tibbi Istatistik Ticaret ve Musavirlik Ltd Sirketi (Turkey)	IMS Health Incorporated	5,000,000	USD

IMS AG	IMS Health Incorporated	45,000,000	USD

IMS Health Australia Pty. Ltd. (Australia)	IMS Health S.p.A.	6,600,000	EUR

IMS Hellas E.P.E. (Greece)	IMS Health Incorporated	7,000,000	EUR

4.	The Investments set forth below:

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percentage Owned

IMS Japan K.K.	IMS Health Incorporated	0006	12,801	100%

IMS ChinaMetrik Limited	IMS Health Incorporated	7	33	99%
		8	66

IMS (Gibraltar) Holding Limited	IMS Health Incorporated	2	6,600	100%
		3	3,400

IMS Health Asia Pte. Ltd.	IMS Health Incorporated	5	60,765	100%
		6	31,302

IMS Health (Australia) Partnership	Enterprise Associates L.L.C.	Uncertificated	N/A	1%
	IMS Services, LLC	Uncertificated	N/A	99%

IMS Health, Canada Limited	IMS Health Incorporated	NS-1	66	100%
		NS-2	34

IMS Health Deutschland GMBH	IMS Health Incorporated	Uncertificated	1	100%

IMS Health Finance Ltd.	IMS Trading Management, Inc.	23	208,429,650, Class A shares	100%
		24	107,372,850, Class A shares
	IMS Trading Management, Inc.	21	245,848,947, Class B shares	100%
		22	126,649,458, Class B shares
	IMS Trading Management, Inc.	25	51,999,999, Class C shares	100%
		26	26,787,879, Class C shares

IMS Health Group Limited	IMS Health Incorporated	2	3,960,066	100%
		3	2,040,034

IMS Health Holdings (Pty.) Ltd. Limited	IMS Health Trading Corporation	69	26,400	100%
		70	13,600

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percentage Owned

IMS Health India Private Limited	IMS Health India Holding Corporation	01	10	100%

	IMS Health India Holding Corporation	02	10

	RX India Corporation	03	1,014,875

	RX India Corporation	04	5,701,519

	RX India Corporation	6	898,481

	RX India Corporation	7	2,385,105

IMS Information Medical Statistics (Israel) Ltd.	IMS Health Incorporated	5	66

	IMS Health Incorporated	6	33	100%

	IMS AG	7	1

IMS Health Licensing Associates, L.L.C.	Coordinated Management Systems, Inc.	Uncertificated	N/A	92.850%

	Coordinated Management Holdings, L.L.C.	Uncertificated	N/A	5.592%

	IMS Health Incorporated	Uncertificated	N/A	1.558%

IMS Health Korea Ltd.	IMS Health Incorporated	000001	1	100%
		000002	1
		000003	1
		000004	1
		000005	1
		000006	1
		000007	1
		000008	1
		000009	1
		000010	1
		000011	10
		000012	10
		000013	10
		000014	10
		000015	10
		000016	10
		000017	10
		000018	10
		000019	10
		000101	100
		000102	100
		000103	100
		000104	100
		000105	100
		000106	100
		000107	100
		000108	100
		001001	1,000
		001002	1,000
		001003	1,000
		001004	1,000
		001005	1,000
		001006	1,000
		001007	1,000
		001008	1,000

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percentage Owned
		001009	1,000
		001010	1,000
		001011	1,000
		001012	1,000
		001013	1,000
		001014	1,000
		010001	10,000
		010002	10,000
		010003	10,000
		010004	10,000

IMS Health Philippines, Inc.	IMS Health Incorporated	026	13,200	99.975%

		027	6,795

IMS Health Puerto Rico Inc.	IMS Health Incorporated	6	66	100%

		7	34

IMS Health Taiwan Ltd.	IMS Health Incorporated	Uncertificated	N/A	100%

IMS Market Research Consulting (Shanghai) Co., Ltd.	IMS ChinaMetrik Incorporated	Uncertificated	N/A	100%

Legal Name	Jurisdiction of Organization	Owner of Equity Interests	Percentage of Outstanding Equity Interests of the Issuer

Global Crown Investment Limited	Hong Kong	IMS ChinaMetrik Limited	100%

United Research China (Shanghai) Ltd.	China	Global Crown Investment Limited	100%

IMS Meridian Limited	Hong Kong	IMS ChinaMetrik Limited	100%

IMS Meridian Research Limited	British Virgin Islands	IMS Meridian Limited	100%

Meridian Research Vietnam Ltd.	Vietnam	IMS Meridian Research Limited	100%

IMS Health Beteiligungs-gesellschaft mbH	Germany	IMS Health Deutschland GmbH	100%

IMS Health GmbH & Co. OHG	Germany	IMS Health Deutschland GmbH	100%

IMS Hellas EPE	Greece	IMS Health GmbH & Co. OHG	100%

IMS Health (Pty.) Ltd.	South Africa	IMS Health Holdings (Pty.) Ltd.	100%

IMS Cyprus LTD	Cyprus	IMS (Gibraltar) Holding Limited	100%

IMS Netherlands Holding B.V.	Netherlands	IMS Cyprus LTD	100%

Legal Name	Jurisdiction of Organization	Owner of Equity Interests	Percentage of Outstanding Equity Interests of the Issuer

IMS Health Limited	Ireland	IMS Netherlands Holding B.V.	100%

IMS Health S.P.A.	Italy	IMS Netherlands Holding B.V.	100%

Aboutpharma S.r.l.	Italy	IMS Health S.P.A.	100%

IMS Health, LDA.	Portugal	IMS Netherlands Holding B.V.	100%

IMS AB	Sweden	IMS Netherlands Holding B.V.	100%

Medical Radar Holding AB	Sweden	IMS AB	100%

IMS Medical Radar AB	Sweden	Medical Radar Holding AB	100%

IMS Health Sweden AB	Sweden	Medical Radar Holding AB	100%

IMS AG	Switzerland	IMS Netherlands Holding B.V.	100%

IMS Health Argentina S.A.	Argentina	IMS AG	100%

Phama S.A.	Argentina	IMS Health Argentina S.A.	100%

IMS Health Marktforschung GmbH	Austria	IMS AG	100%

IMS Health S.P.R.L.	Belgium	IMS AG	100%

IMS Health Consulting bvba	Belgium	IMS Health S.P.R.L.	100%

Source Belgium sprl	Belgium	IMS Health S.P.R.L.	100%

IMS Health Bolivia S.R.L.	Bolivia	IMS AG	100%

IMS Health Do Brasil Ltda.	Brazil	IMS AG	100%

IMS Health Servicos De Informacao LTDA	Brazil	IMS Health Do Brasil Ltda.	100%

IMS Bulgaria E.o.o.D.	Bulgaria	IMS AG	100%

Asesorias IMS Health Chile Limitada	Chile	IMS AG	100%

Capacitaciones IMS Health Chile Limitada	Chile	Asesorias IMS Health Chile Limitada	100%

Operaciones Centralizadas Latinoamericana Limitada	Chile	IMS AG	100%

Intercomunicaciones Y Servicio de Datos Interdata S.A.	Colombia	IMS AG	100%

IMS Adriatic d.o.o. za konzalting	Croatia	IMS AG	100%

IMS Health a.s.	Czech Republic	IMS AG	100%

IMS Republica Dominicana, S.A.	Dominican Republic	IMS AG	100%

IMS Ecuador S.A.	Ecuador	IMS AG	100%

IMS Health Egypt Limited	Egypt	IMS AG	100%

IMS Health Oy	Finland	IMS AG	100%

IMS Health S.A.S.	France	IMS AG	100%

PR International S.A.	France	IMS Health S.A.S.	100%

PR Editions S.A.	France	IMS Health S.A.S.	100%

IMS Software GmbH	Germany	IMS AG	100%

Asserta Centroamerica Medicion de Mercados, S.A.	Guatemala	IMS AG	100%

IMS Health Services Ltd.	Hungary	IMS AG	100%

IMS Health Information and Consulting Services India Private Limited	India	IMS AG	100%

Legal Name	Jurisdiction of Organization	Owner of Equity Interests	Percentage of Outstanding Equity Interests of the Issuer

IMS Health Bangladesh Limited	Bangladesh	ORG IMS Research Private	100%

IMS Health Lanka (Private) Limited	Sri Landa	ORG IMS Research Private	100%

PT IMS Health Indonesia	Indonesia	IMS AG	95%

Pharm-Consult Limited Liability Partnership	Kazakhstan	IMS AG	100%

UAB IMS Health	Lithuania	IMS AG	100%

IMS Health Malaysia Sdn. Bhd.	Malaysia	IMS AG	100%

Interdata S.R.L. de C.V.	Mexico	IMS AG	100%

IPP Informacion Promocional y Publicitaria S.A. de C.V.	Mexico	IMS AG	100%

Informations Medicales & Statistiques S.A.R.L.	Morocco	IMS AG	100%

IMS Health B.V.	Netherlands	IMS AG	100%

IMS Health Finance B.V.	Netherlands	IMS AG	100%

IMS Health Norway A/S	Norway	IMS AG	100%

IMS Health Pakistan (Private) Limited	Pakistan	IMS AG	100%

IMS Health Paraguaya S.R.L.	Paraguay	IMS AG	100%

IMS Health Del Peru S.A.	Peru	IMS AG	100%

IMS Poland Limited Sp.z.o.o.	Poland	IMS AG	100%

IMS Health Consulting Sp.z.o.o.	Poland	IMS AG	100%

IMS Pharmaceutical Services Srl.	Romania	IMS AG	100%

IMS Health LLC	Russia	IMS AG	100%

RMBC Pharma Ltd.	Russia	IMS AG	100%

IMS Information Medical Statistics, spol.s.r.o.	Slovak Republic	IMS AG	100%

IMS Services, pharmaceutical marketing services Ltd.	Slovenia	IMS AG	100%

IMS Production Hubs, S.L.	Spain	IMS AG	100%

Mercados Y Analisis, S.A.	Spain	IMS AG	100%

CORE Holding GmbH	Switzerland	IMS AG	100%

CORE Center for Outcomes Research GmbH	Switzerland	CORE Holding GmbH	100%

IMS Health GmbH	Switzerland	IMS AG	100%

IMS Informatics Holding AG	Switzerland	IMS AG	100%

IMS Informatics AG	Switzerland	IMS Informatics Holding AG	100%

M&H Informatics (BD)	Bangladesh	IMS Informatics Holding AG	100%

Interstatistik AG	Switzerland	IMS AG	100%

Datec Industria e Comercio, Distribuidora Grafica e Mala Direta Ltda	Brazil	Interstatistik AG	100%

IMS Health Tunisia sarl	Tunisia	IMS AG	100%

IMS Health Tibbi Istatistik Ticaret ve Musavirlik Ltd Sirketi	Turkey	IMS AG	100%

IMS Health Uruguay S.A.	Uruguay	IMS AG	100%

PMV De Venezuela, C.A.	Venezuela	IMS AG	100%

Legal Name	Jurisdiction of Organization	Owner of Equity Interests	Percentage of Outstanding Equity Interests of the Issuer

IMS Health Australia Holding Pty. Ltd.	Australia	IMS Health (Australia) Partnership	100%

IMS Health Australia Pty. Ltd.	Australia	IMS Health Australia Holding Pty. Ltd.	100%

M-Tag Pty. Limited	Australia	IMS Health Australia Holding Pty. Ltd.	100%

Battaerd Mansley Pty. Ltd.	Australia	IMS Health Australia Holding Pty. Ltd.	100%

IMS Health (N.Z.) Limited	New Zealand	IMS Health Australia Holding Pty. Ltd.	100%

Farmer Crow Pty Ltd.	Australia	IMS Health Australia Pty. Ltd.	100%

IMS Health HQ Limited	United Kingdom	IMS Health Group Limited	100%

IMS Holdings (U.K.) Limited	United Kingdom	IMS Health HQ Limited	100%

IMS (UK) Pension Plan Trustee Company Limited	United Kingdom	IMS Holdings (U.K.) Limited	100%

IMS Health Global Holdings UK Ltd.	United Kingdom	IMS Holdings (U.K.) Limited	100%

Cambridge Pharma Consultancy, Inc.	Delaware	IMS Health Global Holdings UK Ltd.	100%

Pharmadat Marktforschumgs Gesellschaft m.b.H.	Austria	IMS Health Global Holdings UK Ltd.	100%

IMS Health UK Investments Ltd.	United Kingdom	IMS Health Global Holdings UK Ltd.	100%

IMS Health S.A.	Spain	IMS Health UK Investments Ltd.	100%

IMS Health Limited	United Kingdom	IMS Health UK Investments Ltd.	100%

IMSWorld Publications Ltd.	United Kingdom	IMS Health Limited	100%

Cambridge Pharma Consultancy, Ltd.	United Kingdom	IMS Health UK Investments Ltd.	100%

IMS Health Surveys Limited	United Kingdom	IMS Health UK Investments Ltd.	100%

IMS Hospital Group Limited	United Kingdom	IMS Health Surveys Limited	100%

Schedule 6.11

Certain Affiliate Transactions

None.